UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )
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THE BANK OF NEW YORK MELLON CORPORATION

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NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2023

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2023

BNY MELLON

Commonly Referenced Pages

Director Nominees and Committee Membership	6

Compensation Discussion & Analysis	49

Corporate Governance and Board Information	20

Nominees	12

Director Qualifications	18

Oversight of Environmental, Social and Governance Matters	32

Oversight of Risk	37

Pay Practices	66

2022 Performance Highlights	56

2022 Summary Compensation Table	72

LETTER TO STOCKHOLDERS

Dear Fellow Stockholder:

On behalf of our Board of Directors, we cordially invite you to our 2023 Annual Meeting of Stockholders on Wednesday, April 12, 2023, at 9:00 a.m., Eastern Time at 240 Greenwich Street, New York, New York 10286.

We value this opportunity to share our perspectives on the company’s performance in 2022, and to provide you a forum to ask questions. With our company’s rich history and pivotal role in global markets, we see a great deal of potential to drive long-term value for stockholders. The Board of Directors is highly engaged in regular and candid dialogue with our management team to appropriately challenge strategic priorities and to hold management accountable for disciplined execution.

You will be asked to vote on several items, including the election of directors, our 2022 executive compensation program (the “say-on-pay” vote), the frequency in which the say-on-pay vote is brought to stockholders, the ratification of KPMG LLP to serve as our independent auditor for 2023, the approval of the company’s long-term incentive plan, and one stockholder proposal, if properly presented.

We encourage you to read the proxy statement prior to the meeting. The names and biographies of the director nominees start on page 12. The Compensation Discussion & Analysis starts on page 49, and the Audit Committee report and corresponding disclosures about our continuing relationship with KPMG LLP start on page 87.

Your vote is important to us. We invite you to participate and vote in person or vote through any of the acceptable means described in this proxy statement, as promptly as possible. Instructions on how to vote begin on page 107. You may also listen to the meeting at https://www.bnymellon.com/us/en/investor-relations/index.jsp.

Thank you for your investment in BNY Mellon. We look forward to seeing you on April 12.

Sincerely, ROBIN VINCE President, Chief Executive Officer and Director March 1, 2023	JOSEPH J. ECHEVARRIA Chair of the Board

BNY Mellon ➢	2023 Proxy Statement	1

NOTICE OF ANNUAL MEETING

WEDNESDAY, APRIL 12, 2023 9:00 a.m., Eastern Time 240 Greenwich Street* New York, New York 10286 Record Date: February 16, 2023

AGENDA	BOARD RECOMMENDATION

1. To elect the 11 nominees named in this proxy statement to serve on our Board of Directors until the 2024 Annual Meeting	FOR each director nominee

2. To provide an advisory vote for approval of the 2022 compensation of our named executive officers, as disclosed in this proxy statement	FOR

3. To provide an advisory vote recommending the frequency with which we conduct a say-on-pay vote	FOR conducting the vote EVERY year

4. To ratify the appointment of KPMG LLP as our independent auditor for 2023	FOR

5. To approve the 2023 Long-Term Incentive Plan	FOR

6. To consider a stockholder proposal regarding stockholder ratification of certain executive severance payments, if properly presented	AGAINST

We will also act on any other business that is properly raised at the meeting. March 1, 2023 By Order of the Board of Directors, JAMES J. KILLERLANE III Corporate Secretary

	VIA THE INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number listed on your proxy card

	IN PERSON Attend the Annual Meeting (pre-registration required; see page 107 for more information)	BY MAIL Mail in a completed proxy card
IT IS IMPORTANT THAT YOU CAREFULLY READ YOUR PROXY STATEMENT AND VOTE.

*

We currently intend to hold the annual meeting in-person at our main offices in New York City. We are requiring all stockholders that wish to attend the meeting in person to register in advance. Please read the proxy statement carefully for details regarding how to register for and attend the annual meeting in-person.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on April 12, 2023: Our 2023 Proxy Statement and 2022 Annual Report to stockholders are available at https://www.bnymellon.com/us/en/investor-relations/overview.html. The Bank of New York Mellon Corporation uses the Securities and Exchange Commission rule permitting companies to furnish proxy materials to their stockholders on the Internet. In accordance with this rule, on or about March 1, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be provided to stockholders, which includes instructions on how to access our 2023 Proxy Statement and 2022 Annual Report online, and how to vote online for the 2023 Annual Stockholders Meeting. If you received the Notice and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

2	BNY Mellon ➢	2023 Proxy Statement

INTRODUCTION

2022 Financial Performance Highlights

The following summary highlights information contained in this proxy statement and provides context related to the matters to be voted on at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of The Bank of New York Mellon Corporation (the “company,” “BNY Mellon,” “we,” “our” or “us”). You should read the entire proxy statement carefully before voting.

A detailed discussion of our 2022 performance can be found in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report to stockholders. The following presents certain information regarding our 2022 performance that the Human Resources and Compensation Committee (“HRC Committee”) of our Board of Directors (the “Board”) considered in approaching compensation decisions for 2022, as detailed in the “Compensation Discussion & Analysis” section of this proxy statement, which begins on page 49.

Reported EPS	OEPS*

* For a reconciliation and explanation of this Non-GAAP measure, see Annex A.

Multi-Year Total Stockholder Return (“TSR”)

BNY Mellon ➢	2023 Proxy Statement	3

INTRODUCTION

Recognition and Awards

We are honored to be the recipients of a number of awards and recognitions, including those listed below. For additional investor relations information, see “Helpful Resources” on page 113.

Environmental, Social and Governance (“ESG”)

As one of the most trusted financial institutions, we are committed to operating responsibly and sustainably. We integrate our commitment to environmental sustainability and human rights across our business. We also work to improve the effectiveness of our supply chain and seek suppliers whose corporate values align with ours. Additionally, we engage with stakeholders on public policy initiatives important to our company.

Additional detail regarding the company’s Enterprise Environmental, Social and Governance (“Enterprise ESG”) strategy, including its commitments to culture and purpose, responsible business and global citizenship, and the Board’s oversight role, can be found starting on page 32.

4	BNY Mellon ➢	2023 Proxy Statement

INTRODUCTION

Board Leadership and Composition

The 11 director nominees standing for election at the 2023 Annual Meeting contribute to the Board’s overall depth of experience, diversity, differing perspectives and institutional knowledge. 10 of the director nominees are independent, including the Chair of the Board, Joseph Echevarria. The only nominee who is a member of management is our President and Chief Executive Officer (“CEO”), Robin Vince.

Our Board is committed to fostering and maintaining its diversity. In addition to valuing diversity of viewpoints, professional experience, tenure, education, skills and expertise, the Board also seeks to include directors with diverse backgrounds, including with respect to race, gender, ethnicity and sexual orientation, to capture the benefits inherent in diverse perspectives. As a result of this commitment, our Board has approved a slate of nominees for election at the 2023 Annual Meeting that is 36% female and 36% diverse on the basis of race or ethnicity. In addition, four of the six standing committees of the Board are chaired by a director who is diverse on the basis of race or gender.

Detailed information about each nominee’s qualifications, experience, skills and expertise along with select professional and community contributions can be found starting on page 12.

BNY Mellon ➢	2023 Proxy Statement	5

INTRODUCTION

Director Nominees and Committee Membership

Name and Occupation Linda Z. Cook CEO of Harbour Energy, Plc. Joseph J. Echevarria Independent Chair of the Board of The Bank of New York Mellon Corporation; Retired CEO of Deloitte LLP Thomas P. "Todd" Chief Executive Officer of The Bank of New York Mellon Corporation M. Amy Gilliland Senior Vice President of General Dynamics Corporation and President of General Dynamics Information Technology Jeffrey A. Goldstein Senior Advisor at Canapi Ventures, Advisor Emeritus at Hellman & Friedman LLC, and Former Under Secretary of the Treasury for Domestic Finance K. Guru Gowrappan Executive Vice President of Verizon Communications Inc. and Former CEO of Verizon Media Group. Ralph Izzo Chairman, President and CEO of Public Service Enterprise Group Incorporated Sandie OConnor Retired Chief Regulatory Affairs Officer of JPMorgan Chase & Co Edmund F. "Ted" Kelly Retired Chairman of Liberty Mutual Group Elizabeth E. Robinson Retired Global Treasurer of The Goldman Sachs Group, Inc. Samuel C. Scott III Retired Chairman, President & CEO of Ingredion Incorporated Frederick O. Terrell Senior Advisor at Centerbridge Partners, L.P. Alfred W. "Al" Zollar Executive Advisor at Siris Capital Group, LLC Director Since 2016 2015 2019 2014 2020 2021 2004 2016 2016 2003 2020 2019 Independent Audit Corp. Gov., Nom. & Social Resp. Finance Human Res. & Comp. Risk Technology Other Current Public Company Boards

(1)	Financial expert within the meaning of the Securities and Exchange Commission (“SEC”) rules.

"C" indicates Committee Chair.

6	BNY Mellon ➢	2023 Proxy Statement

INTRODUCTION

Corporate Governance Highlights

The high standards set by our governance structure support the strength and resiliency of our business. Several of our key governance practices are outlined below. For a detailed discussion of our corporate governance framework, please refer to “Corporate Governance and Board Information” beginning on page 20.

Robust Stockholder Rights	Active, Independent Board	Our Culture

• Annual election of directors

• Special meeting rights for stockholders, individually or in a group, holding 20% of our outstanding common stock

• Written consent rights that allow stockholders representing at least the minimum number of votes that would be necessary to take action at a meeting to take the action without formally meeting

• Proxy access allows stockholders, individually or in a group of up to 20, holding 3% of our outstanding stock for at least 3 years, to nominate up to 20% of the Board

• Majority voting in uncontested director elections (each director must be elected by a majority of votes cast)

• A director who does not receive a majority of votes cast is required to tender his or her resignation upon certification of the vote

• No supermajority voting: Stockholder actions require only a majority of votes cast (not a majority of shares present and entitled to vote)

• No “poison pill” (stockholders’ rights plan)

• Independent board comprised solely of independent directors, other than our CEO, who meet in regular executive sessions

• Strong independent board leadership: The roles of Chair and CEO currently are separate; if combined in the future, an independent Lead Director will be appointed by the independent directors

• Our independent Chair may call a special meeting of the independent directors or full Board

• Board succession and refreshment, led by the CGNSR Committee. Seven of the incumbent directors nominated for election at the 2023 Annual Meeting have been added to the Board in the last five years

• High rate of attendance at Board and committee meetings, with average 2022 attendance of among incumbent directors of approximately 99%

• To enhance alignment of director and stockholder interests, a substantial portion of director compensation is paid in equity, all of which is required to be retained until retirement

• Board and committees have access to independent legal, financial and other advisors

• Independent directors have unlimited access to company officers and employees

• Committee reports on each committee’s activities are prepared and provided to the Board at each regular Board meeting to help ensure oversight and accountability

• Board oversight is a critical component of our risk-aware culture. We seek to protect against excessive risk-taking through multiple lines of defense

• Our codes of conduct, which apply to all employees and directors, are rooted in our values (passion for excellence, integrity, strength in diversity, and courage to lead); promote honesty and accountability; and provide a framework for ethical conduct

• Robust anti-hedging and anti-pledging policies prohibit executive officers and directors from engaging in hedging or pledging transactions with respect to company securities

• Innovative and evolving education and talent development is made available at all levels. Our Board supports robust director orientation and continuing education programs for directors

• Committed to a robust corporate governance framework, consistent with best practices, including the Commonsense Principles 2.0 and Business Roundtable’s Statement on the Purpose of a Corporation

• Comprehensive Enterprise ESG strategy that includes active reporting by the company and oversight by the Board and its committees

• The Enterprise ESG Report incorporates our Task Force on Climate-related Financial Disclosures (“TCFD”) framework-aligned disclosure

BNY Mellon ➢	2023 Proxy Statement	7

INTRODUCTION

Compensation Principles and Practices

Our compensation program is designed to compensate our executive officers for performance in a manner that is aligned with our stockholders’ interests and consistent with our high standards for risk management. Our 2022 executive compensation program continued to feature operating earnings per share (“OEPS”) as the key performance assessment metric for determining cash and restricted stock unit (“RSU”) awards, and the earnout for our performance share unit (“PSU”) awards granted in 2021, 2022 and 2023 will be based on average company ROTCE and relative TSR. The following table summarizes the key components of our compensation program for 2022, and a detailed discussion, including with respect to the compensation decisions for our Named Executive Officers (“NEOs”), is provided in the “Compensation Discussion & Analysis” section of this proxy statement, which begins on page 49.

Program Feature	Practice

Balanced approach for incentive compensation

•  PSU target incentive comprises 50% of target total incentive compensation for our CEO (unchanged from previous year) and 40% for our other NEOs (changed from 45% in previous year to better align with market practice)

•  RSU target incentive comprises 25% of target total incentive compensation for our CEO (unchanged from previous year) and 30% for our other NEOs (changed from 25% in previous year to better align with market practice)

•  Earnout on PSUs granted in 2021, 2022 and 2023 will be based on average company ROTCE and relative TSR (weighted 70% and 30%, respectively) over a three-year performance period to focus on revenue growth, expense discipline, credit risk management, prudent capital deployment, and profitability, and to reinforce alignment with stockholder interests; earnout on PSUs granted in 2020 was based on three-year average revenue growth and three-year average operating margin, each as adjusted

Directly link pay to performance

•  Incentive compensation is earned on a combination of company and individual performance

•  Annual cash and RSU incentive awards are based on the corporate component metric, OEPS, which reinforces management’s focus on company-wide performance and organic earnings per share growth, through revenue growth, expense discipline, and prudent capital management

•  The individual modifier impacts the cash, RSU, and PSU incentive awards to permit greater differentiation based on individual performance and, if appropriate, business unit performance

•  Management’s focus on overall growth, efficiency, profitability, and alignment with stockholder interests is reinforced by earnout of PSU awards granted in 2021, 2022 and 2023 and earned based on average company ROTCE and relative TSR over a three-year performance period

Comprehensive risk assessment

•  With the Chief Risk Officer, the HRC Committee annually assesses compensation plans to determine whether they are well-balanced and do not encourage imprudent risk-taking

•  The HRC Committee’s incentive compensation determinations include an individual risk assessment for each Executive Committee member to connect their compensation with appropriate levels of risk-taking

•  NEOs’ equity awards are subject to 100% forfeiture during, and clawback following, the vesting period. NEOs’ cash incentive awards are subject to 100% clawback within three years following the payment date. In each case, any forfeiture or clawback would be based on ongoing risk assessments under our comprehensive recoupment policies

Promote long-term stock ownership

•  Deferred equity (PSUs and RSUs) comprises 75% of target total incentive compensation for our CEO and comprises 70% for our other NEOs

•  PSUs cliff vest after the end of the three-year performance period, and RSUs vest in equal annual installments over three years

•  Robust policies prohibit hedging and pledging of company stock and derivative securities

•  Our CEO must acquire and retain company stock equal to seven times base salary, and other NEOs must acquire and retain company stock equal to four times base salary

8	BNY Mellon ➢	2023 Proxy Statement

INTRODUCTION

2022 Target Direct Compensation Structure

BNY Mellon ➢	2023 Proxy Statement	9

ITEM 1. ELECTION OF DIRECTORS

Item 1. Election of Directors

RESOLUTION	Page 11

NOMINEES	Page 12
Director Qualifications	Page 18
Majority Voting Standard	Page 19

CORPORATE GOVERNANCE AND BOARD INFORMATION	Page 20
Our Corporate Governance Practices	Page 20
Board Leadership Structure	Page 29
Director Independence	Page 29
Business Relationships and Related Party Transactions Policy	Page 31
Oversight of Environmental, Social and Governance Matters	Page 32
Oversight of Risk	Page 37
Board Meetings and Committee Information	Page 38
Compensation Consultants to the HRC Committee	Page 43
Contacting the Board	Page 43

DIRECTOR COMPENSATION	Page 44
Overview	Page 44
2022 Director Compensation Table	Page 46

10	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Resolution

Proposal

We are asking stockholders to elect the 11 nominees named in this proxy statement to serve on our Board until the 2024 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.

Background

• All 11 nominees currently serve on our Board and are standing for re-election. • 10 nominees are independent, and one nominee serves as the company’s President and CEO.

• The Board and its Corporate Governance, Nominating and Social Responsibility Committee (the “CGNSR Committee”) have concluded that each of our nominees should be recommended for re-nomination as a director after considering, among other factors, the nominee’s (1) professional background and experience, (2) senior level management and policy-making positions, (3) other public company board experience, (4) diversity, (5) prior BNY Mellon Board experience, (6) attendance and participation at Board meetings throughout such nominee’s tenure on the Board and (7) additional intangible attributes. Additional information regarding the Board’s director nomination process begins on page 23.

The Board recommends that you vote “FOR” each of the nominees described below.

• The nominees have skills and expertise in a wide range of areas, including financial services, asset management, private equity and M&A, technology and cybersecurity, accounting, financial regulation, government affairs, media and product development, operations, management of complex, global businesses and risk management. Information about each director nominee, including each nominee’s professional experience, skills, expertise and community contributions, is provided starting on page 12.

• The nominees are able to devote the necessary time and effort to BNY Mellon matters.

Voting

Each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election. Abstentions and broker non-votes are not counted as a vote cast either “for” or “against” the director’s election and therefore have no effect on voting outcomes. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast, the director will be required to tender his or her resignation promptly after the certification of the stockholder vote. The CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. More information on our voting standard and the CGNSR Committee’s consideration of tendered resignations is provided on page 19 below.

We are unaware of any reason that a nominee named in this proxy statement would be unable to serve as a director if elected. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as may be nominated in accordance with our by-laws, as described on page 19. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

BNY Mellon ➢	2023 Proxy Statement	11

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Linda Z. Cook

Age: 64

Independent Director since 2016

CEO of Harbour Energy plc

Retired Executive Committee Member and Director of Royal Dutch Shell plc

Committees: Audit, Corporate Governance, Nominating and Social Responsibility, Human Resources and Compensation (Chair)

Other Current Public Company Board Service: Harbour Energy plc (LSE)

Ms. Cook serves as the CEO and a member of the Board of Harbour Energy plc, a global independent oil and gas company, since April 2021. She is also a Senior Advisor to EIG Global Energy Partners, an investment firm focused on the global energy industry. Prior to her service as CEO of Harbour Energy, Ms. Cook was employed with EIG, and most recently served as Partner, Managing Director and a member of EIG’s Executive Committee. Prior to joining EIG in 2014, Ms. Cook spent over 29 years with Royal Dutch Shell at various companies in the U.S., the Netherlands, the United Kingdom and Canada. At her retirement from Royal Dutch Shell, Ms. Cook was a member of the Executive Committee in the Netherlands headquarters and a member of the Board of Directors. Her primary executive responsibility was Shell’s global upstream Natural Gas business in addition to oversight for Shell’s global trading business, Shell Renewable Energy, and Shell’s Downstream R&D and Major Projects organizations. Ms. Cook previously was CEO of Shell Canada Limited, CEO of Shell Gas & Power and Executive VP of Finance, Strategy and HR for Shell’s global Exploration and Production business.

In addition to the public company board service noted above, Ms. Cook chairs the Board of Directors of Maverick Natural Resources LLC, an oil and gas producer. She has previously served as Chairman of the Board of Chrysaor Holdings Limited, as well as on the Boards of Directors of KBR, Inc., The Boeing Company, Marathon Oil Corporation, Cargill Inc., Royal Dutch Shell plc, Royal Dutch Shell Petroleum Co. NV and Shell Canada Limited. Ms. Cook is also a member of the Society of Petroleum Engineers and is a Trustee of the University of Kansas Endowment Association. Ms. Cook earned a Bachelor of Science degree in Petroleum Engineering from the University of Kansas.

Skills and Expertise:

•  International business operations experience at a senior policy-making level of a large, complex company

•  Expertise in financing, operating and investing in companies

•  Extensive service on the boards of several large public companies in regulated industries

Joseph J. Echevarria

Age: 66

Independent Director since 2015; Lead Director from 2016 through September 2019; Chair since September 2019

Retired CEO of Deloitte LLP

Committees: Audit, Corporate Governance, Nominating and Social Responsibility, Finance (Chair)

Other Current Public Company Board Service: Pfizer Inc., Unum Group, Xerox Corporation

Mr. Echevarria served as CEO of Deloitte LLP, a global provider of professional services, from 2011 until his retirement in 2014. Mr. Echevarria previously served in increasingly senior leadership positions during his 36-year career at the firm, including U.S. Managing Partner for Operations, prior to being named CEO.

In addition to the public company board service noted above, Mr. Echevarria currently serves as a Trustee and CEO of the University of Miami. Mr. Echevarria previously served as Chairman of President Obama’s My Brother’s Keeper Alliance and as a Member of the Private Export Council, the principal national advisory committee on international trade. Mr. Echevarria earned his bachelor’s degree in business administration from the University of Miami.

Skills and Expertise:

•  Leadership of a large, global company

•  Financial expert, with expertise in accounting, regulatory and compliance issues

•  Senior level policy-making experience in the field of professional services

12	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Nominees

M. Amy Gilliland

Age: 48

Independent Director since 2021

President, General Dynamics Information Technology, a business unit of General Dynamics Corporation

Committees: Audit, Human Resources and Compensation, Technology

Other Current Public Company Board Service: None

Ms. Gilliland is president of General Dynamics Information Technology (“GDIT”), a business unit of General Dynamics Corporation. GDIT provides technology networks and systems and professional services for U.S. defense, intelligence, federal agency, and state and local government customers. Before being named president in September 2017, Ms. Gilliland served as GDIT’s deputy for operations and was responsible for all aspects of the company’s business operations. Ms. Gilliland joined General Dynamics in 2005 and has served in a variety of leadership roles, including senior vice president of human resources and administration, chief of staff for the chief executive officer and staff vice president of strategic planning, staff vice president of investor relations, and director of strategic planning.

Prior to joining General Dynamics, Ms. Gilliland served in the U.S. Navy as a surface warfare and public affairs officer. Ms. Gilliland serves on the boards of the Northern Virginia Technology Council and the Economic Club of Washington.

Ms. Gilliland earned a bachelor’s degree with distinction from the U.S. Naval Academy, a master’s degree from Cambridge University and a master’s degree in business administration from Georgetown University.

Skills and Expertise:

•  Expertise in Information Technology and cybersecurity

•  Experience in strategic planning and overseeing business combinations

•  Leadership experience in the operations of a global technology company

Jeffrey A. Goldstein

Age: 67

Independent Director since 2014

Senior Advisor and member of the Investment Committee, Canapi Ventures; Advisor Emeritus, Hellman & Friedman LLC

Committees: Finance, Human Resources and Compensation, Risk (Chair)

Other Current Public Company Board Service: Fidelity National Information Services, Inc.

Mr. Goldstein is a Senior Advisor and member of the Investment Committee of Canapi Ventures, a venture capital fund specializing in financial technology companies, and an Advisor Emeritus at Hellman & Friedman LLC, a private equity firm. Mr. Goldstein was a Managing Director at Hellman & Friedman LLC from 2004 to 2009 and from 2011 to 2016 and a Senior Advisor from 2016 to 2019. He was Under Secretary of the Treasury for Domestic Finance and Counselor to the Secretary of the Treasury from 2009 to 2011.

Mr. Goldstein worked at James D. Wolfensohn Inc. and successor firms for 15 years. When Wolfensohn & Co. was purchased by Bankers Trust in 1996, he served as co-chairman of BT Wolfensohn and as a member of Bankers Trust’s management committee. In 1999, Mr. Goldstein became a managing director of the World Bank. He also served as its Chief Financial Officer beginning in 2003. In July of 2009, President Barack Obama nominated Mr. Goldstein to be Under Secretary of the Treasury for Domestic Finance. In July 2011, Secretary of the Treasury Timothy F. Geithner awarded Mr. Goldstein with the Alexander Hamilton award, the Treasury Department’s highest honor for a presidential appointee. Earlier in his career, Mr. Goldstein taught economics at Princeton University and worked at the Brookings Institution. In addition to the public company board service noted above, Mr. Goldstein serves on the board of directors of Capitolis, Inc. and formerly served on the boards of directors of Westfield Corporation from 2016 to 2018 and Edelman Financial Services, LLC from 2015 to 2018. Mr. Goldstein also served on the Advisory Board of Promontory Financial Group, LLC from 2016 to 2021, and the Board of Trustees of Vassar College from 2003 to 2009 and 2011 to 2021. Mr. Goldstein earned a Bachelor of Arts degree from Vassar College and a Master of Arts, Master of Philosophy and a Ph.D. in economics from Yale University.

Skills and Expertise: • Experience in private equity • Expertise in the operations of large financial institutions • Experience in financial regulation and banking

BNY Mellon ➢	2023 Proxy Statement	13

ITEM 1. ELECTION OF DIRECTORS	> Nominees

K. Guru Gowrappan

Age: 42

Independent Director since 2021

Former Chief Executive Officer of Verizon Media Group, the media division of Verizon Communications, Inc.

Committees: Risk, Technology

Other Current Public Company Board Service: None

Mr. Gowrappan served as CEO of Verizon Media Group, the media division of Verizon Communications, Inc., from October 2018 until September 2021, leading brands such as Yahoo! while serving a global audience of ~900 million monthly active users. He joined Verizon in April 2018 as President and Chief Operating Officer of Oath, Inc. From 2015 until joining Verizon in 2018, he held the position of Global Managing Director at the Alibaba Group, a multinational e-commerce company, where he focused on international expansion for key consumer and enterprise products. Mr. Gowrappan was previously Chief Operating Officer at Quixey, a mobile technology company, where he led the Product, Business and Marketing organizations. He was also previously Chief Operating Officer for Growth and Emerging Initiatives at Zynga Inc., where he helped guide the mobile game development company through its initial public offering process.

Mr. Gowrappan currently serves on the boards of Biliti Electric Inc. and water.org, a global nonprofit focused on water and sanitation issues. Mr. Gowrappan earned an M.S. in Computer Science from the University of Southern California and completed the Business Bridge Program with the Tuck School of Business at Dartmouth College. He also holds a bachelor’s degree from the University of Madras in Chennai, India.

Skills and Expertise:

•  Expertise in the integration of digital and mobile technologies in advertising and media, including eCommerce, payments, monetization, social, content and gaming

•  Experience in corporate development and international business expansion

•  Leadership in the strategy and operations of a global technology company

Ralph Izzo

Age: 65

Independent Director since 2020

Retired Chairman, President and Chief Executive Officer of Public Service Enterprise Group Incorporated

Committees: Audit, Corporate Governance, Nominating and Social Responsibility (Chair), Human Resources and Compensation

Other Current Public Company Board Service: Ovintiv Inc.

Mr. Izzo served as Chairman, President and CEO of Public Service Enterprise Group Incorporated (“PSEG”), a publicly traded diversified energy holding company, from April 2007 until September 2022, and as Executive Chair of PSEG from September 2022 until December 2022. He was the company’s president and chief operating officer and a member of the board of directors from October 2006 until his appointment as Chairman, President and CEO. Previously, Mr. Izzo was president and chief operating officer of Public Service Electric and Gas Company (“PSE&G”), an operating subsidiary of PSEG. Since joining PSE&G in 1992, Mr. Izzo held several executive positions within the PSEG family of companies.

In addition to his current public company board service, Mr. Izzo serves on the board of directors of TerraPower, a nuclear innovation company, and served on the board of The Williams Companies, Inc. from 2013 to 2016. Mr. Izzo currently serves as a member of the U.S. Department of Energy’s Fusion Energy Sciences Advisory Committee, on the board of trustees of the Liberty Science Center, and on the boards of directors of The Community FoodBank of New Jersey and the New Jersey Performing Arts Center, for which he also serves on the Executive Committee. He previously served as the chair of the Nuclear Energy Institute and on the board of directors for the Edison Electric Institute, Nuclear Electric Insurance Limited, and the New Jersey Chamber of Commerce. Mr. Izzo is on the advisory board for the University of Pennsylvania’s School of Engineering and Applied Sciences Mechanical Engineering and Applied Mechanics Department, a member of the Board of Trustees of the Peddie School and Princeton University’s Andlinger Center for Energy and the Environment Advisory Council, as well as a member of the Visiting Committee for the Department of Nuclear Engineering at Massachusetts Institute of Technology, the Columbia University School of Engineering Board of Visitors and the CEO Action for Diversity and Inclusion. In addition, he is a former chair of the Rutgers University Board of Governors and the New Jersey Chamber of Commerce. Mr. Izzo received his Bachelor of Science and Master of Science degrees in mechanical engineering and his Doctor of Philosophy degree in mechanical engineering/applied physics from Columbia University. He also received a Master of Business Administration degree, with a concentration in finance, from the Rutgers Graduate School of Management.

Skills and Expertise:

•  Senior leadership of a publicly traded company

•  Experience in strategic planning, finance, risk management and operations of large, highly regulated companies

•  Expertise in science, technology and public policy

14	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Sandie O’Connor

Age: 56

Independent Director since 2021

Retired Chief Regulatory Affairs Officer of JPMorgan Chase & Co.

Committees: Risk, Technology

Other Current Public Company Board Service: Terex Corporation

Ms. O’Connor retired in 2019 as the Chief Regulatory Affairs Officer for JPMorgan Chase, where she set the firm’s comprehensive regulatory strategy and led engagement with G-20 policymakers. Prior to this role, Ms. O’Connor held several senior leadership positions at the firm since joining the company in 1988, including Global Treasurer and head of Prime Services, and was a member of the firm’s Executive Committee. She has also served on several public and private teams to support the integrity and efficiency of capital markets, including as Chair of the Federal Reserve Board’s Alternative Reference Rates Committee, and is a former member of the Treasury Markets Practices Group sponsored by the Federal Reserve Bank of New York.

In addition to the public company board service noted above, Ms. O’Connor serves on the boards of Ripple and BNY Mellon Government Securities Services Corp. She is also the current chair of the board of directors of the YMCA of Greater NY and an advisory board member for PlanetFirst Partners, and serves on the FDIC Systemic Resolution Advisory Committee.

Ms. O’Connor received a Bachelor of Science in Finance and International Business from New York University, Stern School of Business.

Skills and Expertise:

•  Senior leadership of a publicly traded, large global financial institution

•  Expertise in risk management, financial regulation and policy development, and strategic planning

•  Expertise in capital markets, balance sheet management and banking

Elizabeth E. Robinson

Age: 54

Independent Director since 2016

Retired Global Treasurer of The Goldman Sachs Group, Inc.

Committees: Finance, Risk, Technology

Other Current Public Company Board Service: The Travelers Companies, Inc.

Ms. Robinson served as Global Treasurer, Partner and Managing Director of The Goldman Sachs Group, Inc., the global financial services company, from 2005 to 2015. Prior to that, Ms. Robinson served in the Financial Institutions Group within the Investment Banking Division of Goldman Sachs.

In addition to the public company board service noted above, Ms. Robinson serves on the Board of Directors of Russell Reynolds Associates and is the non-executive chair of the board of directors of BNY Mellon Government Securities Services Corp. Ms. Robinson chairs the board of trustees of Williams College and serves on the boards of trustees for St. Luke’s University Health Network, Blair Academy, and Every Mother Counts. She was, until August 2016, a director of Goldman Sachs Bank USA. Ms. Robinson received a Bachelor of Arts degree from Williams College and an MBA from Columbia University.

Skills and Expertise: • Experience in finance and risk management • Experience in financial regulation and banking • Leadership in the operations of a large global financial institution

BNY Mellon ➢	2023 Proxy Statement	15

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Frederick O. Terrell

Age: 68

Independent Director since 2020

Senior Advisor, Centerbridge Partners, L.P. and former Executive Vice Chairman, Investment Banking and Capital Markets, Credit Suisse

Committees: Audit (Chair), Human Resources and Compensation

Other Current Public Company Board Service: Paramount (f/k/a ViacomCBS Inc.)

Mr. Terrell is a Senior Advisor with Centerbridge Partners, L.P., a multi-strategy private investment management firm. Mr. Terrell is a former Executive Vice Chairman of Investment Banking and Capital Markets at Credit Suisse, the global investment bank, where he later served as Senior Advisor, from January 2018 to November 2018. From June 2010 to December 2017, Mr. Terrell served as Vice Chairman of Investment Banking and Capital Markets at Credit Suisse. In this capacity he was responsible for the Bank’s global relationships with some of its largest clients. Mr. Terrell was a member of Credit Suisse’s Investment Banking Committee, its Managing Director Promotion Committee and the Board of Trustees of the Credit Suisse Americas Foundation. He began his career as an Associate with The First Boston Corporation in 1983. From 1997 to 2008, he was Founder and Managing Partner of Provender Capital Group, LLC, which made private equity investments in emerging growth-oriented companies.

In addition to his public company board service noted above, Mr. Terrell is a member of the Investment Committee of the Rockefeller Foundation and serves on the board of trustees of the Kaiser Family Foundation. He is a former member of the Board of Directors of the New York Life Insurance Company, Wellchoice, Inc. (formerly Empire Blue Cross Blue Shield), Carver Bancorp Inc., where he served as Chairman of the Board, and Vroom, Inc.

He currently is a member of the Board of Directors of Mobility Capital Finance Inc., the Partnership Fund for New York City, Planet Word Museum, and a member of the Economic Club of New York and the Council on Foreign Relations. He is a former member of the University Council of Yale University and Board of Advisors for the Yale School of Management and Chairman of the Board of the Coro Foundation, New York Leadership Center. Mr. Terrell earned his BA degree from La Verne College, an MA degree from Occidental College and his MBA from the Yale School of Management. Mr. Terrell is a former Coro Foundation Fellow.

Skills and Expertise:

•  Expertise in banking, finance and corporate strategy

•  Leadership in the business of a large global financial institution

•  Experience in advising on corporate strategy and complex transactions

Robin A. Vince Age: 51 Management Director since 2022 President and Chief Executive Officer of The Bank of New York Mellon Corporation Committees: None Other Current Public Company Board Service: None

Mr. Vince has served as President and CEO of BNY Mellon since September 2022, and was President and CEO-elect from March 2022 until August 2022. Previously, he was Vice Chair of BNY Mellon and CEO of Global Market Infrastructure. In that role, he oversaw BNY Mellon’s Clearance and Collateral Management, Treasury Services, Markets and Execution Services and Pershing businesses.

Prior to joining BNY Mellon in October 2020, Mr. Vince was the Chief Risk Officer of Goldman Sachs and a member of the Management Committee. He joined Goldman Sachs in 1994 and held many leadership roles, including Treasurer, Head of Operations, Head of Global Money Markets, COO of the EMEA region and CEO of Goldman Sachs International Bank, among others. Mr. Vince served on several key subsidiary boards and governance committees. He was named managing director in 2002 and partner in 2006.

Mr. Vince is a member of National Geographic Society’s Hubbard Council and serves on the Board of Advisors of The Hospital for Special Surgery. He holds a B.A. from the University of Nottingham.

Skills and Expertise:

•  Knowledge of the company’s businesses and operations

•  Experience in banking, risk management and financial regulation

•  Experience in the operations of a large financial institution

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ITEM 1. ELECTION OF DIRECTORS	> Nominees

Alfred W. “Al” Zollar

Age: 68

Independent Director since 2019

Executive Advisor at Siris Capital Group, LLC

Committees: Risk, Technology (Chair)

Other Current Public Company Board Service: International Business Machines Corporation, Nasdaq, Inc., Public Service Enterprise Group Incorporated

Mr. Zollar has served as an Executive Advisor at Siris Capital Group, LLC, a private equity firm specializing in value-oriented mid-market tech buyout investments, since March 2021. Mr. Zollar served as an Executive Partner from February 2014 to March 2021. Prior to that, Mr. Zollar held various senior management positions at IBM Corporation during his 34-year career at that company, including most recently as General Manager of IBM Tivoli Software.

In addition to the public company board service noted above, Mr. Zollar currently serves as a board member of Constant Contact, Inc., GCOM, LLC and International Data Group, Inc. Mr. Zollar previously served as a Director of The Chubb Corporation from 2001 until 2016 and of Red Hat, Inc. from 2018 until 2019. Mr. Zollar is also a Harvard Fellow from the 2011 cohort of the Advanced Leadership Initiative at Harvard University, a member of the Executive Leadership Council and a lifetime member of the National Society of Black Engineers. Mr. Zollar serves on the boards of the non-profits EL Education, Eagle Academy Foundation and U.C. San Diego Foundation. Mr. Zollar earned his master’s degree in applied mathematics from the University of California, San Diego.

Skills and Expertise:

•  Experience in private equity and financing, operating and investing in companies

•  Technology and information management expertise

•  Extensive service on the boards of several large public companies

BNY Mellon ➢	2023 Proxy Statement	17

ITEM 1. ELECTION OF DIRECTORS	> Nominees

Director Qualifications

Our Board believes that the nominees meet the criteria outlined above and discussed in more detail in “Director Nomination Process” starting on page 23, and collectively exhibit the diversity and depth and breadth of experience necessary to contribute to an engaged board that is capable of effectively and thoughtfully overseeing the company’s management. Each of the nominees are incumbent directors, and, other than Robin Vince, each nominee was elected as a director at our 2022 Annual Meeting of Stockholders. Mr. Vince joined the Board as a management director effective August 31, 2022, in connection with his transition to the role of President and CEO of the company, at which time Mr. Thomas P. (Todd) Gibbons (who was elected as a management director at our 2022 Annual Meeting) stepped down from the Board. No nominee has a family relationship to any other director or executive officer.

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ITEM 1. ELECTION OF DIRECTORS	> Nominees

Majority Voting Standard

Under our by-laws, in any uncontested election of directors, each director will be elected if more votes are cast “for” the director’s election than are cast “against” the director’s election, with abstentions and broker non-votes not being counted as votes cast either “for” or “against” the director’s election. A plurality standard will apply in any contested election of directors, which is an election in which the number of nominees for director exceeds the number of directors to be elected. Pursuant to our Corporate Governance Guidelines, if any incumbent director fails to receive a majority of the votes cast in any uncontested election, the director will be required to tender his or her resignation to the independent Chair or Lead Director (or such other director designated by the Board if the director failing to receive the majority of votes cast is the independent Chair or Lead Director) promptly after the certification of the stockholder vote.

The CGNSR Committee will promptly consider the tendered resignation and recommend to the Board whether to accept or reject it, or whether other actions should be taken. In considering whether to accept or reject the tendered resignation, the CGNSR Committee will consider whatever factors its members deem relevant, including any stated reasons for the “against” votes, the length of service and qualifications of the director whose resignation has been tendered, the director’s contributions to the company, and the mix of skills and backgrounds of the Board members.

The Board will act on the CGNSR Committee’s recommendation no later than 90 days following the certification of the election in question. In considering the recommendation of the CGNSR Committee, the Board will consider the factors considered by the CGNSR Committee and such additional information and factors as it deems relevant.

Following the Board’s decision, the company will publicly disclose such decision in a Current Report on Form 8-K filed with the SEC. If the Board does not accept the director’s resignation, it may elect to address the underlying stockholder concerns or to take such other actions as it deems appropriate and in the best interests of the company and its stockholders. A director who tenders his or her resignation pursuant to this provision will not vote on the issue of whether his or her tendered resignation will be accepted or rejected. If the Board accepts an incumbent director’s resignation pursuant to this provision, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to our by-laws. If the Board does not accept an incumbent director’s resignation pursuant to this provision, he or she will continue to serve on the Board until the election of his or her successor.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Our Corporate Governance Practices

The high standards set by our governance structure support the strength and resiliency of our business. This structure, which is underpinned by a deeply experienced and independent board, active engagement with key stakeholders and the adoption of board governance best practices, is designed to benefit all our stakeholders, including our stockholders, clients, employees and communities. Several of our key governance practices are outlined below.

INDEPENDENCE

✓  Our Board is composed entirely of independent directors (other than our CEO) who regularly meet in executive sessions, led by our independent Chair at Board meetings and committee Chairs at committee meetings.

✓  Our independent Chair (or if there is not an independent Chair, the Lead Director), selected annually by our independent directors, has broad powers, including:

• acting as a liaison between and among the other independent directors, the CEO and management generally;

• presiding over Board and stockholder meetings;

• the right to call a special meeting of the independent directors or the full Board;

• reviewing and approving Board meeting agendas, materials and schedules;

• leading executive sessions and meetings of independent directors;

• being available to meet with major stockholders and regulators as applicable; and

• consulting with the Chair of the HRC Committee on CEO performance, compensation and succession, and reviewing the emergency CEO succession management plan with the CGNSR Committee annually.

✓  All Board committees are composed entirely of independent directors.

ACTIVE ENGAGEMENT

✓  We had a high rate of director attendance at Board and committee meetings in 2022, averaging approximately 99% among incumbent directors.

✓  We actively engage with our stakeholders through multiple initiatives, reaching out to investors representing over 65% of our outstanding common shares as well as proxy advisory firms and other stakeholders.

✓  Stockholders and other interested parties can directly contact our Board (see “Contacting the Board” on page 43 and “Helpful Resources” on page 113).

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

BOARD GOVERNANCE

✓  Our Corporate Governance Guidelines require that the CGNSR Committee consider enhanced director qualifications in connection with director nominations (i.e., stricter standards than would otherwise apply under relevant securities rules and listing standards), including a nominee’s character and integrity, diversity characteristics and record of accomplishment in senior-level roles.

✓  Our Board, each of our standing committees, and each of our individual directors conduct annual self-evaluations that have resulted in enhancements to Board functioning (see “Evaluation of Board and Committee Effectiveness” on page 25).

✓  Our by-laws permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

✓  Our Restated Certificate of Incorporation, as amended, allows for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting of stockholders.

✓  Our Corporate Governance Guidelines provide that directors will annually select either an independent Chair or a Lead Director based on the best interests of the company. Since September 2019, Joseph J. Echevarria has served as the independent Chair of the Board.

✓  Our Corporate Governance Guidelines provide the CGNSR Committee with the discretion to recommend to the Board, and the Board the discretion to approve, a nominee for re-election who would be 75 years of age or older at the time of election if, after considering the criteria for selecting director nominees, the capacity of such nominee to continue to make meaningful contributions to the Board and the needs of the company, the Board determines that the re-nomination is in the best interests of the company.

✓  Policies related to trading in company securities by executive officers and directors prohibit the hedging and pledging of company securities.

✓  Our comprehensive Enterprise ESG program incorporates active reporting and oversight by the Board and its committees, including with respect to environmental management, sustainability, diversity, equity and inclusion (“DEI”), and governance.

✓  The Board regularly reviews developments and trends in corporate governance and is committed to maintaining a robust governance framework that incorporates best practices, including as articulated in the Commonsense Principles 2.0, a public statement of corporate governance principles intended to provide a framework for sound, long-term-oriented governance, as well as the Business Roundtable’s Statement on the Purpose of a Corporation, to reinforce our commitment to all stakeholders.

✓  Our 2021 ESG Report, which incorporates our TCFD aligned disclosure, represents our 16th standalone report covering ESG topics.

✓  Our Board participates in information sessions during regularly scheduled and special meetings, receiving business, regulatory and other updates from senior management, including risk executives and our General Counsel. In addition, our Board regularly receives reports from the chair of each standing committee to help ensure oversight and transparency regarding each committee’s activities.

ROBUST PROGRAMS

✓  The CGNSR Committee annually reviews the non-management director compensation framework, including the director stock ownership guidelines. A significant portion of director compensation is paid in deferred stock units, which must be held as long as the director serves on the Board.

✓  Our codes of conduct, which apply to our directors and all of our employees, are rooted in our company values (passion for excellence, integrity, strength in diversity, and courage to lead), provide a framework for the highest standards of professional conduct, and foster a culture of honesty and accountability.

✓  We continue to enhance our robust orientation program for new directors, which includes interviews with other directors as well as senior leadership across businesses and functions; review of corporate governance documents, corporate policies and other briefing materials; and training in resources available to directors. In addition, all directors are encouraged to participate in thoughtfully selected continuing education programs for which expenses are reimbursed.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

WHAT WE DON’T DO

×   No staggered board.

×   No “poison pill” (stockholders’ rights plan).

×   No supermajority voting. Action by stockholders requires only a majority of the votes cast (not a majority of the shares present and entitled to vote).

×   No plurality voting in uncontested director elections. Each director must be elected annually by a majority of the votes cast.

Corporate Governance Developments

Our directors, who offer a diverse set of backgrounds, expertise and skills, contribute to the design and development of our corporate governance framework. Our governance practices are also informed by engagement with our stockholders and other stakeholders, as well as through careful consideration and monitoring of governance and industry developments. As a result of this dynamic, the Board has a well-established focus on long-term business strategy and resiliency, leadership succession and corporate culture, and performance. This foundation positioned the Board to oversee and guide the company through a successful leadership transition in an otherwise uncertain and volatile environment during 2022, culminating in Mr. Vince’s assumption of the CEO role effective August 31, 2022. In addition to regular engagement on the CEO succession, the Board agenda throughout the year included consistent financial, operational, strategic and business-related topics, and the Board maintained a regular dialogue with management regarding its direction and action on matters related to DEI, social justice and public policy and advocacy. The Board also engaged with management throughout the year on the company’s environmental and sustainability performance and Enterprise ESG strategy, including periodic updates on the company’s disclosure and reporting initiatives. A discussion of the Board’s oversight of CEO succession can be found starting on page 27. The Board’s engagement on ESG matters, including our DEI initiatives, is covered starting on page 32.

Our Board has also focused on Board refreshment and succession efforts over the past several years, culminating in a balanced slate of nominees, including seven directors who have been added to the Board in the last five years. Each of these new directors adds significant experience and expertise to our Board, complementing and supplementing the experience, diversity and skills of our Board as a whole. Although the CGNSR Committee is principally involved in Board succession and recruitment, our entire Board plays a role in recruiting, interviewing and assessing candidates. Our Board’s succession planning is an ongoing, robust endeavor and will continue to focus on enhancing the diversity of our Board. The Board’s succession planning and director nomination efforts are discussed in detail starting on page 23.

Beyond the Board’s comprehensive meeting schedule and management and director succession planning initiatives, other pillars of the company’s governance framework implemented in recent years include:

•

Our Restated Certificate of Incorporation provides for action by written consent of stockholders representing at least the minimum number of votes that would be necessary to take the action at a meeting. This written consent right complements the existing provisions of our by-laws that permit holders in the aggregate of 20% of our outstanding common stock to call a special stockholder meeting.

•

Our Corporate Governance Guidelines provide for either an independent Chair or a Lead Director based on the best interests of the company, with the independent directors evaluating the Board’s leadership structure on an annual basis.

•

Our policies related to trading in company securities by executive officers and directors specifically prohibit pledging company securities (in addition to the prohibition on hedging company securities).

•

As part of its review of the design of the Board’s evaluation exercise, the CGNSR Committee adjusted the regular process to introduce a third-party facilitator to conduct the individual director interviews to more directly support “peer-to-peer” feedback.

•

In addition to the Board’s regular succession planning efforts, the CGNSR Committee maintains emergency succession management plans for both the CEO and Board Chair roles, which are designed to ensure appropriate steps can be taken to minimize disruption to the company and the Board in the event of a temporary or permanent absence of the CEO or independent Chair.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

•

We have developed capabilities to conduct hybrid Board and committee meetings to help ensure that all directors can appropriately engage, challenge and guide management regardless of the prevailing circumstances.

A central component of the development of our corporate governance framework is the identification and implementation of best practices through engagement with stakeholder groups. As highlighted on page 28, the company engages in a broad and comprehensive stockholder outreach program; in 2022, we reached out to stockholders representing over 65% of the company’s outstanding shares. We have committed to applying the Commonsense Principles 2.0 and have endorsed the Business Roundtable’s Statement on the Purpose of the Corporation. We are also committed to reviewing our governance practices against the TCFD framework, as outlined in the 2021 ESG Report, to help ensure that our Board remains well positioned to oversee the company’s Enterprise ESG strategy and climate-related commitments. While we believe that our corporate governance policies are generally consistent with these important frameworks, we will continue to evaluate and, where necessary, make changes to align with best practices.

Director Nomination Process

Director Candidates

The CGNSR Committee reviews potential director candidates and makes recommendations to the Board regarding individuals qualified to become Board members. The Board then nominates director candidates for election at Annual Meetings (or directly selects an individual or individuals to fill vacancies on the Board in accordance with our bylaws, as applicable). Directors chosen to fill vacancies hold office for a term expiring at the end of the next Annual Meeting.

In recommending a nominee for election as a director (or to fill a Board vacancy), the CGNSR Committee considers each individual’s specific experience, background and education, including skills as described in the table on page 18, as well as the following Board-approved criteria:

•	Professional background and experience. The individual’s skills and knowledge essential to the oversight of the company’s businesses.

•

Senior-level management positions. The individual’s development of a sustained record of substantial accomplishments in senior-level management positions in business, government, education, technology or not-for-profit enterprises.

•	Judgment and challenge. The individual’s ability to evaluate complex business issues, make sound judgments, and constructively challenge management’s recommendations and actions.

•

Diversity. The individual’s contribution to the diversity of the Board (in all aspects of that term), including differences of viewpoints, professional experience, education, skills and other demographics, such as race, gender, ethnicity and sexual orientation, as well as the variety of attributes that contribute to the Board’s collective strength.

•

Intangible attributes. The individual’s character and integrity and interpersonal skills to work with other directors on our Board in ways that are effective, collegial and responsive to the needs of the company.

•	Time. The individual’s willingness and ability to devote the necessary time and effort required for service on our Board.

•	Independence. The individual’s independence and freedom from conflicts of interest that could interfere with his or her duties as a director.

•	Stockholders’ interests. The individual’s strong commitment to the ethical and diligent pursuit of stockholders’ best interests.

Annually, the CGNSR Committee reviews these criteria for director nominations and makes recommendations regarding any changes for the Board’s approval as needed. The CGNSR Committee seeks individuals with leadership experience in a variety of contexts and across a variety of industries. The CGNSR Committee’s candidate search and recruitment efforts are informed by a number of factors, including its regular review of the composition of the Board and committees, its consideration of the directors’ qualifications, skills and experience, and the results of the Board and committee evaluation process. Moreover, a central component of the Board’s consideration of director candidates is its commitment to fostering and maintaining diversity in the boardroom. In addition to valuing diversity of viewpoints, professional experience, tenure, education, skills and expertise, the Board also seeks to include directors with diverse backgrounds—including with respect to race, gender, ethnicity and sexual orientation—to capture the benefits inherent in diverse

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

perspectives. As a result of this commitment, our Board has approved a slate of nominees for election at the 2023 Annual Meeting that is over 36% female and over 36% diverse on the basis of race or ethnicity.

In 2022, the CGNSR Committee, in an effort to complement and support the CEO succession and transition process, focused on evaluating its engagements with third-party search firms and identifying desired professional and industry skills and experience for potential director candidates. Mr. Vince and Mr. Gibbons (during the period in 2022 that each served as CEO and on the Board) were regularly consulted and engaged with the CGNSR Committee in connection with such search efforts.

The CGNSR Committee evaluates all candidates suggested by other directors or third-party search firms (which the company retains from time to time to help identify potential candidates) or recommended by a stockholder for nomination as a director in the same manner. For information on communicating with the Board, see “Contacting the Board” on page 43.

Re-nominations of Incumbent Directors

In considering whether to re-nominate a director for election at our Annual Meeting, the Board and the CGNSR Committee reviewed, among other factors:

•	The criteria for the nomination of directors described above,

•	Attendance and preparedness for Board and committee meetings,

•	A director’s overall contributions to the Board, and

•	The needs of the company.

To facilitate the assessment of an incumbent director’s suitability for re-nomination, the CGNSR Committee may leverage feedback from the annual Board and committee evaluations and its review of the director’s outside board and other affiliations (to assess the presence of actual or perceived conflicts of interest as well as time commitments generally). Our Corporate Governance Guidelines direct the CGNSR Committee to consider, among other factors, the number of other public company boards on which a director serves as part of this review. It is the Board’s policy that a director who serves as an executive officer of a publicly traded company should not serve on the board of more than two publicly traded companies (including his or her own company) in addition to his or her service on the BNY Mellon Board. Directors who do not serve as public company executive officers should not serve on the board of more than three publicly traded companies in addition to BNY Mellon. The CGNSR Committee reviews compliance on an annual basis, and all of the incumbent directors comply with this policy.

In furtherance of the CGNSR Committee’s review of directors’ outside activities, our Corporate Governance Guidelines specifically outline a director’s obligation to inform the Board prior to accepting any position or otherwise changing his or her outside commitments in a significant manner, including by accepting a role on the board of another company. A director is prohibited from accepting such a position or making such a commitment without first obtaining the consent of the CGNSR Committee, in consultation with the Board chair, the CEO, the General Counsel and the Corporate Secretary.

Furthermore, our Corporate Governance Guidelines provide that a director who will be over the age of 75 at the time of the Annual Meeting will not be re-nominated for election to the Board, absent the Board’s approval based on the review and the recommendation of the CGNSR Committee. In accordance with the policy, former directors Edmund F. Kelly and Samuel C. Scott, who were each over the age of 75 at the time of the 2022 Annual Meeting, were not re-nominated and retired from the Board prior to the 2022 Annual Meeting.

Together, the Board views the foregoing criteria and policies as appropriate for balancing the benefits to the company from directors’ experience, the need for fresh perspectives and the significant time commitment that engaged board service entails. On the basis of this review, the Board and the CGNSR Committee have concluded that each of our current Board members should be recommended for re-nomination as a director.

Board Oversight of Company Culture

Our Board is committed to supporting and fostering the company’s strong cultural values. The Board, in conjunction with management, is responsible for ensuring that the company’s culture and its strategy are aligned. The company’s

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

values (Passion for Excellence, Integrity, Strength in Diversity, and Courage to Lead), as well as the key behaviors supporting these values, are foundational to our culture. The Board expects all directors, as well as officers and employees of the company, to conduct themselves in a manner consistent with our codes of conduct, which incorporate these values and behaviors. The Board believes that our culture is fundamental to the conduct of the company’s business and the creation of a high-performance environment, and is necessary for effective risk management, strong investor trust, and successful corporate governance.

Corporate Governance Guidelines and Codes of Conduct

Our Board has adopted Corporate Governance Guidelines covering, among other things, the duties and responsibilities and independence of our directors, the criteria and qualifications for nominating a director for election at the Annual Meeting, the Board’s role in overseeing executive compensation, compensation and expense reimbursements for independent directors, communications between stockholders and directors, the role of our independent Chair or lead director, and Board committee structures and assignments. The CGNSR Committee reviews the Corporate Governance Guidelines at least annually and makes recommendations to the Board regarding any updates.

In furtherance of the Board’s oversight of the company’s values, the company has adopted an Employee Code of Conduct, which applies to all of our employees (including management directors) and provides a framework to maintain the highest standards of professional conduct for the company. The Board has also adopted a Directors’ Code of Conduct to provide guidance to our directors in recognizing and addressing ethical issues, to provide mechanisms to report possible unethical conduct, and to foster a culture of honesty and accountability among directors. At least annually, the CGNSR Committee reviews the directors’ compliance with the Directors’ Code of Conduct (and, in the case of management directors, compliance with the Employee Code of Conduct). Most recently, as part of its continuous review and benchmarking of the company’s governance documents and practices, the CGNSR Committee recommended, and the Board approved, changes to the Directors’ Code of Conduct to expressly address directors’ personal political activities, including as it relates to political contributions.

Our Corporate Governance Guidelines, Employee Code of Conduct and Directors’ Code of Conduct are available on our website (see “Helpful Resources” on page 113). We intend to disclose any amendments to, or waivers from, our Employee Code of Conduct or our Directors’ Code of Conduct (including the amendments to the Directors’ Code of Conduct discussed above) for the benefit of executive officers and directors, respectively, by posting such information on our website.

Evaluation of Board and Committee Effectiveness

Annually, the Board and each of our standing committees conduct a self-evaluation exercise aimed at the continual enhancement of Board and individual director performance. The Board and management then work together to take appropriate action in light of the results of the self-evaluations. In reviewing the design of the evaluation exercise for 2022, the CGNSR Committee determined to engage a third-party facilitator to conduct the individual director interviews and lead the discussion with the Board regarding the results of the annual evaluation exercise. The CGNSR Committee considered the support of a third-party facilitator as a means to keep the evaluation exercise fresh, incorporate more granular focus on individual director (or “peer-to-peer”) feedback, and leverage the experience and insights of an outside expert. The third-party facilitator selected to support the Board’s evaluation exercise is a governance expert with significant experience in leading Board effectiveness reviews across a number of public companies. The following graphic provides additional detail regarding the scope and timing of the Board’s evaluation program.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Design of Assessment Process CGNSR Committee and independent Chair (or Lead Director, as applicable) determine the process, scope and contents of the Board's annual performance evaluation. The process is generally designed to facilitate a multi-year perspective and year-over-year comparability of feedback and assessment results. Evaluation and Director Self-Assessment Each director is provided with one evaluation questionnaire for the full Board and one for each standing committee on which the director serves. Each director also participates in annual, individual interviews. An independent, third-party advisor has been retained to guide the interviews to allow each director an opportunity to elaborate on his or her questionnaire submissions and to provide candid reflection on personal contributions, the performance of other directors and Board and committee effectiveness generally. Directors are also periodically solicited for feedback throughout the year, including with respect to the logistics and administration of virtual and hybrid Board and committee meetings. Topics covered as part of the evaluation process: Director contribution and performance Board structure and size, and Board dynamics Strategic priorities for focusing Board oversight Range of business, professional and other backgrounds necessary for a director to serve the company Content and form of information provided to the Board by management Review and Presentation of Findings The independent, third-party advisor aggregates the questionnaire responses and interview feedback and develops a report for the Board and each Committee. Each standing committee self-evaluation is conducted by the respective committee Chairs in executive session after feedback is gathered. The independent Chair (or Lead Director, as applicable) leads an executive session of the full Board in which Board self-evaluation results are presented and the standing committee self-evaluations are reported. The third-party advisor will attend the Board and committee executive sessions to direct and facilitate this discussion. Follow-Up and Accountability Self-evaluation results are compared to prior year results to track improvements and promote long-term accountability. Board and management take appropriate action as necessary to address additional considerations. Areas in which director feedback has led to further discussion and enhancements: Adjustments to content, timing and style of Board presentation materials. Format, structure and content of the new director orientation process and continuing education program. Allocation of time at Board and committee meetings to enable more time for director discussion. Arrangement of Board meeting schedule to facilitate informal engagement among directors as well as individual and small group touchpoints with members of senior management.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Succession Planning

Our governance framework prioritizes senior leadership succession planning as an important ingredient in facilitating long-term, sustainable business practices. In accordance with our Corporate Governance Guidelines, the Board takes an active role in the oversight of CEO and senior management succession planning. In the ordinary course, the HRC Committee, as well as the full Board, regularly review the succession plan for the CEO. This plan identifies a “readiness” level and ranking for internal candidates and incorporates flexibility for the Board to define an external hire as a succession option. In addition, the CGNSR Committee maintains and annually reviews a CEO emergency succession management plan. The Board’s independent Chair is engaged in these processes and consults with the HRC Committee and the CGNSR Committee on both the CEO succession plan and the CEO emergency succession management plan.

As part of the Board’s regular engagement on this topic, the Board established and executed a comprehensive succession process in connection with Mr. Gibbons’ retirement from the company, culminating in Mr. Vince’s appointment as CEO and a member of the Board, effective August 31, 2022. In advance of the transition, the Board worked closely with Mr. Gibbons and engaged outside advisors to develop a plan, including identifying and evaluating potential internal and external candidates. The Board selected Mr. Vince and elevated him to the role of President and CEO-Elect in March 2022, affording Messrs. Gibbons and Vince several months to work closely together with the support of the company’s Executive Committee to provide a seamless transition of responsibilities. The Board is grateful to Mr. Gibbons for his strong and positive influence and valuable contributions to the Board, the company and the communities in which we operate during his tenure with the company.

In addition to CEO succession, the Board and the HRC Committee also regularly engage in formal succession planning for our Executive Committee members. This succession protocol includes identifying a rank and readiness level for potential internal candidates and strategically planning for external hires when desirable, such as, for positions where capability gaps are identified. The HRC Committee and the Board review the succession plans for all Executive Committee positions.

Consistent with this emphasis on preparedness and succession planning, and in light of the separation of the CEO and Chair positions, the CGNSR Committee has also adopted a Chair emergency succession management plan. The Chair emergency succession management plan, which was prepared in consultation with the independent Chair and the CEO, is designed to ensure that appropriate steps can be taken to minimize disruption to the Board and the company’s governance in the event of a temporary absence or retirement, resignation or removal of the independent Chair.

Director Orientation and Continuing Education

As part of ongoing efforts to support Board and individual director effectiveness and performance, we have developed comprehensive orientation and continuing education programs for directors. The CGNSR Committee oversees these programs. The orientation process for a new director is tailored to specific needs of the director and is designed to facilitate and expand a new director’s understanding of the company’s products and services, the director’s duties as a member of the Board, and the culture of our company and the Board. The orientation modules can be completed in a hybrid format, with a combination of virtual sessions, leveraging the company’s existing technologies, as well as in-person meetings. As a director proceeds through the orientation program, the CGNSR Committee receives updates on progress, feedback and areas in which the new director may seek additional meetings and resources.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

The new director orientation process generally progresses in the following stages:

Document Review Initially, a new director is provided with information through a set of documents covering, among other matters: organizational and leadership structure, business descriptions, Board and committee information, and governance materials and applicable policies. The director is also provided support and training for accessing and navigating the companys electronic board portal. Informational Modules The director then participates in a series of meetings with other directors and members of senior management. Meetings are grouped into modules through which additional information and documentation are provided. Topics covered in the course of each module include business strategy and operations, corporate culture, finance and human resources, among others. Feedback and Gap-Filling As a director progresses through the modules, feedback is solicited from all participants. Any gaps identified are filled with additional information and/or meetings, as needed or desirable.

On an ongoing basis, directors are provided with a catalogue of continuing education programs covering a range of topics, including ESG and bank-specific risk and compliance matters, that are delivered through external providers. In addition, education sessions led by members of senior management are made available to the directors on an in-boardroom basis either as stand-alone sessions or as part of an informal breakfast or dinner topic in connection with regular Board meetings. These sessions generally supplement the topics covered with new directors through the director orientation modules. Topics covered during these sessions included capital planning, ESG developments, updates on economic or market events, ongoing legal proceedings, digital assets and related business initiatives. Materials related to these informational sessions are maintained and catalogued for a director’s future reference (or for, new directors, for use as part of the onboarding package). Directors are encouraged, including in the annual Board and committee evaluation process, to provide feedback regarding topics they would like to cover in continuing education sessions.

We have a policy for the reimbursement of reasonable out-of-pocket expenses incurred by a director in connection with his or her participation in continuing education sessions.

Proactive Stockholder Engagement Program

We conduct extensive governance reviews and investor outreach throughout the year. Through our investor engagement process in 2022 and 2023, we reached out to stockholders holding over 65% of our outstanding common stock and held discussions with those that accepted our invitation. These discussions included representatives from our Investor Relations, Enterprise ESG, Corporate Governance and Human Resources teams and addressed topics such as company strategy and senior leadership succession, executive compensation, corporate governance, DEI and other issues relating to our Enterprise ESG strategy.

Management reports regularly to the independent directors regarding investor discussions and feedback to keep them informed of stockholders’ perspectives on a variety of issues, including governance, strategy and performance, and to enable them to consider and address those matters effectively. Occasionally, directors may participate in meetings with individual directors on certain governance topics. Stockholder feedback has played a significant role in company decisions such as the design and implementation of a stockholder written consent right.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Board Leadership Structure

The Board’s independent directors review the Board’s leadership structure and the selection of the Chair of the Board on an annual basis, or more frequently as necessary, to help ensure the current arrangement best serves the interests of the company at any given time. As part of this review, the independent directors evaluate whether they believe that the position of Chair should be held by the CEO, in which case an independent Lead Director would be selected, or that the Chair and CEO roles should be separated. In light of the Board’s composition, the CEO succession process, the company’s size, the nature of the company’s business, the regulatory framework under which the company operates, the company’s stockholder base, the company’s peer group and other relevant factors, the independent directors of the Board have determined that it was appropriate to maintain a separation between the positions of Chair and CEO. As a result, the Board appointed Joseph J. Echevarria as independent Chair. Mr. Vince, the company’s President and CEO, serves as a non-independent member of the Board.

If the Board determines to appoint the CEO as Chair, then the independent directors will also appoint an independent Lead Director who will carry out the duties specified in our Corporate Governance Guidelines.

Independent Chair Duties and Responsibilities

The duties and responsibilities of our independent Chair are robust and include:

• acting as a liaison between and among the other independent directors, the CEO and management generally;

• presiding over Board and stockholder meetings;

• the right to call a special meeting of the independent directors or the full Board;

• reviewing and approving Board meeting agendas, materials and schedules;

• leading executive sessions and meetings of independent directors;

• being available to meet with major stockholders and regulators as applicable; and

• consulting with the Chair of the HRC Committee on CEO performance, compensation and succession, and reviewing the emergency CEO succession management plan with the CGNSR Committee annually.

Director Independence

Our Board has determined that 10 of our 11 director nominees are independent. Our independent director nominees are Linda Z. Cook; Joseph J. Echevarria; M. Amy Gilliland; Jeffrey A. Goldstein; K. Guru Gowrappan; Ralph Izzo; Sandie O’Connor; Elizabeth E. Robinson; Frederick O. Terrell; and Alfred W. “Al” Zollar. Our President and CEO, Robin Vince, is not independent.

Our Standards of Independence

For a director to be considered independent, our Board must determine that the director does not have any direct or indirect material relationship with us. Our Board has established standards (which are outlined in our Corporate Governance Guidelines) based on specified categories and types of transactions, which conform to, or in some cases are more exacting than, the independence requirements of the New York Stock Exchange (“NYSE”) and the SEC. As part of the oversight of director independence determinations, the CGNSR Committee undertakes an initial review and makes recommendations regarding each director’s independence to the Board based on its application of these standards.

Our Board will also determine that a director is not independent if it finds that the director has material business arrangements with us that would jeopardize that director’s judgment. In making this determination, our Board reviews business arrangements between the company and the director and between the company and any other

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

company for which the director serves as an officer or general partner, or of which the director directly or indirectly owns 10% or more of the equity. Our Board has determined that these arrangements will not be considered material if:

•	they are of a type that we usually and customarily offer to customers or vendors;

•	they are on terms substantially similar to those for comparable transactions with other customers or vendors under similar circumstances; or

•	in the case of personal loans, the loans are subject to and in compliance with Regulation O of the Board of Governors of the Federal Reserve System (“Regulation O”).

Our Board may also consider other factors as it may deem necessary to arrive at sound determinations as to the independence of each director, and such factors may override the conclusion of independence or non-independence that would be reached by reference to the factors listed above.

In determining that each of the directors who served on our Board in 2022, other than Mr. Gibbons (who served on the Board through August 31, 2022) and Mr. Vince, is independent, our Board reviewed the standards described above, the corporate governance rules of the NYSE and the SEC, and the individual circumstances of each director.

The following categories or types of transactions, relationships and arrangements were considered by the Board in determining that a director is independent. None of these transactions, relationships or arrangements rose to the level that would require disclosure under our related party transactions policy, which is described in more detail on page 31. In addition, in each case, the amounts involved were below the thresholds of the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines, including that none of the transactions described below were in an amount that exceeded the greater of $1 million or 2% of such other entity’s consolidated gross revenues for its last reported fiscal year:

•

Purchases of goods or services in the ordinary course of business. The company and its subsidiaries purchased goods and services during the last three years from an entity for which Mr. Zollar served as an executive or was otherwise employed. All of these purchases were made in the ordinary course of business. For each of the last three years, these purchases, in the aggregate, fell substantially below the 2% threshold of the seller’s annual revenue or of our annual revenue for 2022.

•

Sales of goods or services in the ordinary course of business. The company and its subsidiaries provided various financial services during the last three years—including asset servicing, global markets services, clearing services, issuer services, treasury services, or credit services—to certain entities for which each of Ms. Cook, Ms. Gilliland, Mr. Goldstein, Mr. Izzo, or Mr. Terrell served as an executive officer or was otherwise employed for a period in 2022. All of the services were provided in the ordinary course of our business and at prevailing customer rates and terms. For each of the last three years, the amount of fees paid to us by each purchaser in each case fell substantially below the 2% threshold of the purchaser’s annual revenue for its last reported fiscal year and of our annual revenue for 2022.

•	Customer relationships. Neither we nor our subsidiaries provided any ordinary course services, such as asset management services or banking services, to any independent director in 2022.

•

Charitable contributions. We made (directly, through our subsidiaries or by foundations sponsored by us) charitable contributions to not-for-profit, charitable or tax-exempt organizations for which Mr. Izzo or Mr. Terrell served as a director, executive officer or trustee (or for which a family member served as an executive officer) during 2022. In 2022, charitable contributions to these organizations did not exceed the thresholds set out in the corporate governance rules of the NYSE and the SEC and our Corporate Governance Guidelines.

•

Beneficial ownership or voting power. In the ordinary course of our investment management business, we beneficially own or have the power to vote (directly or through our subsidiaries or through funds advised by our subsidiaries) shares of certain entities for which each of Ms. Cook, Ms. Gilliland, Mr. Izzo and Mr. Zollar, respectively, served as an executive or was otherwise employed during a period in 2022. As of December 31, 2022, we, our subsidiaries or funds advised by our subsidiaries, in the aggregate, owned or had the power to vote no more than approximately 1% of the outstanding shares of any such entity.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Our Board, on the basis of the analysis and recommendations conducted by the CGNSR Committee, determined that none of the transactions, relationships or arrangements described above constituted a material relationship between the respective director and our company or its subsidiaries for the purpose of the corporate governance rules of the NYSE and SEC and our Corporate Governance Guidelines. As such, our Board determined that these transactions, relationships and arrangements did not affect the independence of such director and did not impair his or her ability to act in the best interests of the company and our stockholders.

Business Relationships and Related Party Transactions Policy

The Board has adopted a policy on related party transactions (our “related party transactions policy”), which was reviewed by the CGNSR Committee. Our related party transactions policy was most recently reviewed and amended by the Board in 2021. The policy provides that the CGNSR Committee, or another Board committee consisting solely of independent directors, must approve any transaction(s) in which (i) the company or any of its subsidiaries was, is or will be a participant, (ii) the amount involved exceeds $120,000 or the company’s Legal Department otherwise considers it appropriate to bring the transaction to the designated committee for review and (iii) any “related person” had, has or will have a direct or indirect material interest. A “related person” includes directors, nominees for director, executive officers, members of such persons’ immediate families, and greater than 5% beneficial owners (including BlackRock, Inc., Dodge & Cox, and The Vanguard Group, each of which is a beneficial owner of more than 5% of our outstanding common stock based on a review of such holder’s Schedule 13G filings). Consistent with SEC rules, our related party transactions policy provides that certain transactions, including employment relationships and ordinary course non-preferential transactions, entered into with a related person are not considered to be related party transactions and are not required to be disclosed or approved by the CGNSR Committee. In 2022, there were no related party transactions that required CGNSR Committee approval or disclosure in this proxy statement.

Our related party transactions policy provides that the CGNSR Committee may recommend to our Board from time to time the adoption of resolutions pre-approving certain types or categories of transactions that the CGNSR Committee determines in good faith are in, or are not inconsistent with, our best interests and the best interests of our stockholders. While no related party transactions in 2022 required CGNSR Committee approval or proxy statement disclosure, the Board has adopted a resolution on recommendation from the CGNSR Committee pre-approving transactions that involve the sale or other provision of products and services (not subject to Regulation O or other specific regulatory requirements) by our company or its subsidiaries to directors and members of their immediate families, director-related companies, executive officers and members of their immediate families and beneficial owners of more than 5% of our common stock in the ordinary course and on terms generally offered in transactions with non-related persons. Transactions subject to Regulation O or other specific regulatory requirements are approved as required pursuant to such regulations.

In the ordinary course of business, we periodically have, and expect to continue to have, banking and other transactions, including asset management services, banking services, broker services and credit services, with related persons. Any loans to related persons, and any transactions involving financial products and services provided by the company to such persons and entities, are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral (where applicable), as those prevailing at the time for comparable transactions with persons and entities not related to the company, and do not involve more than the normal risk of collectability or present other unfavorable features.

Under the related party transactions policy, in making its determination to approve a related party transaction, the CGNSR Committee may take into consideration all relevant facts and circumstances available to it, including but not limited to:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the transaction, including the amount involved;

•	the benefits to us of the transaction;

•	the availability from other sources of comparable products or services; and

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

•	an assessment of whether the transaction is on terms that are comparable to the terms available to or from an unrelated third party or to employees generally.

The CGNSR Committee also may consider the impact on a director’s independence in the event the related person is a director or an immediate family member of a director.

Under the related party transactions policy, no member of the CGNSR Committee may participate in the review, consideration, approval or ratification of any related party transaction with respect to which such member or any of his or her immediate family members is the related person. The CGNSR Committee may approve only those related party transactions that are in, or are not inconsistent with, our best interests and the best interests of our stockholders, as the CGNSR Committee determines in good faith.

If a related party transaction is identified after it is already ongoing or completed, the policy requires that such transaction must be submitted to the CGNSR Committee promptly for ratification, applying the standards described above. In this circumstance, the CGNSR Committee will evaluate all options available, including ratification, amendment, termination or rescission of the transaction.

Our related party transactions policy does not limit or affect the application of our other policies applicable to our directors, executive officers and other related persons, including our Employee Code of Conduct and Directors’ Code of Conduct.

Oversight of Environmental, Social and Governance Matters

The Board’s oversight of ESG matters, and the integration of ESG into our business, operations and strategy more generally, is an integral part of our overall governance efforts. Our governance mechanisms, as applied to the Future First ESG framework, balance the interests of our varied stakeholders and help to inform our policies, practices, reporting and disclosure.

Our Future First ESG framework, introduced in 2021, guides our own enterprise practices and conduct, underpins ESG and Responsible Investment Client Solutions, and establishes a platform from which we approach ESG. The framework represents a twofold approach: Enterprise ESG applies an ESG lens across our company, while ESG and Responsible Investment Client Solutions convenes internal subject matter experts to foster the creation and delivery of products and services that can help our clients progress and meet their own ESG-related objectives.

Enterprise ESG

Enterprise ESG supports our culture, informs our responsible business practices and inspires our global citizenship.

The company’s Enterprise ESG function is composed of four main focus areas: strategy setting, reporting, disclosures, and stakeholder engagement. Each of these focus areas relies on strong cross-functional collaboration across the enterprise and integration of ESG factors across lines of business and functions.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

As highlighted below under “Enterprise ESG Governance” on page 33, our Executive Committee, the Board and its relevant committees are involved in the oversight of ESG matters across our enterprise and in reviewing progress against our commitments. Our directors bring a diverse set of skills, experience and expertise on a variety of ESG matters and on ESG governance generally, and provide guidance and challenge to management with respect to our ESG strategy and business practices.

Our annual Enterprise ESG Report, informed by the GRI (Global Reporting Initiative) Standards and the TCFD framework, outlines the company’s progress on our five-year goals, key performance indicators, and targets, and highlights initiatives from the previous year.

Our Enterprise ESG Report, which we have issued for 16 consecutive years, discusses the impact of our business, strategy and operations and enterprise-wide practices across three areas:

Culture and Purpose

Our purpose is guided by our core values of passion for excellence, integrity, strength in diversity and courage to lead. Together, our purpose and values drive our culture, which is built on our commitment to DEI, leadership and development, employee engagement and wellbeing, and corporate giving and community investment.

Responsible Business

We believe responsible business is simply good business. As a major global financial institution, we have a significant role in contributing to market integrity. Of utmost importance to us are (i) the trust of our clients, (ii) transparency and technological resiliency of our business, and (iii) providing ESG and Responsible Investment solutions to the global investing community.

Global Citizenship

We are committed to operating responsibly and sustainably, and are examining the impact of climate change on our business and the impact of our business on the planet. Consideration of human rights and environmental sustainability is integrated into our business, strategic and operational activities and initiatives. As an important component of our approach to doing business, our efforts extend to our supply chain as we seek suppliers whose corporate values and sustainable business practices align with ours. Additionally, as part of our regular outreach, we engage stakeholders on public policy initiatives important to our company and the financial industry.

Enterprise ESG Governance

The work of considering and integrating ESG issues across all levels of our enterprise extends from the highest level of leadership to employees across the globe. The company’s Enterprise ESG governance structure includes the various groups that support our approach to ESG.

Throughout 2022, the Board held sessions with members of senior management and outside experts to discuss the Enterprise ESG strategy, particularly as it relates to climate change strategy, in the context of broader legislative, regulatory and market developments. The CGNSR Committee monitors a broad range of activities related to ESG, including climate change and environmental sustainability matters. Senior management meets with the CGNSR Committee periodically, as well as the Board when appropriate, to present updates regarding environmental sustainability management, with a focus on environmental and climate-related goal setting, progress, and strategy regarding our operational footprint, and may also provide other important information such as stakeholder input and peer comparison. These sessions provide the CGNSR Committee and the Board with the opportunity to discuss with management progress on our goals, forward-looking goal setting, our overall ESG and environmental sustainability strategies and public reporting initiatives with respect to such matters.

As part of its oversight responsibility, the CGNSR Committee engages with management on our public reporting initiatives with respect to these ESG matters. In the summer of 2023, we plan to publish our 16th annual report covering our ESG framework and our performance on a range of ESG topics. Previous reports can be found on our website. See “Helpful Resources” on page 113.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

The Executive Committee is responsible for ESG progress and success, monitors progress on goals, anticipates market trends and future client needs, keeps the Board and the CGNSR Committee informed and engaged on pertinent ESG-related matters, and drives business innovation. The Business Management and Client Council (BMCC) is a formal subset of Executive Committee members with explicit remit to review ESG-related items, and the ESG Advisory Council is composed of senior employees and serves as a direct line of communication to the BMCC.

The Enterprise ESG team leads strategy development and governance processes, provides subject matter expertise, collaborates with company functions and departments to assist in the development of ESG integration initiatives, manages public reporting and disclosures related to ESG activities, supports internal teams communicating our ESG story, facilitates external stakeholder input, coordinates with the Executive Committee and senior leadership to assist in their reporting to the Board and the CGNSR Committee, and collaborates with experts and facilitates thought leadership.

ESG and Responsible Investment Client Solutions

By embedding ESG principles across the investment value chain, we empower clients with multifaceted solutions in three areas to support ESG integration:

Responsible Investment. BNY Mellon offers a range of responsible investment options and advice for professional and personal investors to help them achieve their investment goals.

Data and Analytics. Our breakthrough tools and analytics capabilities power investment processes and portfolio reviews for asset owners and asset managers—with compliance-monitoring capabilities and an app designed to provide a clear path to responsible investing.

Financing and Payments. We offer an end-to-end suite of ESG financing and payments solutions through our global market infrastructure, issuer and treasury services.

Spotlight on Climate

In 2019, we signed on to support the TCFD recommendations, and in early 2021 we published our first stand-alone climate-related report, Considering Climate at BNY Mellon. The following year, reflecting our integrated approach to the TCFD recommendations, we began to incorporate our TCFD reporting into our Enterprise ESG Report. Across our business, we maintain numerous affiliations with industry and thought leadership initiatives to support corporate considerations of climate change and climate risk. We utilize the TCFD recommendations to inform our climate-related disclosure to provide investors, lenders, insurers and other stakeholders the necessary information on our approach to considering climate-related risks and opportunities. In addition, we have developed an enterprise-wide climate change strategy that integrates climate consideration as a business strategy and culture builder, incorporates climate-related risk across all enterprise risk management categories, and prioritizes external climate leadership through thought leadership, digital enablement, and stakeholder engagement.

As part of our Enterprise ESG sustainability goals, we have set GHG reduction targets in line with the Science Based Targets Initiative (SBTI) methodology, with a key performance indicator to reduce GHG emissions for Scope 1 and 2 by 20% by 2025 from a 2018 base year. To help reduce GHG emissions, we have taken and continue to take specific actions, including overhauling cooling systems at our data centers, developing solar photovoltaic installations at key sites, and earning green certifications (such as LEED) in new buildings. We have achieved meaningful progress towards our targets: by the end of 2021, we achieved a 36% cumulative reduction since 2018 in GHG emissions for Scopes 1 and 2.

In addition to GHG emission reductions targets, we have evaluated, developed and implemented other initiatives to mitigate against climate change. We have set targets in the categories of waste, paper and water, all of which are designed to address our impact on and management of natural resources. We currently operate as a carbon neutral company (and have done so for seven consecutive years), managing and reporting on Scope 1, 2 and 3 (for business travel) carbon emissions. We have also achieved paper neutrality globally, following four years of paper neutrality in the U.S. and India. In 2021, we conducted a comprehensive climate risk analysis of our operational real estate portfolio, and in that year we sourced 99% of electricity used to power all global locations, including data centers, from renewable sources.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

In recognition of our accomplishments and focus on climate-related initiatives and commitments, in 2022 we achieved an A- grade on CDP Climate Change, and were previously recognized as a member of CDP’s Climate Change “A” List for the nine consecutive years ending in 2021. The CDP’s rigorous, independent evaluation of our environmental footprint and general climate performance is a testament to our efforts to prioritize climate-related initiatives across the enterprise. In addition, in 2022, BNY Mellon was named to the Dow Jones Sustainability North America Index for the ninth consecutive year.

Climate-related highlights from 2022 will be included in the company’s 2022 Enterprise ESG Report, which we expect to be published in the summer of 2023.

Spotlight on Diversity, Equity and Inclusion

DEI is an integral part of who we are as a company, what our people experience as members of our global team, and how we serve all of our stakeholders. Our four-pillar DEI strategy is embedded in our business strategy, operating model, talent experience and client value proposition. We strive to create an environment of diverse backgrounds, experience and expertise in order to produce better ideas and business outcomes. We deliver programs, adjust our practices and create policies that embed DEI in our operating and governance models and throughout the talent life cycle, including recruiting, development and promotion.

Our governance framework supports this mission by balancing appropriate levels of accountability with the Board and among senior management with adequate representation and input from our employees across the globe.

Entity	Primary Responsibilities for DEI Efforts

HRC Committee of the Board	• Consists of independent directors. • Oversees our programs for DEI.

Executive Committee

• Sets goals to improve workforce diversity, with particular emphasis on diversifying our senior management ranks. Executive Committee member bonuses and incentives are informed by performance against goals that include specific DEI goals. Executive ownership and accountability of DEI outcomes sustains the company’s focus on gender equality and improving ethnic and racial representation in our U.S. workforce.

Global DEI Team

•  Global DEI Team: Our Office of Global DEI has appointed a global head and regional leads in the Americas. These dedicated experts partner with our business leaders and employees, and engage stakeholders—including clients, investors and regulators—to drive our DEI strategy and accelerate DEI progress within financial services and across industries.

Employee/Business Resource Groups (E/BRGs)

• Our E/BRG members drive our DEI strategy across business lines and regions, engaging employees globally as DEI champions and brand ambassadors. These groups provide our employees with opportunities to share, collaborate and support one another through shared interests, common attributes and cultural heritage. They offer mentoring and reverse mentoring programs; professional development workshops; leadership skill-building and cross-border teaming; volunteering and pro bono opportunities; and other activities that can raise an employee’s visibility, enhance professional capability and capacity, and build trusted working relationships with global colleagues, clients and partners.

Our Global Head of DEI engages with the Executive Committee as well as the Board on DEI goals, progress, and challenges. Executive Committee members’ variable compensation is informed by performance against these goals. The HRC Committee regularly engages with management on DEI matters. In 2022, the HRC Committee discussed with management our overall DEI strategy and initiatives, including updates on trends relating to employee diversity, continuous monitoring of our culture of inclusion, and goals and initiatives for advancing diverse representation, particularly in more senior roles across the organization.

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ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Building on efforts in previous years, in 2022 our senior leadership has strengthened our company’s commitment to DEI, and to addressing social inequities and systemic racial disparities. Our 2022 DEI achievements included:

•

Workforce Diversity. Increased representation of women among senior leaders globally and increased ethnic/racial representation in our U.S. workforce among new hires, early career talent and mid-level, senior and executive leaders compared to 2021.

•	Disability Inclusion. Achieved 100% on the Disability Equality Index and named a Best Place to Work for Disability Inclusion.

•

Inclusive Workplace. Recognized by Fortune as one of The World’s Most Admired Companies 2022, achieved 100% on the Human Rights Campaign Foundation’s Corporate Equality Index, named a Best Place to Work for LGBTQ+ Equality and included in the Bloomberg Gender Equality Index.

•

Commitment to Addressing Inequity. Our Legal Department spearheads a robust Pro Bono program with a special focus on racial injustice and social inequity, and partners with E/BRGs to expand appropriate volunteer opportunities to the broader employee community.

Spotlight on Employee Wellbeing

In 2022, Wellbeing achieved several milestones which signify our ongoing mission to support employees in their life moments.

•

As part of our culture of belonging and creating an inclusive workplace, we are fostering a psychologically safe environment by delivering mandatory manager mental health training and expanding the Mental Health First Aid Champions program across regions.

•	We are promoting an environment of personal wellbeing by engaging on average 70% of users each month in our personal resilience platform.

•

We continue to develop and revise benefit offerings for “meet you in your life moments” by announcing global 16 weeks of fully paid New Parent Leave (and longer if local law or policy is more generous) to help new parents, regardless of gender and circumstances, including adoption, foster and surrogacy, navigate returning to work and balance the demands of family and career, as well as 10 days of Bereavement Leave.

•

We are creating a culture of appreciation with our employee recognition program, with nearly 92,000 awards for service, performance and wellbeing given to employees for demonstrating our company’s values and behaviors.

For additional information on the oversight responsibilities of the standing committees of the Board, including the CGNSR Committee and the HRC Committee, see “Committees and Committee Charters” on page 39. For information on our ESG-related policies and related resources, see “Helpful Resources” on page 113.

36	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Oversight of Risk

Effective risk management is core to the company’s strategy, business and operations. We maintain a comprehensive risk management framework that is designed to make intelligent risk-based decisions to support our responsible growth by appropriately identifying, measuring and mitigating material risks. Risks are managed through multiple lines of defense, as described in the table below. Our primary risk exposures as well as our risk management framework and methodologies are discussed in further detail on pages 49 through 55 in our 2022 Annual Report. In addition, refer to “How We Address Risk and Control” on page 71 below for a discussion of risk assessment as it relates the role of the HRC Committee in relation to our compensation program. Additional details regarding the standing committees of the Board, including the Risk Committee and the Audit Committee, can be found in “Committees and Committee Charters” on page 39 below.

Entity	Primary Responsibilities for Risk Management

Risk Committee of the Board, comprised entirely of independent directors

• Review and approval of significant enterprise-wide risk management policies and associated risk management frameworks of the company.

• Review and approval of the company’s risk appetite statement on an annual basis, and approval of any material amendment to the statement.

• Review of significant risk exposures and the steps management has taken to identify, measure, monitor, control and report such exposures, including risks such as credit, market, liquidity, operational (including fiduciary and technology risks), strategic and model risks and risks associated with incentive compensation plans.

• Evaluation of risk exposure and tolerance.

• Review and evaluation of the company’s practices with respect to risk assessment and risk management.

• Review, with respect to risk management and compliance, of (1) issues identified by the company’s Risk and Compliance department and the Internal Audit department (“Internal Audit”), and management’s responses and follow-ups, (2) significant examination reports and associated matters identified by regulatory authorities and management’s responses.

• Review the Risk and Compliance department’s scope of work and its planned activities.

Audit Committee of the Board, comprised entirely of independent directors

• Review and discussion of policies with respect to risk assessment and risk management.

• Oversight responsibility with respect to the integrity of our company’s financial reporting and systems of internal controls regarding finance and accounting, as well as our financial statements.

• Coordinate with the Risk Committee so that each Committee has received and, when appropriate, discussed the information necessary to fulfill each Committee’s respective responsibilities and duties with respect to areas of common interest (including, among other matters, the company’s methods for identifying and managing risks).

• Review of periodic reports regarding corporate-wide compliance with laws and regulations.

• Review of any items escalated by the Risk Committee that have significant financial statement impact or require significant financial statement/regulatory disclosures.

• Review processes for managing and assessing risk through the Risk Committee and management-level risk committees.

BNY Mellon ➢	2023 Proxy Statement	37

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Entity	Primary Responsibilities for Risk Management

Management

• Chief Risk Officer: Implement an effective risk management framework and daily oversight of risk.

• Internal Audit: Provide reliable and timely information to our Board and management regarding our company’s effectiveness in identifying and appropriately controlling risks.

• Senior Risk and Control Committee: Review significant risk events, emerging risks and drivers of risk. Serve as the most senior management-level risk governance body at the company, and review on an ongoing basis the top risks. Provide oversight for all risk management, compliance and ethics activities and processes, including the risk framework.

Our Chief Risk Officer reports to the Risk Committee, which is responsible for approving the Chief Risk Officer’s appointment and annually reviewing his or her performance. The Risk Committee also reviews the Senior Risk and Control Committee’s activities, and any significant changes in its key responsibilities must be reported to the Risk Committee. Our company has also formed several risk management sub-committees to identify, assess and manage risks. Each risk management sub-committee reports its activities to the Senior Risk and Control Committee and any significant changes in the key responsibilities of any sub-committee, or a change in the Chair of any sub-committee, must be approved by our Chief Risk Officer and subsequently reported to the Senior Risk and Control Committee.

Our company also has a comprehensive internal risk framework, which facilitates risk oversight by our Risk Committee. Our risk management framework is designed to:

•	provide that risks are identified, monitored, reported, and priced properly;

•	define and measure the type and amount of risk the company is willing to take;

•	communicate the type and amount of risk taken to the appropriate level;

•	maintain a risk management organization that is independent of risk-taking activities; and

•	promote a strong risk management culture that encourages a focus on risk-adjusted performance.

Board Meetings and Committee Information

Board Meetings

Our Corporate Governance Guidelines provide that our directors are expected to attend our Annual Meeting of Stockholders and all regular and special meetings of our Board and committees on which they sit. All of our directors, except for Linda Z. Cook, attended our 2022 Annual Meeting of Stockholders in-person. Due to extenuating circumstances, Ms. Cook attended the meeting via remote communication.

In the context of a challenging and volatile environment, our Board led and oversaw the execution of a thorough CEO succession plan. Throughout the year, senior leadership maintained regular dialogue regarding a variety of topics, including organization strategy and business performance. In addition to the regular meeting schedule, the Board convened several special meetings to discuss, among other matters, senior leadership succession planning and capital planning matters. Our Board held 16 meetings in 2022.

Each incumbent director attended at least 75% of the aggregate number of meetings of our Board and of the committees on which he or she served, and the average attendance rate for incumbent directors in 2022 was approximately 99%.

38	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Committees and Committee Charters

Our Board has established six standing committees, each consisting entirely of independent directors. A description of each standing committee is provided below. Each committee makes recommendations to our Board as appropriate and reports periodically to the entire Board. Four of the six standing committees are chaired by a diverse director. Through the course of 2022, the CGNSR Committee regularly reviewed the composition and structure of the Board’s standing committees and the tenure of the committee chairs, with an emphasis on refreshment and succession planning, including in connection with planning for the retirement of Mr. Kelly and Mr. Scott in accordance with our Corporate Governance Guidelines. On the basis of this review, the CGNSR Committee recommended, and the Board approved, that Ms. O’Connor join the Risk Committee and Technology Committee in February 2022. The CGNSR Committee also recommended additional committee appointments for Ms. Gilliland (to the Technology Committee) and Mr. Izzo (to the HRC Committee), which were approved by the Board in August 2022.

Additional information about the standing committees can be found in their charters, which are available on our website (see “Helpful Resources” on page 113).

Audit Committee 5 Independent Members 11 Meetings in 2022

Frederick O. Terrell (Chair), Linda Z. Cook, Joseph J. Echevarria, M. Amy Gilliland, Ralph Izzo

Overseeing Independent Registered Public Accountant. Our Audit Committee has direct responsibility for the appointment, compensation, annual evaluation, retention and oversight of the work of the registered independent public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us. The Committee is responsible for the pre-approval of all audit and permitted non-audit services performed by our independent registered public accountants and each year, the Committee recommends that our Board request stockholder ratification of the appointment of the independent registered public accountants.

Overseeing Internal Audit Function. The Committee acts on behalf of our Board in monitoring and overseeing the performance of our internal audit function. The Committee reviews the organizational structure, qualifications, independence and performance of Internal Audit and the scope of its planned activities, at least annually. The Committee also approves the appointment of our internal Chief Auditor, who functionally reports directly to the Committee and administratively reports to the CEO, and annually reviews his or her performance and, as appropriate, replaces the Chief Auditor.

Overseeing Internal Controls over Financial Statements and Reports. The Committee oversees the operation of a comprehensive system of internal controls covering the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies. Quarterly, the Committee reviews a report from the company’s Disclosure Committee and reports concerning the status of our annual review of internal control over financial reporting, including (1) information about (a) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect our ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in our internal control over financial reporting, and (2) management’s responses to any such circumstance. The Committee also oversees our management’s work in preparing our financial statements, which will be audited by our independent registered public accountants.

Financial Planning and Analysis. The Committee reviews: (1) financial forecasts, operating budgets, capital expenditures and expense management programs, and progress relative to targets and relative to competitors; and (2) plans with regard to net interest revenue, investment portfolio activities and progress relative to such plans and activities.

BNY Mellon ➢	2023 Proxy Statement	39

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Members and Financial Expert. The Committee consists entirely of directors who meet the independence requirements of listing standards of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Federal Deposit Insurance Corporation (“FDIC”). All members are financially literate within the meaning of the NYSE listing standards as interpreted by our Board and are outside directors, independent of management, and are not large customers of the company, under the FDIC’s rules and regulations. Our Board has determined that (i) each of Ms. Gilliland and Messrs. Echevarria, Izzo and Terrell satisfy the definition of “audit committee financial expert” as set out in the rules and regulations under the Exchange Act, based upon their experience actively supervising a principal accounting or financial officer or public accountant, (ii) each of Messrs. Echevarria, Izzo and Terrell has “banking or financial management expertise” as set out in the FDIC’s rules and regulations, and (iii) each of Mses. Cook and Gilliland and Messrs. Echevarria, Izzo and Terrell has accounting or related financial management expertise within the meaning of the NYSE listing standards as interpreted by our Board.

Corporate Governance, Nominating and Social Responsibility Committee 3 Independent Members 5 Meetings in 2022

Ralph Izzo (Chair), Linda Z. Cook, Joseph J. Echevarria

Corporate Governance Matters. As further described on page 23, the CGNSR Committee assists our Board in identifying, reviewing and recommending individuals qualified to become Board members. The Committee periodically considers the size of our Board and recommends changes to the size as warranted and is also responsible for developing and recommending to our Board changes to our Corporate Governance Guidelines from time to time as may be appropriate. In addition, the Committee oversees the evaluation process of our Board and its committees, reviews the structure and responsibilities of the Board’s committees and annually considers committee assignments, recommending changes to those assignments as necessary.

Oversight of Director Compensation and Benefits. The Committee reviews non-employee director compensation on an annual basis and makes recommendations to our Board on appropriate compensation, and is responsible for approving compensation arrangements for non-employee members of the Boards of our significant subsidiaries.

ESG and Corporate Social Responsibility. The Committee promotes a culture that emphasizes and sets high standards for corporate citizenship and reviews corporate performance against those standards. The Committee is responsible for the oversight of the company’s significant ESG program and initiatives, including Enterprise ESG strategy and governance, review and oversight of the annual Enterprise ESG Report, strategic philanthropy and employee community involvement, public policy and advocacy (including lobbying and political contributions), environmental sustainability and management, supply chain ESG considerations, and significant reporting related to such matters. The Committee also provides oversight for the company’s compliance with the Community Reinvestment Act and Fair Lending laws and considers the impact of the company’s businesses, operations and programs from a social responsibility perspective, taking into account the interests of stockholders, clients, suppliers, employees, communities and regulators.

For additional information regarding the company’s commitment to ESG and corporate social responsibility and recent initiatives, see “Oversight of Environmental, Social and Governance Matters” on page 32 and “Helpful Resources” on page 113.

40	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Finance Committee 3 Independent Members 8 Meetings in 2022

Joseph J. Echevarria (Chair), Jeffrey A. Goldstein, Elizabeth E. Robinson

The Finance Committee assists the Board in fulfilling its responsibilities with respect to the monitoring and oversight of the company’s financial resources and strategies. The Committee’s responsibilities and duties include reviewing the company’s capital structure, annual capital plan, capital raising and capital distributions as well as the financial aspects of our recovery and resolution plans. In addition, the Committee is responsible for approving and recommending to our Board our annual capital plan submission to the applicable regulators as well as our capital management policy.

Human Resources and Compensation Committee 5 Independent Members 7 Meetings in 2022

Linda Z. Cook (Chair), M. Amy Gilliland, Jeffrey A. Goldstein, Ralph Izzo, Frederick O. Terrell

Compensation and Benefits. The HRC Committee is generally responsible for overseeing our employee compensation and benefit policies and programs, our management development and succession programs, the development and oversight of a succession plan for the CEO position and our DEI programs. The Committee also administers and makes equity and/or cash awards under plans adopted for the benefit of our employees to the extent required or permitted by the terms of these plans, establishes any related performance goals and determines whether and the extent to which these goals have been attained. The Committee also evaluates and approves the total compensation of the CEO and all other executive officers and makes recommendations concerning equity-based plans, which recommendations are subject to the approval of our entire Board. The Committee also oversees certain retirement plans that we sponsor.

CEO Compensation. The Committee reviews and approves corporate goals and objectives relevant to the compensation of our CEO, reviews his performance in light of those goals and objectives, and determines and approves his compensation on the basis of its evaluation. With respect to the performance evaluation and compensation decisions regarding our CEO, the Committee reports its preliminary conclusions to the other independent directors of our full Board in executive session and solicits their input prior to finalizing its decisions.

Executive Compensation. The Committee establishes the compensation of executive officers, oversees executive compensation and reviews the appointment, promotion, performance and potential of senior managers of the company.

Delegated Authority. The Committee has delegated to our CEO the responsibility for granting equity awards to certain employees, other than to himself or to our executive committee members, who are eligible to receive grants under our 2019 Long-Term Incentive Plan (“LTIP”). This delegated authority extends to both annual equity awards and equity awards granted outside of the annual awards process (“off-cycle awards”). Our CEO’s delegated authority is subject to certain limitations, including the aggregate shares represented by plan awards that may be granted to any one individual in any calendar year (100,000, to any one individual, with a maximum of 1,000,000 aggregate shares represented by plan awards for off-cycle awards in any calendar year). The Committee has also delegated authority to our Global Head of Human Resources to make off-cycle grants to certain employees other than herself and executive committee members with a value of less than $250,000 (subject to the same limitations as the CEO’s delegated authority). In addition, the Committee may delegate limited authority to our CEO to grant awards under the LTIP beyond these limits in connection with specific acquisitions or similar transactions.

BNY Mellon ➢	2023 Proxy Statement	41

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Management Involvement. Our management provides information and recommendations for the Committee’s decision-making process regarding the amount and form of executive compensation, except that no member of management will participate in the decision-making process with respect to his or her own compensation. The “Compensation Discussion & Analysis” starting on page 49 discusses the role of our CEO in determining or recommending the amount and form of executive compensation. In addition, we address the respective roles of our management, its advisors and the Committee’s independent outside compensation advisor in determining and recommending executive compensation on page 66.

Risk Committee 5 Independent Members 5 Meetings in 2022

Jeffrey A. Goldstein (Chair), K. Guru Gowrappan, Sandie O’Connor, Elizabeth E. Robinson, Alfred W. “Al” Zollar

See “Oversight of Risk” on page 37 above for a discussion of the Risk Committee’s duties and responsibilities, which include: (1) review and approval of significant enterprise-wide risk management policies and associated risk management frameworks; (2) review and approval of the company’s risk appetite statement; (3) review of significant risk exposures; (4) evaluation of risk exposure and tolerance; (5) review and evaluation of the company’s practices with respect to risk assessment and risk management; and (6) review, with respect to risk management and compliance, of certain significant management and/or regulatory reports. Our Board has determined that Mr. Goldstein satisfies the independence requirements to serve as Chair of the Risk Committee set out in the Board of Governors of the Federal Reserve System rules and has experience in identifying, assessing and managing risk exposures of large, complex financial firms based upon his senior leadership experience at a number of financial institutions.

Technology Committee 5 Independent Members 5 Meetings in 2022

Alfred W. “Al” Zollar (Chair), M. Amy Gilliland, K. Guru Gowrappan, Sandie O’Connor, Elizabeth E. Robinson

Technology Planning and Strategy. The Technology Committee is responsible for reviewing and approving the company’s technology planning and strategy, reviewing significant technology investments and expenditures, and monitoring and evaluating existing and future trends in technology that may affect our strategic plans, including monitoring overall industry trends. The Committee receives reports from management concerning the company’s technology and approves related policies or recommends such policies to the Board for approval, as appropriate. The Committee also reviews risks associated with technology. For example, in addition to the cybersecurity program update that is provided to the full Board on an annual basis, the Technology Committee is regularly apprised of information security and cybersecurity matters through periodic and as-needed reporting from management.

42	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Corporate Governance and Board Information

Compensation Consultants to the HRC Committee

The HRC Committee has the sole authority to retain, terminate and approve the fees and other engagement terms of any compensation consultant directly assisting the committee, and may select or receive advice from any compensation consultant only after taking into consideration all factors relevant to the consultant’s independence from management, including the factors set forth in the NYSE’s rules.

The HRC Committee engaged Meridian Compensation Partners, LLC (“Meridian”) to serve as its compensation consultant for 2022. As discussed in greater detail in the “Compensation Discussion & Analysis” beginning on page 49 below, throughout the year, the compensation consultant assists the committee in its analysis and evaluation of compensation matters relating to our executive officers. The HRC Committee’s independent compensation consultant reports directly to the HRC Committee, attends the in-person, virtual and telephonic meetings of the committee, and meets with the committee in executive session without management present. The compensation consultant also reviews and provides input on committee meeting materials and advises on other matters considered by the committee.

The HRC Committee annually reviews the independence of its compensation consultant. Throughout the year, Meridian worked with management in executing its services to the committee, but did not provide services to management without pre-approval by the committee Chair. In addition, Meridian maintains, and has provided to the HRC Committee, a written policy designed to avoid and address potential conflicts of interest. The HRC Committee considered the company’s relationship with Meridian during the year, assessed the independence of Meridian pursuant to SEC and NYSE rules, and concluded that there are no conflicts of interest that would prevent Meridian from independently representing the HRC Committee.

During 2022, in addition to serving as the HRC Committee’s independent compensation consultant, Meridian also advised the CGNSR Committee with respect to non-employee director compensation, as discussed further in the “Director Compensation” section below.

Contacting the Board

Interested parties may send communications to our Board, our independent directors or any Board committee through our independent Chair or, as applicable, Lead Director, in accordance with the procedures set forth on our website and our Corporate Governance Guidelines (see “Helpful Resources” on page 113).

Our Corporate Secretary is authorized to open and review any mail or other correspondence received that is addressed to the Board, any individual director or any Board committee unless the item is marked “Confidential” or “Personal”. If so marked and addressed to the Board or a Board committee, it will be delivered unopened to the independent Chair or, as applicable, Lead Director or committee chair. If so marked and addressed to an individual director, it will be delivered to the addressee unopened. If, upon opening an envelope or package not so marked, the Corporate Secretary determines that it contains a magazine, solicitation or advertisement, the contents may be discarded. Any written communication regarding accounting matters that is addressed to our Board is processed in accordance with procedures adopted by the Audit Committee with respect to the receipt, review and processing of, and any response to, such matters.

Additionally, all directors are expected to attend each Annual Meeting of Stockholders, as discussed in the “Board Meetings” section above.

BNY Mellon ➢	2023 Proxy Statement	43

ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

Overview

Each year, the CGNSR Committee is responsible for reviewing and making recommendations to the Board regarding independent director compensation. The CGNSR Committee annually reviews independent director compensation to help ensure that it is consistent with market practice and aligns our directors’ interests with those of long-term stockholders while not calling into question the directors’ objectivity. In undertaking its review, the CGNSR Committee utilizes benchmarking data regarding independent director compensation of the company’s peer group based on public filings with the SEC, as well as survey information analyzing independent director compensation at U.S. public companies. As discussed on page 43, Meridian provides assistance to the CGNSR Committee by compiling the benchmarking data and survey information.

Our Corporate Governance Guidelines provide that compensation for our independent directors’ services may include annual cash retainers; shares of our common stock; deferred stock units or options on such shares; meeting fees; fees for serving as a committee Chair; and fees for serving as a director of one of our subsidiaries. We also reimburse directors for their reasonable out-of-pocket expenses in connection with attendance at Board meetings, including airfare expenses not exceeding the first-class commercial rate. In addition, corporate aircraft may be used for directors in accordance with the company’s aircraft usage policy. Directors will also be reimbursed for reasonable out-of-pocket expenses (including tuition and registration fees) relating to attendance at seminars and training sessions relevant to their service on the Board and in connection with meetings or conferences which they attend at the company’s request.

2022 Director Equity Compensation

Based on its review for 2022, the CGNSR Committee recommended, and the Board approved, an annual equity award with a value of $185,000 for each independent director (the same value that was awarded to independent directors in 2021). The annual equity award was granted in the form of deferred stock units that vest on the earlier of one year after the date of the award or on the date of the next Annual Meeting of Stockholders, and must be held for as long as the director serves on the Board. The units accrue dividends, which are reinvested in additional deferred stock units. This award of deferred stock units was granted shortly after the 2022 Annual Meeting of Stockholders for directors elected or re-elected at such meeting.

2022 Director Cash Retainers

Each non-employee director receives an annual cash retainer for his or her service on the Board, as well as additional cash retainers if he or she serves as the independent Chair, as a Chair of a committee or as a member of the Audit or Risk Committees. The following table lists the cash retainer amounts in effect for 2022:

Type of Retainer	Amount of Retainer

Annual Board Membership	$110,000

Independent Chair	$150,000

Audit or Risk Committee Membership	$ 15,000

HRC Committee Chair	$ 25,000

Audit Committee Chair*	$ 30,000

Risk Committee Chair*	$ 30,000

CGNSR Committee Chair	$ 20,000

Finance Committee Chair	$ 20,000

Technology Committee Chair	$ 20,000

*	Amount is in addition to the applicable committee membership retainer.

44	BNY Mellon ➢	2023 Proxy Statement

ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

2023 Director Compensation

In conducting its annual review of director compensation, the CGNSR Committee engaged Meridian to review the design and competitiveness of our independent director compensation structure and to advise on any developments in director compensation practices. After receiving this input from Meridian, the CGNSR Committee recommended to the Board, and the Board approved, increasing the retainer for the Chairs of the CGNSR Committee, the Finance Committee and the Technology Committee from $20,000 to $25,000 effective for 2023. We believe the director compensation framework is consistent with market practice, recognizes the critical role that our independent directors play in effectively managing the company and responding to stockholders, regulators and other key stakeholders, and supports us in attracting and retaining highly qualified director candidates.

Stock Ownership Guidelines

As part of the CGNSR Committee’s annual review of the director compensation program, the CGNSR Committee also examines the stock ownership guidelines applicable to our independent directors. Under our Corporate Governance Guidelines, by the fifth anniversary of their service on the Board, directors are required to own a number of shares of our common stock with a market value of at least five times the annual cash retainer.

Our directors are not permitted to hedge, pledge or transfer any of their deferred stock units and are subject to a robust hedging and pledging policy as described in further detail under “Compensation Discussion & Analysis—Pay Practices—Hedging and Pledging” on page 68. This policy prohibits our directors from hedging or pledging company securities owned directly or indirectly and from engaging in certain transactions involving our securities and requires directors to pre-clear any transaction in company stock or derivative securities with our legal department (including gifts and other similar transactions).

Deferred Compensation

In the 2007 merger of The Bank of New York Company, Inc. and Mellon Financial Corporation (the “2007 merger”), we assumed the Deferred Compensation Plan for Non-Employee Directors of The Bank of New York Company, Inc. (the “Bank of New York Directors Plan”) and the Mellon Elective Deferred Compensation Plan for Directors (the “Mellon Directors Plan”). Under the Bank of New York Directors Plan, participating legacy Bank of New York directors continued to defer receipt of all or part of their annual retainer and committee fees earned through 2007. Under the Mellon Directors Plan, participating legacy Mellon directors continued to defer receipt of all or part of their annual retainer and fees earned through 2007. Both plans are nonqualified plans, and neither plan is funded.

Although the Bank of New York Directors Plan and the Mellon Directors Plan continue to exist, all new deferrals of director compensation by any of the independent directors have been made under the Director Deferred Compensation Plan, which was adopted effective as of January 1, 2008. Under this plan, an independent director can direct all or a portion of his or her annual retainer or other fees into either (1) variable funds, credited with gains or losses that mirror market performance of market style funds or (2) the company’s phantom stock.

BNY Mellon ➢	2023 Proxy Statement	45

ITEM 1. ELECTION OF DIRECTORS	> Director Compensation

2022 Director Compensation Table

The following table provides information concerning the compensation of each independent director who served in 2022. As management directors, Messrs. Gibbons and Vince did not receive any compensation for their respective service on the Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)(4)	Total ($)

Linda Z. Cook	$150,000	$185,000	—	—	$335,000

Joseph J. Echevarria(1)	$295,000	$185,000	—	—	$480,000

M. Amy Gilliland	$125,000	$185,000	—	—	$310,000

Jeffrey A. Goldstein(1)	$155,000	$185,000	—	—	$340,000

K. Guru Gowrappan(1)	$125,000	$185,000	—	—	$310,000

Ralph Izzo(1)	$145,000	$185,000	—	—	$330,000

Edmund F. “Ted” Kelly(2)	$62,500	—	—	—	$62,500

Sandie O’Connor(1)	$125,000	$185,000	—	$25,000	$335,000

Elizabeth E. Robinson(1)	$125,000	$185,000	—	$125,000	$435,000

Samuel C. Scott III(2)	$62,500	—	—	$602	$63,102

Frederick O. Terrell	$155,000	$185,000	—	—	$340,000

Alfred W. “Al” Zollar	$145,000	$185,000	—	—	$330,000

(1)	Elected to defer all or part of cash compensation pursuant to the Director Deferred Compensation Plan.

(2)	Messrs. Kelly and Scott did not stand for re-election at the 2022 Annual Meeting of Stockholders.

(3)

Amount shown represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board’s Accounting Standards Codification (or “FASB ASC”) 718 Compensation-Stock Compensation for 3,977 deferred stock units granted to each independent director in April 2022, using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Annual Report”). As of December 31, 2022, each of Mses. Cook, Gilliland, O’Connor and Robinson and Messrs. Echevarria, Goldstein, Gowrappan, Izzo, Terrell and Zollar owned 3,977 unvested deferred stock units.

(4)

The amount disclosed for Messes. O’Connor and Robinson reflect compensation paid in connection with their roles as a member of the Board of Directors and Chair of the Board of Directors, respectively, of BNY Mellon Government Securities Services Corp. The amount disclosed for Mr. Scott reflects the amount of a 5% discount on purchases of phantom stock when dividend equivalents are reinvested under the Bank of New York Directors Plan.

46	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION

Item 2. Advisory Vote on Compensation

RESOLUTION	Page 48

COMPENSATION DISCUSSION & ANALYSIS	Page 49
Introduction	Page 49
2022 Performance Highlights	Page 56
Compensation of NEOs	Page 57
Pay Practices	Page 66
How We Address Risk and Control	Page 71
Report of the HRC Committee	Page 71

EXECUTIVE COMPENSATION TABLES AND OTHER COMPENSATION DISCLOSURES	Page 72
2022 Summary Compensation Table	Page 72
2022 Grants of Plan-Based Awards	Page 74
2022 Outstanding Equity Awards at Fiscal Year-End	Page 75
2022 Option Exercises and Stock Vested	Page 76
2022 Pension Benefits	Page 77
2022 Nonqualified Deferred Compensation	Page 78
Potential Payments upon Termination or Change in Control	Page 79
Pay Ratio	Page 82
Pay Versus Performance	Page 83

BNY Mellon ➢	2023 Proxy Statement	47

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Resolution

Proposal

We are asking our stockholders to approve the following resolution:

RESOLVED, that the stockholders approve the 2022 compensation of the named executive officers (“NEOs”), as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K of the SEC (including the “Compensation Discussion & Analysis,” the compensation tables and other narrative executive compensation disclosures).

The Board recommends that you vote “FOR” the approval of the 2022 compensation of our NEOs

Voting

Your vote on this resolution is advisory. Although the Board is not required to take any action in response, the Board and the HRC Committee intend to consider the results of the 2023 vote when making future decisions regarding the compensation of our NEOs. The say-on-pay proposal submitted to stockholders at our 2022 Annual Meeting received 96% approval.

48	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Introduction

Overview

In this Compensation Discussion & Analysis, we review the objectives and elements of the company’s executive compensation program, its alignment with company performance, and the 2022 compensation decisions for our NEOs.

Our approach to executive compensation continues to be designed to:

•	directly link pay to performance;

•	recognize both corporate and individual performance;

•	promote long-term stock ownership;

•	attract, retain and motivate talented executives; and

•	balance risk and reward, while taking into consideration stakeholder feedback as well as market trends and practices.

The HRC Committee reviews the company’s executive compensation program to align with these goals and our long-term business strategy and priorities. The HRC Committee consults with its independent compensation consultant and management, also taking into account market trends and practices and feedback received during stakeholder engagement.

The primary elements of our compensation program for our NEOs are base salary and incentive compensation delivered through a combination of cash, Restricted Stock Units (“RSUs”) and Performance Share Units (“PSUs”). The HRC Committee uses a scorecard approach to make incentive compensation determinations. The scorecard includes a corporate component and an individual modifier, enabling the HRC Committee to comprehensively analyze both corporate and individual performance using both quantitative and qualitative metrics. Both the corporate component and the individual modifier are used to determine an executive’s cash and RSU incentive awards, while the grant value of the PSU incentive award is determined solely by the individual modifier. This approach is intended to ensure that an executive’s PSU incentive award potential is primarily based on individual performance, but the number of PSUs earned and their final payout value is intended to align with long-term financial and stock price performance.

The HRC Committee determined that the earnout for the 2023 PSU grants (granted in 2023 for 2022 performance) will be based on the company’s ROTCE and relative TSR over a three-year performance period. The HRC Committee believes these metrics appropriately focus our executive officers on earnings growth and prudent capital deployment, while further aligning executive compensation with stockholder interests. Consistent with prior grants, ROTCE performance is weighted 70% and relative TSR performance is weighted 30%. For purposes of the relative TSR component, the HRC Committee approved a TSR peer group that comprises a broader group of financial services peers than our benchmarking peer group, as discussed in more detail on page 54.

NEO Transitions and Compensation

Mr. Vince was appointed as Chief Executive Officer and as a member of the Board, effective August 31, 2022. Mr. Vince had served as President and CEO-Elect of the company since March 4, 2022 and as Vice Chair of BNY Mellon and CEO of Global Market Infrastructure from October 2020 to March 2022. Mr. Vince succeeded Mr. Gibbons, who stepped down as CEO and as a member of the Board, effective August 31, 2022, and retired, effective October 31, 2022.

In connection with Mr. Vince’s appointment, the HRC Committee designed a compensation package intended to align his compensation with his new position and with our stockholders’ interests. Mr. Vince’s annual base salary was increased to $1,250,000, effective August 31, 2022, which is consistent with the salary of the previous CEO. His target incentive for 2022 was set at $10,333,000, which reflects a proration of Mr. Vince’s original target for 2022 and increased target effective August 31, 2022. In addition, the HRC Committee approved an amendment to Mr. Vince’s offer letter, which conforms all equity award provisions with the terms generally applicable to participants in the company’s executive compensation program. All awards granted to Mr. Vince are subject to the company’s clawback and recoupment policies as described below.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Mr. McDonogh joined the company as a Senior Executive Vice President on November 1, 2022. Effective, February 1, 2023, he was appointed as Chief Financial Officer. In connection with his joining the company, the HRC Committee approved a compensation arrangement for Mr. McDonogh. Mr. McDonogh’s base salary was set at a rate of $600,000 annually, and the HRC Committee established a minimum incentive for 2022 of $5,000,000. Mr. McDonogh also received a buyout award granted in RSUs valued at $8,782,808 that vests in annual installments over a five-year period commencing in February 2025. All awards granted to Mr. McDonogh are subject to the company’s clawback and recoupment policies as described below.

Ms. Portney served as Chief Financial Officer through January 31, 2023, at which time she assumed a new position as CEO of Asset Servicing. In order to support a smooth Chief Financial Officer transition and in connection with her new role, Ms. Portney received a retention award of 95,148 RSUs valued at $4,000,000, which will be settled in shares of common stock on the third anniversary of grant, November 2, 2025, with 50% of the award vesting on March 1, 2023 and the remaining 50% vesting on the settlement date. All awards granted to Ms. Portney are subject to the company’s clawback and recoupment policies as described below.

Named Executive Officers

Our NEOs for 2022 are set forth in the table below.

Robin Vince President and Chief Executive Officer

Thomas P. “Todd” Gibbons Former Chief Executive Officer*

Emily H. Portney Senior Executive Vice President and Chief Financial Officer*

Bridget E. Engle Senior Executive Vice President and Head of Operations and Technology

Roman Regelman Senior Executive Vice President, CEO of Asset Servicing, Issuer Services and Digital

Dermot McDonogh Senior Executive Vice President*

*

Robin Vince was appointed to succeed Mr. Gibbons as Chief Executive Officer on August 31, 2022. Mr. Vince had served as President and CEO-Elect of the company since March 4, 2022, and as Vice Chair of BNY Mellon and CEO of Global Market Infrastructure from October 2020 to March 2022. Ms. Portney served as Chief Financial Officer through January 31, 2023, at which time she assumed a new position as CEO of Asset Servicing. Mr. McDonogh joined the company on November 1, 2022, and was appointed Chief Financial Officer as of February 1, 2023.

2022 Key Compensation Practices

The following table summarizes the key features of our executive compensation program. As highlighted in the table, each component of the program is designed to compensate our executive officers for performance in a manner that is (1) aligned with our stockholders’ interests and (2) consistent with our high standards for risk management.

Program Feature	Practice
Balanced approach for incentive compensation

• PSU target incentive comprises 50% of target total incentive compensation for our CEO (unchanged from previous year) and 40% for our other NEOs (changed from 45% in previous year to better align with market practice)

• RSU target incentive comprises 25% of target total incentive compensation for our CEO (unchanged from previous year) and 30% for our other NEOs (changed from 25% in previous year to better align with market practice)

• Earnout on PSUs granted in 2021, 2022 and 2023 will be based on average company ROTCE and relative TSR (weighted 70% and 30%, respectively) over a three-year performance period to focus on revenue growth, expense discipline, credit risk management, prudent capital deployment, and profitability, and to reinforce alignment with stockholder interests; earnout on PSUs granted in 2020 was based on three-year average revenue growth and three-year average operating margin, each as adjusted

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Program Feature	Practice
Directly link pay to performance

• Incentive compensation is earned on a combination of company and individual performance

• Annual cash and RSU incentive awards are based on the corporate component metric, OEPS, which reinforces management’s focus on company-wide performance and organic earnings per share growth, through revenue growth, expense discipline, and prudent capital management

• The individual modifier impacts the cash, RSU, and PSU incentive awards to permit greater differentiation based on individual performance and, if appropriate, business unit performance

• Management’s focus on overall growth, efficiency, profitability, and alignment with stockholder interests is reinforced by earnout of PSU awards granted in 2021, 2022 and 2023 and earned based on average company ROTCE and relative TSR over a three-year performance period

Comprehensive risk assessment

• With the Chief Risk Officer, the HRC Committee annually assesses compensation plans to determine whether they are well-balanced and do not encourage imprudent risk-taking

• The HRC Committee’s incentive compensation determinations include an individual risk assessment for each Executive Committee member to connect their compensation with appropriate levels of risk-taking

• NEOs’ equity awards are subject to 100% forfeiture during, and clawback following, the vesting period. NEOs’ cash incentive awards are subject to 100% clawback within three years following the payment date. In each case, any forfeiture or clawback would be based on ongoing risk assessments under our comprehensive recoupment policies

Promote long-term stock ownership

• Deferred equity (PSUs and RSUs) comprises 75% of target total incentive compensation for our CEO and comprises 70% for our other NEOs

• PSUs cliff vest after the end of the three-year performance period, and RSUs vest in equal annual installments over three years

• Robust policies prohibit hedging and pledging of company stock and derivative securities

• Our CEO must acquire and retain company stock equal to seven times base salary, and other NEOs must acquire and retain company stock equal to four times base salary

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Executive Pay Practice Highlights

The HRC Committee takes a rigorous approach to the review and consideration of the pay practices that we have adopted. Accordingly, there are practices that we undertake to serve our stockholders’ interests and support alignment with our high standards for risk management. There are other practices that we avoid because we believe they do not serve these goals.

We adopt sound pay practices	We avoid poor pay practices

✓  Directly link pay to performance

✓  Require sustained financial performance to earn full amount of long-term awards

✓  Promote long-term stock ownership through deferred equity compensation and stock ownership requirements

✓  Balance risk and reward in compensation

✓  Use a balanced approach for determining incentives based on both corporate and individual goals

✓  Balance incentives for short- and long-term performance using multiple performance metrics, fixed and variable compensation and cash and equity

✓  Conduct a robust stakeholder outreach program

✓  Maintain comprehensive clawback and recoupment policies

× No fixed-term employment agreements

× No single-trigger change-in-control benefits

× No excessive severance benefits

× No excessive perquisites or benefits

× No severance-related tax gross-ups

× No hedging, pledging or short sales of our stock

× No dividend equivalents paid on unearned PSUs or RSUs

The “Risk Assessment” discussion beginning on page 61 and the “How We Address Risk and Controls” section on page 71 contain more information about our compensation risk management practices. Each of our pay practices, including with respect to our clawback and recoupment policies, is described more fully beginning on page 69.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

2022 Incentive Compensation Elements

We believe that the structure and elements of our 2022 incentive compensation program for our NEOs align our executives’ interests with stockholders’ interests by focusing our executives on the achievement of sustainable, long-term growth for the company while adhering to robust risk management standards. The following table provides an overview of these structural elements, including the relevant vesting and performance standards that provide a multi-year perspective on 2022 achievements.

Element	Performance Metrics	How It Pays	Links to Performance
Cash	Amount determined by corporate component (based on OEPS) and individual modifier	• Single cash payment in February 2023

• OEPS is key to helping ensure that both revenue growth and expense discipline are evaluated

• ROTCE and relative TSR to focus on revenue growth, expense discipline, credit risk management, prudent capital deployment, and profitability, and to reinforce alignment with stockholder interests

• Equity awards motivate and reward achievement of long-term financial goals and reinforce alignment with stockholder interests

• Individual modifier permits greater differentiation based on individual performance and, where appropriate, business unit performance

• 100% of incentive compensation is subject to risk assessment and clawback, forfeiture and recoupment

RSUs	Grant value determined by corporate component (based on OEPS) and individual modifier	• Granted in February 2023 • Vest in equal installments over three years
PSUs	Grant value determined by individual modifier Award earnout based on company ROTCE and relative TSR	• Granted in February 2023 • Cliff vest after the end of a 3-year performance period • Earned between 0% – 150% based on the achievement of performance metrics over 3-year period

Performance Share Unit Program

As part of our incentive compensation program, we grant PSUs each year to strengthen the alignment of our executives’ compensation with stockholder interests and to motivate and reward achievement of long-term financial goals for the company. PSUs have earnout ranges from 0%-150% based on achievement of pre-determined performance metrics and continued service, with certain exceptions, and cliff vest after the end of a three-year performance period.

In February 2023, the HRC Committee determined to continue using company ROTCE and relative TSR as metrics for determining the 2023 PSU earnout (which will occur in 2026 for the performance period ending December 31, 2025). The HRC Committee believes that these metrics reinforce financial performance, including revenue growth, expense discipline and profitability, and alignment with stockholder interests.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

2023 PSU Earnout Grid
Average Annual ROTCE (Weighted 70%)	Percent Vested		TSR percentile vs. Relative Peer Group[1] (Weighted 30%)	Percent Vested
Above 25.0%	150%	+	Above 75%	200%[2]
21.0% to 25.0%	100% to 150%		50% to 75%	100% to 150%
15.0% to < 21.0%	50% to < 100%		25% to < 50%	50% to < 100%
Less than 15.0%	0%		Less than 25%	0%

(1)	Peer Group refers to the “TSR Peer Group”, described on page 54.

(2)	Overall PSU earnout is capped at 150%.

Consistent with the prior year, to determine the relative TSR component, the HRC Committee approved a group of financial services companies (the “TSR Peer Group”) in addition to the benchmarking peer group as set forth on page 67 below. The TSR Peer Group consists of S&P 500 companies in three industries: Asset Management & Custody Banks, Diversified Banks, and Investment Banking & Brokerage. The HRC Committee believes the TSR Peer Group provides a more comprehensive picture of results from a broad group of financial services companies than the benchmarking peer group, resulting in a more meaningful comparison of relative performance through the TSR metric for our PSUs. The companies in the TSR Peer Group and their ticker symbols are set forth below:

Ameriprise Financial, Inc. (AMP)	JPMorgan Chase & Co. (JPM)
Bank of America Corporation (BAC)	Morgan Stanley (MS)
BlackRock, Inc. (BLK)	Northern Trust Corporation (NTRS)
The Charles Schwab Corporation (SCHW)	Raymond James Financial, Inc. (RJF)
Citigroup Inc. (C)	State Street Corporation (STT)
Franklin Resources, Inc. (BEN)	T. Rowe Price Group, Inc. (TROW)
The Goldman Sachs Group, Inc. (GS)	U.S. Bancorp (USB)
Invesco Ltd. (IVZ)	Wells Fargo & Company (WFC)

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

2022 Compensation Outcomes

The following table provides a summary of the HRC Committee’s key compensation decisions and the impact of performance on the compensation of our NEOs for 2022.

Compensation Category	Key Decisions and Impact of Performance

Base Salary and Target Incentive Decisions
Base Salary Changes	• Mr. Vince’s salary increased from $750,000 to $1,250,000, effective August 31, 2022, in connection with his appointment as CEO.
Target Incentive Changes

• Mr. Vince’s incentive target for 2022 was increased to $10,333,000, which reflects a proration of his previous target and his new target upon becoming CEO.

• Ms. Portney’s incentive target for 2022 was increased to $5,400,000.

Factors Considered	• Input from independent compensation consultant on market trends, compensation program practices, individual performance and responsibilities, compensation levels, and internal pay equity.

Incentive Compensation Outcomes
Minimum Funding Requirement	• Common equity Tier 1 ratio exceeded the 8.5% requirement.
Corporate Component	• Approved corporate component of 110%.

• 2022 OEPS, as adjusted, was $5.09 for 2022. Consistent with historical practice, and as established in the 2022 annual business plan, the HRC Committee considers adjustments (both positive and negative) to the OEPS results to limit certain external market factors from having an outsized impact on the value of incentive award grants, described more fully beginning on page 59. OEPS before adjustment was $4.59 for 2022 compared with $4.24 for 2021. For a reconciliation and explanation of this Non-GAAP measure, see Annex A.

Individual Modifier

• Individual modifier provides greater differentiation based on individual performance by permitting incentive award increases of up to 150% and decreases down to $0, and individual NEO modifiers ranged from 100% to 125%.

2020 PSU Awards

• Earned at 95%.

• The award earnout was based on average revenue growth and average operating margin, the PSU metrics in place when the 2020 PSUs were granted. Consistent with prior grants and award terms, the HRC Committee adjusted for impacts from equity market, currency translation, interest rates and provision for credit losses, described more fully beginning on page 65.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

2022 Performance Highlights

The graphs below summarize key aspects of our 2022 performance that the HRC Committee considered in evaluating the 2022 performance of our NEOs. For a more detailed discussion of our 2022 performance, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2022 Annual Report to stockholders.

Reported EPS	OEPS*

Multi-Year Relative Total Stockholder Return (“TSR”)

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Compensation of NEOs

2022 Target Direct Compensation Structure

BASE SALARY About [10.4%] of target total direct compensation Sole fixed source of cash compensation DEFERRED EQUITY Deferred equity is subject to forfeiture based on annual risk assessments Dividend equivalents are paid only at vesting INCENTIVE COMPENSATION About [89.6%] of target total direct compensation Determined at between 0% 150% of target using a balanced scorecard As a condition of funding, subject to a threshold common equity Tier 1 ratio of at least 8.5% 100% of incentive compensation is subject to reduction and clawback

2022 Target Incentive Compensation Elements

Target Cash & RSU Incentive Awards Corporate Component (0-150%) Individual Modifier (0-150%) Cash and RSU Awards Target PSU Incentive Award Individual Modifier (0-150%) PSU Award Risk Assessment (downward adjustment only, up to 100%)

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Target Incentive Mix[1]

	CEO[2]	Other NEOs

Cash	25%	30%

RSU	25%	30%

PSU	50%	40%

RSUs vest in equal installments over three years.

PSUs are earned between 0% – 150% based on the achievement of performance metrics and cliff-vest after the three-year performance period.

(1)	In calculating the number of RSUs and PSUs to grant, the HRC Committee divided the value awarded by $51.92, the closing price of our common stock on the NYSE on the grant date.

(2)	Mr. Gibbons’ target incentive mix was 25% cash and 75% RSUs, consistent with past practice for retiring executive officers.

2022 Annual Target Direct Compensation

In the first quarter of each year, the HRC Committee establishes annual target total direct compensation for each executive by considering competitive data, executive position and level of responsibility and, for executives other than our CEO, our CEO’s recommendation. Targets are reviewed annually and adjusted if determined to be appropriate by the HRC Committee. The HRC Committee may also adjust target compensation to reflect changes in or new responsibilities.

In 2022, the annual total target direct compensation for each NEO was as follows:

Name	Salary	Target Cash and RSU Incentive	Target PSU Incentive	Annual Target Total Direct Compensation

Robin Vince[1] President and Chief Executive Officer	$917,000	$5,166,500	$5,166,500	$11,250,000

Thomas P. “Todd” Gibbons[2] Former Chief Executive Officer	$1,250,000	$6,625,000	$6,625,000	$14,500,000

Emily H. Portney Senior Executive Vice President and Chief Financial Officer	$600,000	$3,240,000	$2,160,000	$6,000,000

Bridget E. Engle Senior Executive Vice President and Head of Operations and Technology	$600,000	$3,840,000	$2,560,000	$7,000,000

Roman Regelman Senior Executive Vice President, CEO of Asset Servicing, Issuer Services and Digital	$600,000	$3,240,000	$2,160,000	$6,000,000

Dermot McDonogh[3] Senior Executive Vice President	$600,000	$3,000,000	$2,000,000	$5,600,000

1

Mr. Vince’s target direct compensation reflects a pro-rated portion of his compensation prior to becoming CEO on August 31, 2022 and the increase in his compensation effective as of that date, including the CEO target incentive mix of cash, RSUs and PSUs.

2

Mr. Gibbons received a pro-rated portion of the amounts disclosed in the table for salary and incentive compensation for the portion of the year he was with the company. In addition, the HRC Committee determined to award Mr. Gibbons’ deferred equity compensation in 100% RSUs, consistent with past practice for retiring executive officers. See the “Summary Compensation Table” on page 72 below.

3

Mr. McDonogh’s received a pro-rated portion of the base salary disclosed in the table for the portion of the year he was employed by the company. In conjunction with his hiring, and to address compensation forfeited from his previous employer, his 2022 incentive award was guaranteed to be at least $5,000,000. See the “Summary Compensation Table” on page 72 below.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

2022 Incentive Awards

•	100% of the total incentive award is conditioned upon the company meeting a minimum funding requirement

•	100% of the total incentive award is subject to reduction or elimination based on an individual risk assessment

•	Incentive awards can range from 0% up to 150% of the individual’s target award

Minimum Funding Requirement

A common equity Tier 1 ratio of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Payment of incentive compensation to any executive is conditioned upon meeting this goal. This threshold funding goal was met for 2022, with a common equity Tier 1 ratio of 11.2% at December 31, 2022, calculated under the Advanced Approaches. See the “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Capital” disclosure in our 2022 Annual Report to stockholders for a discussion of the capital requirements applicable to the company.

Executive Scorecard

The HRC Committee uses a scorecard approach to make incentive compensation determinations. Incentive awards are paid out in a combination of cash, RSUs (which vest in equal installments over three years) and PSUs (earned between 0% – 150% of the number of PSUs granted based on the achievement of performance metrics and cliff vest at the end of the three-year performance period). The scorecard includes a corporate component and an individual modifier, enabling the HRC Committee to comprehensively analyze both corporate and individual executive performance using quantitative and qualitative metrics, as appropriate. Both the corporate component and the individual modifier are used to determine an executive’s cash and RSU incentive awards, but the grant value of the PSU incentive award is solely determined by the individual modifier. This approach to determining the PSU incentive award is intended to ensure that an executive’s award potential will be primarily based on individual performance, which focuses our executives on long-term results and strengthens the competitiveness of our overall compensation framework. The PSU earnout is determined based on pre-established ROTCE and relative TSR metrics over a three-year performance period. The overall payout under the scorecard approach cannot exceed 150%.

Specifically, the scorecard used by the HRC Committee incorporates the following elements:

•

Corporate Component. The corporate component is based on objective company-wide performance metrics that are designed to drive achievement of near-term business strategies. The HRC Committee establishes the applicable metric or metrics at the start of the performance period and has discretion to consider other factors to obtain a holistic picture of the company’s performance (additional detail on the factors considered is provided below). Consistent with its approach to the 2021 scorecard design, the HRC Committee based 100% of the 2022 corporate component on OEPS, which the HRC Committee believes appropriately emphasizes company-wide performance and organic earnings per share growth through revenue growth, expense discipline, and prudent capital management. The corporate component is used to determine the cash and RSU incentive awards along with the individual modifier as described below.

•

Individual Modifier. The individual modifier provides the HRC Committee an opportunity to recognize and differentiate individual actions and contributions in determining cash and RSU awards and PSU grants. In February 2022, the HRC Committee approved strategic, talent, leadership, and ESG goals for purposes of determining the individual modifier for each NEO to determine cash and RSU incentive awards (in conjunction with the corporate component) and PSU incentive awards. Executive Committee member bonuses and incentives are also informed by performance against DEI goals. See “Oversight of Environmental, Social and Governance Matters – Spotlight on Diversity, Equity and Inclusion” on page 35.

•

Risk Assessment. The HRC Committee has the discretion to reduce the corporate component based on the aggregate risk assessment for the Executive Committee, and to reduce an individual modifier and/or a total incentive award in consideration of the individual’s risk assessment, as described in the “Risk Assessment” section on page 61.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Corporate Component

The corporate component metrics are reviewed annually by the HRC Committee to select a measure or set of measures that align with our strategy and are appropriate for measuring annual performance. The same corporate component metrics and goals apply to each NEO for purposes of calculating their cash and RSU incentive awards, as applicable.

In February 2022, the HRC Committee determined to maintain management’s focus on company-wide performance, including driving organic growth, which we believe is key to optimize both revenue and costs. Organic growth emphasizes the expansion of our business independent of external factors. As a result, the HRC Committee maintained OEPS as the sole corporate component metric for determining cash and RSU incentive awards. The HRC Committee may also consider other factors (including, for example, our performance relative to our peers, market conditions, relative TSR and interest rate environment) in determining the overall corporate component payout.

OEPS. In February 2022, the HRC Committee established the guidelines below for a range of incentive payouts based on the company’s 2022 annual business plan. The guidelines for 2022 continue to provide for a 100% earnout for meeting the annual business plan, with symmetrical upside and downside based on actual performance relative to plan. As approved by the HRC Committee for purposes of the corporate component metric, OEPS is defined as reported earnings per share excluding merger and integration, restructuring and litigation expenses and other notable items. The HRC Committee, in its discretion, may also adjust OEPS for the unplanned impact of market and other items in determining the corporate component modifier.

Corporate Component Grid

Operating EPS	% of 2022 Plan OEPS of $4.80	Earnout Range as % of Target

> $5.52	> 115%	150%

$4.08 – $5.52	85% – 115%	50% – 150%

< $4.08	< 85%	0%

HRC Committee Determinations

Year-over-year, OEPS increased 8% from $4.24 in 2021 to $4.59 in 2022. Consistent with historical practice and as established in the 2022 annual business plan, the HRC Committee considers adjustments to the OEPS results to limit certain external market factors from having an outsized impact on the value of incentive award grants. In considering the company’s performance in 2022, the HRC Committee continued its practice of retaining 25% of the impact of equity and fixed-income market levels on OEPS, regardless of whether the adjustment results in an increase or decrease of OEPS. The adjustment resulted in increasing OEPS for purposes of the corporate component to $5.09, relative to the business plan target of $4.80, corresponding to an earnout of 121% of target. The HRC Committee determined to decrease the final earnout in its discretion to 110% based on its comprehensive assessment of corporate performance and the macroenvironment in 2022.

Individual Modifier

In February 2022, the HRC Committee approved goals for purposes of determining the individual modifier for each NEO to determine cash and RSU incentive awards (in conjunction with the corporate component) and PSU incentive awards. The goals are tailored and relate to the business function of the NEO and also include individual goals related to leadership, talent and succession, and ESG initiatives. Executive Committee member bonuses and incentives are also informed by performance against DEI goals. See “Oversight of Environmental, Social and Governance Matters – Spotlight on Diversity, Equity and Inclusion” on page 35. None of the individual goals had any specific weighting; the goals are intended to be used, together with other information the HRC Committee determines to be relevant, to develop a holistic evaluation of individual performance.

In December 2022, January 2023 and February 2023, the HRC Committee reviewed and considered each NEO’s performance, including self-assessments and recommendations and performance assessments from our CEO for each of the other NEOs. In the first quarter of 2023, the HRC Committee determined each NEO’s individual modifier. For Mr. Vince and Mr. Gibbons, the HRC Committee evaluated their performance and finalized its decision after reporting its preliminary evaluation to the other independent directors and soliciting their input.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Risk Assessment

In connection with its incentive compensation determinations, the HRC Committee assesses individual risk for each NEO to formally connect our NEOs’ compensation with appropriate levels of risk-taking. The risk assessment takes into account liquidity, operational, reputational, market, credit and technology risk categories by measuring:

•	maintenance of an appropriate compliance program, including adhering to our compliance rules and programs;

•

protection of the company’s reputation, including reviewing our business practices for compliance with laws, regulations and policies, and that business decisions are free from actual or perceived conflicts;

•	management of operational risk, including managing operational losses and maintaining proper controls;

•

compliance with all applicable credit, market and liquidity risk limits, including understanding and monitoring risks associated with relevant businesses and new client acceptance, as well as appropriately resolving or escalating risk issues to minimize losses; and

•	meeting the company’s Internal Audit expectations, including establishing an appropriate governance culture, achieving acceptable audit results and remediating control issues in a timely manner.

The risk assessment results were taken into account by the HRC Committee in determining the individual modifier elements of the executive scorecard, as well as the total incentive award. The HRC Committee has the ability to reduce or fully eliminate an NEO’s incentive award if the executive’s risk assessment result is significantly below expectations. In addition, in the event that the NEO’s risk assessment rating is lower than our acceptable risk tolerance, any previously awarded but unvested RSUs and PSUs will be subject to review and potential forfeiture, as determined by the HRC Committee. The corporate component earnout can also be reduced based on the aggregate risk assessment results of the Executive Committee. No downward adjustments were made to any NEO’s incentive award for 2022 as a result of the risk assessment, and no unvested awards previously granted were forfeited. No downward adjustment was made to the corporate component as a result of the aggregate risk assessment results.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

NEO Performance Results and Pay Outcomes

The following tables highlight key performance results for each continuing NEO and the HRC Committee’s corresponding individual modifier determinations and overall incentive compensation awards.

	Key Results	Individual Modifier

Robin Vince President and Chief Executive Officer

• Successful execution of CEO succession plan

• Skilled performance of additional responsibilities as President and CEO-Elect from March through August

• Significantly exceeded expectations in transition to CEO role, including:

• Heightened engagement from day one of transition with employees, Board, regulators, clients and investors globally

• Thorough review of businesses and functions to develop client-centric growth strategies, disciplined capital allocation and operational plans and milestones to allow for disciplined execution to drive improved financial performance

• Continued investments in growth (leading with innovation such as RTP, Digital Assets, Pershing X), efficiency and resilience

• Heightened focus on additional efficiencies to free up resources for continued investments to drive higher profitability

• Renewed emphasis on the theme of “Commerciality” – to deliver client solutions with the firm’s unique portfolio of businesses

• BNY Mellon named to two new lists: Newsweek’s America’s Most Responsible Companies and Barron’s Top 100 Most Sustainable Companies

• Launched a series of internal communication channels to bolster all-employee alignment, transparency, and enthusiasm

• Implemented the BK Shares program, a broad-based equity program to help position all employees to share in the company’s growth and align with stockholder interests

125%

Based on a corporate component of 110% and an individual modifier of 125%, Mr. Vince was awarded $3,557,540 in cash and $3,557,540 in RSUs. Based on an individual modifier of 125%, Mr. Vince was awarded $6,468,254 in PSUs for a total incentive award of $14,500,000.

	Key Results	Individual Modifier

Emily H. Portney Senior Executive Vice President and Chief Financial Officer

• Managed the company’s balance sheet, capital, and liquidity position in a rapidly evolving environment

• Led a firmwide productivity and efficiency program, which identified significant opportunities now embedded in business plans

• Continued to maintain strong risk discipline, advancing first line of defense programs, and reducing manual processes

• Enhanced ESG reporting rigor by expanding the oversight and disclosure processes

• Improved diverse representation of lead managers for our bank issuance activity; cultivated development opportunities for rising leaders

• Launched a Global Finance Leadership Program for campus recruits to strengthen junior talent pipeline

• Successfully worked with Mr. McDonogh to begin on the transition of the Chief Financial Officer role

110%

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Based on a corporate component of 110% and an individual modifier of 110%, Ms. Portney was awarded $1,960,200 in cash and $1,960,200 in RSUs. Based on an individual modifier of 110%, Ms. Portney was awarded $2,376,000 in PSUs for a total incentive award of $6,296,400.

	Key Results	Individual Modifier

Bridget E. Engle Senior Executive Vice President and Head of Operations and Technology

• Successfully completed a 5-year Enterprise Resiliency Program

• Achieved 100% of BNY Mellon activation on Trusted Access platform

• Significant progress on data strategy, identifying cost savings across the global operations and technology group

• Delivered the foundational program to achieve operational efficiency and scalability

• Continued development of technology solutions for new and existing clients, including delivering a leading data platform and a transaction settlement fails Machine Learning model

• Delivered a robust employee engagement program and made progress on diversity priorities

• Progressed on goals to continue to drive paper reduction and reduce carbon footprint

• Significantly increased the overall campus recruiting pipeline, with a focus on diverse talent

105%

Based on a corporate component of 110% and an individual modifier of 105%, Ms. Engle was awarded $2,217,600 in cash and $2,217,600 in RSUs. Based on an individual modifier of 105%, Ms. Engle was awarded $2,688,000 in PSUs for a total incentive award of $7,123,200.

	Key Results	Individual Modifier

Roman Regelman Senior Executive Vice President, CEO of Asset Servicing, Issuer Services and Digital

• Navigated challenging global environment with distinctive client service that led to new commercial opportunities

• Expanded role and successfully integrated Asset Servicing, Issuer Services and Digital with increased momentum for client opportunities and service quality

• Increased business operating leverage focusing on client commerciality and introduced enhanced processes to effectively manage expenses; co-sponsored multiple cross enterprise initiatives focused on firmwide productivity and efficiency

• Successfully led the launch of the first multi-asset platform by a G-SIFI for traditional and digital assets; developed learning opportunities for clients and employees expanding broad digital knowledge

• Co-sponsored firmwide ESG oversight and BNYM policy development

• Sponsored firmwide employee resource group (IMPACT) fostering a workplace that values cultural diversity and differences

• Expanded People Experience program focused on diversity, equity and inclusion driving culture change across all levels of the organization; focused on retention and development

110%

Based on a corporate component of 110% and an individual modifier of 110%, Mr. Regelman was awarded $1,960,200 in cash and $1,960,200 in RSUs. Based on an individual modifier of 110%, Mr. Regelman was awarded $2,376,000 in PSUs for a total incentive award of $6,296,400.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

	Key Results	Individual Modifier

Dermot McDonogh Senior Executive Vice President	• Successfully partnered with Ms. Portney to transition CFO responsibilities • Commenced onboarding by meeting with various key internal and external stakeholders • Initiated strategic review of financial operations	100%

Based on a corporate component of 110% and an individual modifier of 100%, Mr. McDonogh was awarded $1,650,000 in cash and $1,650,000 in RSUs. Based on an individual modifier of 100%, Mr. McDonogh was awarded $2,000,000 in PSUs for a total incentive award of $5,300,000.

Former CEO Compensation

Consistent with past practice for executive officers who retire, Mr. Gibbons was not awarded any PSUs. As a result, his incentive was delivered 25% in cash and 75% in RSUs. Mr. Gibbons was awarded $2,429,166 in cash and $7,287,500 in RSUs. In determining Mr. Gibbons’ award, the HRC Committee considered Mr. Gibbons’ performance while he served as CEO, including fostering a smooth succession.

Reduction, Forfeiture or Clawback in Certain Circumstances

The company may cancel or claw back all or any portion of the RSUs and PSUs that constitute a portion of an NEO’s incentive award and may claw back some or all of an incentive award paid to an NEO in the form of cash if the NEO engages in conduct prohibited by our forfeiture and recoupment policies. For more information on these forfeiture and recoupment policies, see page 69.

Awarded 2022 Total Direct Compensation

Based on the corporate component and individual modifier determinations described above, the total direct compensation awarded to each of our NEOs with respect to 2022 performance is provided in the table below. The amounts reported as Awarded Total Direct Compensation differ substantially from the amounts determined under SEC rules as reported for 2022 in the “Total” column of the “2022 Summary Compensation Table” set forth on page 72. The table below is not a substitute for the “2022 Summary Compensation Table.” Equity awards made in February 2023 based on 2022 performance results will be reported in the Summary Compensation Table in the 2024 Proxy Statement.

Named Executive Officers	Awarded Salary	Awarded Incentive Compensation			Awarded Total Direct Compensation
		Cash	RSUs(1)	PSUs(1)

Robin Vince President and Chief Executive Officer	$916,667	$3,557,540	$3,557,540	$6,468,254	$14,500,000

Thomas P. “Todd” Gibbons Former Chief Executive Officer	$1,041,667	$2,429,166	$7,287,500	—	$10,758,333

Emily H. Portney Senior Executive Vice President and Chief Financial Officer	$600,000	$1,960,200	$1,960,200	$2,376,000	$6,896,400

Bridget E. Engle Senior Executive Vice President and Head of Operations and Technology	$600,000	$2,217,600	$2,217,600	$2,688,000	$7,723,200

Roman Regelman Senior Executive Vice President, CEO of Asset Servicing, Issuer Services and Digital	$600,000	$1,960,200	$1,960,200	$2,376,000	$6,896,400

Dermot McDonogh Senior Executive Vice President	$100,000	$1,650,000	$1,650,000	$2,000,000	$5,400,000

(1)	PSUs are earned between 0% – 150% based on the achievement of performance metrics over the 2023 – 2025 performance period. RSUs vest in equal installments over three years.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Prior Year PSUs

As part of our incentive compensation program, we grant PSUs each year to strengthen the alignment of executive compensation with stockholder interests and to motivate and reward achievement of long-term growth for the company. PSUs cliff vest after the end of a three-year performance period based on achievement of pre-determined performance metrics and continued service, with certain exceptions, and earnout ranges between 0% – 150%.

The PSUs granted in February 2020 were based on average adjusted revenue growth and operating margin over a three-year performance period (2020 – 2022). At the end of the performance period, the HRC Committee determined adjusted average revenue growth and operating margin to be $241 million and 31.9%, respectively, and set the resulting earnout at 95% of target. Consistent with last year and with the award terms, the HRC Committee adjusted for impacts from equity market, currency translation, interest rates and provision for credit losses.

Our PSU awards outstanding as December 31, 2022 are summarized below:

2021 PSUs

In February 2021, the HRC Committee determined that the 2021 PSU earnout will be based on average company ROTCE and relative TSR over a three-year performance period (2021 – 2023).

2021 PSU Earnout Grid
Average Annual ROTCE (Weighted 70%)	Percent Vested		TSR percentile vs. Relative Peer Group[1] (Weighted 30%)	Percent Vested
Above 18.5%	150%	+	Above 75%	200%[2]
15.5% to 18.5%	100% to 150%		50% to 75%	100% to 150%
12.5% to < 15.5%	50% to < 100%		25% to < 50%	50% to < 100%
Less than 12.5%	0%		Less than 25%	0%

1	Peer Group refers to the "TSR Peer Group", described on page 54.

2	Overall PSU earnout is capped at 150%.

2022 PSUs

In February 2022, the HRC Committee determined that the 2022 PSU earnout will be based on average company ROTCE and relative TSR over a three-year performance period (2022 – 2024). Annually, the HRC Committee evaluates the performance grid, which is calibrated to our growth and other performance expectations over the next three years. With respect to the 2022 PSUs, the HRC Committee determined to increase the ROTCE performance grid at maximum, target, and threshold by six and a half, five, and two percentage points, respectively.

2022 PSU Earnout Grid
Average Annual ROTCE (Weighted 70%)	Percent Vested		TSR percentile vs. Relative Peer Group[1] (Weighted 30%)	Percent Vested
Above 25.0%	150%	+	Above 75%	200%[2]
20.5% to 25.0%	100% to 150%		50% to 75%	100% to 150%
14.5% to < 20.5%	50% to < 100%		25% to < 50%	50% to < 100%
Less than 14.5%	0%		Less than 25%	0%

1	Peer Group refers to the "TSR Peer Group", described on page 54.

2	Overall PSU earnout is capped at 150%.

Other Compensation and Benefits Elements

Retirement and Deferred Compensation Plans

Our NEOs are eligible to participate in deferred compensation plans, which enable eligible employees to defer the payment of taxes on a portion of their compensation until a later date. To limit pension accruals, we froze all accruals

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

under the Legacy BNY SERP as of December 31, 2014, and under our other U.S. defined benefit pension plans (including the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan) as of June 30, 2015. For a description of these plans and our NEOs’ participation therein, see “2022 Pension Benefits” and “2022 Nonqualified Deferred Compensation” below. In connection with the 2007 merger of The Bank of New York Company and Mellon Financial Corporation, we assumed certain existing arrangements affecting the provision of retirement benefits, maintaining qualified and non-qualified defined benefit and defined contribution plans in which eligible employees, including Mr. Gibbons, our former CEO, participated.

Perquisites

Our NEOs are eligible to participate in company-wide benefit plans. In addition, we provide limited benefits, consistent with market practices, that are reportable under SEC rules as perquisites (see footnotes to the “2022 Summary Compensation Table” below). Our policy regarding corporate aircraft usage provides that the CEO should make reasonable use of the company aircraft for security purposes and to make the most efficient use of his time, including with respect to personal travel. The HRC Committee reviews an aircraft usage report on a semi-annual basis. For security purposes and for the benefit of Mr. Vince’s time, the company provides a driver, but does not provide a car, for business and commuting use by Mr. Vince. The company leased a car and provided a driver for business and commuting use by Mr. Gibbons while he was employed by the company and by other members of the Executive Committee for security purposes and for the benefit of such executives’ time. The HRC Committee reviews car and driver usage at least annually. Mr. Gibbons is covered by a legacy life insurance policy assumed by the company in the 2007 merger.

Pay Practices

HRC Committee Role and Process

The HRC Committee is responsible for determining individual NEO compensation, helping to ensure that it is appropriately linked to performance and aligned with stockholders’ interests. Below is a summary of the process cycle undertaken by the HRC Committee to establish compensation targets, monitor performance and progress, and make final determinations regarding compensation for our NEOs.

Establish target amounts for that years incentive compensation Consider a variety of factors over multiple meetings, including our financial performance and data concerning peer companies executive compensation programs Factors are considered holistically, and no single factor has an assigned or specific quantifiable impact on the target compensation levels established by the HRC Committee Receive regular updates from management on corporate performance forecasts, regulatory and legislative developments, and other relevant matters Engage with management in rigorous review and monitor progress toward performance goals With assistance from the HRC Committees compensation consultant, review overall compensation structure, market compensation trends and other intelligence Report preliminary conclusions and decisions (and information used to arrive at such conclusions and decisions) on CEO compensation to the other independent members of our Board in executive session and solicit their input With respect to our other NEOs, advise the other independent directors regarding compensation decisions and the process used by the HRC Committee in making such decisions Review previous years corporate performance using a combination of financial and qualitative measures, as well as executives individual performance and achievement of established goals Determine and approve total incentive award amounts and grant PSU and RSU awards Determine payout for newly vested PSUs in accordance with the terms of such awards Approve base salary levels for current year Establish Targets (Q1) Monitoring and Accountability (year-long) Determine Awards (Q1 following year)

Stakeholder Feedback

We believe it is important to consider feedback and input from our stakeholders, including stockholders, employees, clients and the communities we serve.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

We have consistently received support for our executive compensation program, with 96% stockholder approval at our 2022 Annual Meeting of Stockholders and an average of 96% stockholder approval at our Annual Meetings of Stockholders during the prior four years. We continue to actively engage with our stakeholders throughout the year.

For direct stockholder feedback on our executive compensation framework and other issues of importance to our investors, we have continued our annual investor engagement process during 2022 and 2023, reaching out to investors representing over 65% of our outstanding common shares as well as proxy advisory firms and other stakeholders. See “Proactive Stockholder Engagement Program” on page 28 for additional information on our outreach.

Role of Compensation Consultants

As discussed above on page 43, the HRC Committee retained Meridian as its independent compensation consultant. Meridian regularly attends HRC Committee meetings and assists the committee in its analysis and evaluation of compensation matters related to our executives. For more information on Meridian and its role as independent compensation consultant to the HRC Committee, see page 43.

Benchmarking

Benchmarking Peer Group

The HRC Committee and our management use a benchmarking peer group to provide a basis for assessing relative company performance and to provide a competitive reference for pay levels and practices. In evaluating and selecting companies for inclusion in the peer group, the HRC Committee targets complex financial companies with which we typically compete for executive talent and business. Our 2022 peer group and their ticker symbols are listed in the box to the right. The HRC Committee selected these companies based on:

•  industry and business mix—focus on companies with comparable mix of businesses (e.g., asset management, asset servicing and clearing services) viewed as competitors for customers and clients, executive talent and investment capital; and

•  size and scope—similar in size and complexity in terms of revenue, assets and market capitalization as well as geographic scope, regulatory oversight and strategic direction.

Ameriprise Financial, Inc. (AMP)

BlackRock, Inc. (BLK)

The Charles Schwab
Corporation (SCHW)

Citigroup Inc. (C)

Fidelity National Information
Services, Inc. (FIS)

The Goldman Sachs
Group, Inc. (GS)

Intercontinental
Exchange, Inc. (ICE)

JPMorgan Chase & Co. (JPM)

Morgan Stanley (MS)

Northern Trust Corporation (NTRS)

The PNC Financial Services
Group, Inc. (PNC)

State Street Corporation (STT)

S&P Global Inc. (SPGI)

U.S. Bancorp (USB)

The 2022 peer group selected by the HRC Committee was amended and expanded from 2021 in consultation with the HRC Committee’s compensation consultant. The HRC Committee considered the mix of businesses and industries represented and determined to add companies in the asset management business and/or with an international presence, financial companies with a technology and/or analytical focus, and additional companies with whom we compete for talent. As a result, Ameriprise Financial, Inc., Citigroup Inc., Fidelity National Information Services, Inc., The Goldman Sachs Group, Inc., Intercontinental Exchange, Inc., and S&P Global Inc. were added to the 2022 peer group. Companies that were determined to be less comparable in terms of size, industry and/or ownership structure were removed: Franklin Resources, Inc., Prudential Financial, Inc., and Wells Fargo & Company. See page 54 for a discussion of the TSR Peer Group approved by the HRC Committee in 2022 for purposes of calculating relative TSR for purposes of determining the PSU earnout.

Compensation Benchmarking

Compensation information is collected from peer group proxy statements to assist the HRC Committee in assessing the competitiveness of target and actual compensation. Peer group information is also used to analyze market trends and compensation program practices. For certain NEOs, data relating to the peer group is supplemented with industry data from surveys conducted by national compensation consulting firms and other data to assess the

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

compensation levels and practices in the businesses and markets in which we compete for executive talent. Peer group data and other information provided to the HRC Committee by its compensation consultant was used by the HRC Committee as a consideration in setting target compensation levels for our NEOs.

Financial Performance Benchmarking

The peer group is also used to provide the HRC Committee with relative financial performance assessments. The metrics reviewed include revenue growth, EPS growth, operating margin, return on equity, and return on tangible common equity, as applicable, and TSR on a one- and three-year basis (separate from the TSR Peer Group discussed on page 54). This analysis provides additional context for the HRC Committee in its review of compensation outcomes as well as compensation program design.

Peer group data reviewed by the HRC Committee was considered holistically and was used as an input, but not the sole input, for the committee’s compensation decisions.

Stock Ownership Guidelines

Under our stock ownership guidelines, each NEO is required to own a number of shares of our common stock with a value equal to a multiple of base salary within five years of becoming a member of our Executive Committee. Our CEO is required to hold shares of common stock valued at seven times base salary and all other Executive Committee members are required to hold shares of common stock equal to four times base salary. Our CEO has an additional stock retention requirement that requires him to retain 50% of net after-tax shares until age 60. The retention requirement applies to all shares received from vesting of RSUs, PSUs, restricted stock and other long-term awards granted after appointment to the Executive Committee.

As of the record date, all NEOs meet the stock ownership guidelines. To determine each NEO’s stock ownership for purposes of the guidelines, we include shares owned directly, shares acquired through our employee stock purchase plan and held in our retirement plans and shares held in certain trusts. We also include 50% of unvested restricted stock and RSUs; however, PSUs and stock options are not counted toward compliance with the stock ownership guidelines.

Hedging and Pledging

In addition to the restrictions on short-swing profits under Section 16 of the Securities Exchange Act of 1934, our NEOs and directors are prohibited from engaging in

•	hedging transactions with respect to company securities;

•	pledging company securities beneficially owned by them;

•	engaging in short sales of our stock;

•	purchasing our stock on margin; and

•	buying or selling any puts, calls or other options involving our securities (other than any stock options that may be granted pursuant to our compensation program).

Prior to engaging in any transaction in company stock or derivative securities (including transactions in employee benefit plans and gifts), our executives and directors are required to pre-clear such transaction with our legal department and obtain that department’s affirmative approval to enter into the transaction.

Our non-executive officer employees (who are not subject to the policies applicable to our executive officers and directors described above) are subject to policies and procedures designed to ensure that transactions in company stock are conducted in compliance with applicable rules and regulations and are free from conflicts of interest. All employees are prohibited from the following with respect to company securities:

•	engaging in short sales of our stock;

•	engaging in short-term trading;

•	purchasing our stock on margin; and

•	buying or selling any puts, calls or other options involving our securities (other than any stock options that may be granted pursuant to our compensation program).

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Clawback and Recoupment

Our comprehensive forfeiture and recoupment policies, which apply to equity and cash incentive awards, hold employees accountable and discourage future imprudent behavior. These policies allow the company to reduce or eliminate incentive awards, cancel all or a portion of any unvested equity awards, and claw back/recoup previously paid equity and cash incentive awards. Material provisions applicable to NEOs based in the U.S. are summarized below. The company continues to monitor regulatory requirements as may be applicable to its recoupment policies.

Policy Trigger	Forfeiture/Recoupment
Risk-Based Forfeiture
The risk assessment rating is lower than our acceptable risk tolerance	Unvested RSUs and PSUs will be subject to review and potential forfeiture, as determined by the HRC Committee
Equity Award Cancellation & Clawback

During the course of employment, the individual directly or indirectly engages in conduct, or it is discovered that the individual engaged in conduct, that is adverse to the interests of the company, including failure to comply with the company’s rules or regulations, fraud, or conduct contributing to any financial restatements or irregularities

The company may cancel all or any portion of unvested equity awards and require repayment of any shares of common stock (or values thereof) or amounts (including dividends and dividend equivalent payments) that were acquired from the award

During the course of employment and for one year after (or longer if set forth in an individual agreement), the individual engages in solicitation and/or diversion of customers or employees and/or competition with the company

Following termination of employment with the company for any reason, the individual violates any post-termination obligations or duties owed to the company under any agreement with the company
Any compensation otherwise payable or paid to the individual is required to be forfeited and/or repaid to the company pursuant to applicable regulatory requirements

Violation of any obligation under the applicable award agreement (including failing to satisfy notice requirements, breaching non-competition or non-solicitation provisions while any portion of the award is outstanding or breaching the confidentiality or non-disparagement provisions)

Cash Recoupment

The company determines within three years of the award date that there is a reasonable belief that the individual has engaged in conduct that is adverse to the company’s interests (including failing to comply with the company’s rules or regulations or engaging in fraud or other conduct that directly or indirectly causes or contributes to a financial restatement or other irregularity of the company during the award performance period)

The company may claw back some or all of a cash incentive award made to the individual

A cash award will be recouped when (1) required by any applicable law, (2) an employee engages in competition with the company during the course of employment, or (3) an employee violates any post-termination obligations or duties owed to the company under any agreement with the company

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

Severance Benefits

Stockholder Approval of Future Executive Severance Arrangements. In July 2010, the Board adopted a policy that the company will not enter into a future severance arrangement with an executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of annual base salary and target cash incentive for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives prior stockholder approval.

Executive Severance Plan. The Bank of New York Mellon Corporation Executive Severance Plan (the “Executive Severance Plan”) provides that participants terminated by the company without “cause” are eligible to receive severance in the amount of one times base salary and may be eligible for a pro-rata annual bonus for the year of termination, as determined on a case-by-case basis. If a pro-rata annual bonus is awarded in the non-change in control context, it will be paid following the end of the year in which termination occurs after an evaluation of corporate and individual performance, among other considerations. The following table sets forth the severance benefits available under the Executive Severance Plan.

Reason for Termination	Severance Payment	Bonus	Benefit Continuation	Outplacement Services

By the company without “cause”	1 times base salary	Pro-rata annual bonus paid after year end at the discretion of management and the HRC Committee	1 year	1 year

By the company without “cause” or by the participant for “good reason” within two years following a “change in control”	2 times base salary and 2 times target annual bonus	Pro-rata target annual bonus for the year of termination	2 years	1 year

Executive Severance Plan participants are selected by the HRC Committee and include each of our NEOs. To receive benefits under the plan, a participant must sign a release and waiver of claims in favor of the company and agree not to compete against the company, or solicit our customers and employees, for so long as the participant is receiving benefits under the Executive Severance Plan.

We do not provide any severance-related tax gross-ups. If any payment under the Executive Severance Plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (“IRC”), then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax. In addition, the amount of payments and benefits payable under the Executive Severance Plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of future executive severance arrangements as described above.

For a description of benefits following a change of control, see “Executive Compensation Tables and Other Compensation Disclosures – Potential Payments upon Termination or Change in Control” on page 79 below.

Confidentiality, Notice, and Restrictive Covenants Agreements. The obligations and duties applicable to each of our NEOs include certain covenants pursuant to a Confidentiality, Notice, and Restrictive Covenants Agreement entered into with the company. Each such agreement requires written notice of the executive’s resignation of employment for any reason and includes covenants regarding the executive’s protection of confidential information (including indefinite non-disclosure of confidential information), non-solicitation obligations (including non-solicitation of company employees and non-interference with any company relationships with customers, clients or employees) for at least one year following the expiration of the applicable notice period, and assignment of inventions to the company.

Tax Considerations

The HRC Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. We generally design our compensation programs so that compensation paid to our NEOs can qualify for available income tax deductions. However, the HRC Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the HRC Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Compensation Discussion & Analysis

How We Address Risk and Control

Regular Review of Compensation Plans and Practices + Direct Link Between Pay and Risk Management + Comprehensive Recoupment Policy + Incentive Award Funding Condition

On an annual basis, our Chief Risk Officer meets with the HRC Committee to review the company’s compensation plans and arrangements, including those in which members of the Executive Committee participate, to verify that they are well-balanced and do not encourage imprudent risk-taking.

For employees who, individually or as a group, are responsible for activities that may expose the company to material amounts of risk, their incentive compensation can be negatively impacted based on their performance through an assessment of their performance on the risk and compliance goals included in our performance management process, directly linking their compensation to risk management. Adjustments to compensation are determined by a senior management committee responsible for control functions and later reviewed and approved by the HRC Committee. This approach allows the HRC Committee the ability to fully eliminate an incentive award if risk performance is below acceptable standards.

With respect to our NEOs, there are several controls intended to link incentive compensation to appropriate risk-taking. As a threshold matter, a common equity Tier 1 ratio for the company of at least 8.5% was established as a minimum funding requirement for our incentive compensation. Payment of any incentive compensation is conditional upon the company meeting this goal. The HRC Committee’s incentive compensation determinations are inclusive of a risk assessment for each executive, which is reviewed by the HRC Committee. The corporate component earnout can also be reduced based on the aggregate performance on the risk assessment for the Executive Committee. In addition, NEOs’ equity awards are subject to 100% forfeiture during, and clawback following, the vesting period. NEOs’ cash incentive awards are subject to 100% clawback within three years following the payment date, in each case based on ongoing risk assessments, under our comprehensive recoupment policies.

We are also subject to regulation by various U.S. and international governmental and regulatory agencies with respect to executive compensation matters and how risk factors into, and is affected by, compensation decisions. Our programs have been designed to comply with these regulations, and the HRC Committee regularly monitors new and proposed regulations as they develop to determine if additional action is required.

Based on the above, we believe that our compensation plans and practices are well-balanced and do not encourage imprudent risk-taking that threatens our company’s value or creates risks that are reasonably likely to have a material adverse effect on the company.

Report of the HRC Committee

The HRC Committee has reviewed and discussed the foregoing “Compensation Discussion & Analysis” with management. On the basis of such review and discussions, the HRC Committee recommended to the Board that the “Compensation Discussion & Analysis” be included in the company’s 2022 Annual Report and this proxy statement.

By: The Human Resources and Compensation Committee

Linda Z. Cook, Chair
M. Amy Gilliland
Jeffrey A. Goldstein
Ralph Izzo
Frederick O. Terrell

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ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

2022 Summary Compensation Table

The following table presents the compensation for our NEOs in accordance with SEC rules, which require equity-based awards to be reported for the year that they are granted. The table below reflects equity-based incentive compensation grants made in 2022 for 2021 performance. A summary of the HRC Committee’s decisions on the compensation awarded to our NEOs for 2022 performance can be found in the “Compensation Discussion & Analysis” section of this proxy statement, which begins on page 49.

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)(4)	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total Compensation

Robin Vince President and Chief Executive Officer	2022	$916,667	$—	$6,706,317	$3,557,540	$—	$22,945	$11,203,469
	2021	$750,000	$—	$1,544,012	$3,052,500	$—	$3,964,159	$9,310,671
	2020	$187,500	$500,000	$3,451,629	$697,541	$—	$66,905	$4,903,575

Thomas P. “Todd” Gibbons Former Chief Executive Officer	2022	$1,098,558	$—	$10,268,822	$2,429,166	$201,571	$121,929	$14,120,046
	2021	$1,250,000	$—	$9,135,074	$3,643,750	$—	$99,218	$14,128,042
	2020	$1,250,000	$—	$4,535,332	$3,209,813	$297,241	$98,169	$9,390,555

Emily H. Portney Chief Financial Officer	2022	$600,000	$—	$7,192,940	$1,960,200	$—	$16,000	$9,769,140
	2021	$600,000	$—	$2,399,289	$1,452,000	$—	$8,700	$4,459,989
	2020	$539,583	$—	$1,249,093	$1,083,926	$—	$19,342	$2,891,944

Bridget E. Engle Head of Operations and Technology	2022	$600,000	$—	$4,872,059	$2,217,600	$—	$16,000	$7,705,659
	2021	$600,000	$—	$4,239,383	$2,217,600	$—	$16,000	$7,072,983
	2020	$600,000	$—	$4,898,744	$1,915,200	$—	$26,250	$7,440,194
Roman Regelman(7) CEO of Asset Servicing, Issuer Services and Digital	2022	$600,000	$—	$3,552,545	$1,960,200	$—	$16,000	$6,128,745

Dermot McDonogh(7) Senior Executive Vice President	2022	$100,000	$75,000	$8,782,808	$1,650,000	$—	$514,041	$11,121,850

(1)	Mr. Gibbons’ 2022 salary includes amounts for accrued but unused vacation upon his retirement.

(2)	The amounts for Mr. Vince and Mr. McDonogh reflect their cash sign-on bonus in 2020 and 2022, respectively.

(3)

The amounts disclosed in this column include the grant date fair value of RSUs and PSUs granted in 2022, 2021, and 2020. For 2022, the grant date fair values of PSUs were: $4,162,533 for Mr. Vince; $6,625,019 for Mr. Gibbons; $1,980,048 for Ms. Portney; $3,024,043 for Ms. Engle; and $2,205,020 for Mr. Regelman. Assuming that the maximum level of performance conditions are achieved, the PSU values would be: $6,243,800 for Mr. Vince; $9,937,528 for Mr. Gibbons; $2,970,072 for Ms. Portney; $4,536,064 for Ms. Engle; and $3,307,529 for Mr. Regelman. The amounts disclosed in this column for Mr. McDonogh represent the grant date fair value of his equity buyout RSUs.

(4)

The amounts disclosed in this column are computed in accordance with FASB ASC Topic 718 (“ASC 718”) using the valuation methodology for equity awards set forth in note 17 to the consolidated financial statements in our 2022 Annual Report.

(5)

The amounts disclosed in this column represent the amount of increase in the present value of the executive’s accumulated pension benefit. For 2022, present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2022, including a discount rate of 5.61%. For 2022, the change in Mr. Gibbons’ pension value is based on benefits earned as of his retirement date of October 31, 2022.

72	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

(6)	The items comprising “All Other Compensation” for 2022 are:

Name	Perquisites and Other Personal Benefits(a)	Contributions to Defined Contribution Plans(b)	New Hire Payments(c)	Total

Robin Vince	$6,945	$16,000		$22,945

Thomas P. “Todd” Gibbons	$105,929	$16,000		$121,929

Emily H. Portney		$16,000		$16,000

Bridget E. Engle		$16,000		$16,000

Roman Regelman		$16,000		$16,000

Dermot McDonogh		$7,000	$507,041	$514,041

(a)

“Perquisites and Other Personal Benefits” for Mr. Vince consist of personal usage of the company employed driver, net of amounts reimbursed to the company. For Mr. Gibbons, this column consists of personal usage of corporate aircraft ($80,603) and company car and driver ($25,326).

(b)	“Contributions to Defined Contribution Plans” consist of matching contributions under the BNY Mellon 401(k) Savings Plan. The company match is capped at $16,000.

(c)

“New Hire Payments” for Mr. McDonogh consist of reimbursement of legal fees associated with his offer letter ($20,000), relocation costs associated with his relocation from Dublin, Ireland to the U.S. ($280,500), a tax equalization payment for his legal fees ($17,113) and a tax equalization payment to reimburse Mr. McDonogh for income tax liability arising from certain of the location costs which is part of the standard relocation benefit provided to eligible employees ($189,428).

(7)	Because Mr. Regelman and Mr. McDonogh were only NEOs in 2022, no disclosure is included for them for 2020 and 2021.

BNY Mellon ➢	2023 Proxy Statement	73

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

2022 Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards(3)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)(4)
Robin Vince President and Chief Executive Officer	EICP	—	—	$2,583,333	$3,875,000
	PSUs	2/7/2022				—	66,868	100,302		$4,162,533
	RSUs	2/7/2022							40,864	$2,543,784
Thomas P. “Todd” Gibbons Former Chief Executive Officer	EICP	—	—	$2,208,333	$3,312,500
	PSUs	2/7/2022				—	106,426	159,639		$6,625,019
	RSUs	2/7/2022							58,535	$3,643,804
Emily H. Portney Senior Executive Vice President and Chief Financial Officer	EICP	—	—	$1,620,000	$2,430,000
	PSUs	2/7/2022				—	31,808	47,712		$1,980,048
	RSUs	2/7/2022							19,438	$1,210,016
	RSUs	11/2/2022							95,148	$4,000,022
Bridget E. Engle Senior Executive Vice President and Head of Technology and Operations	EICP	—	—	$1,920,000	$2,880,000
	PSUs	2/7/2022				—	48,579	72,869		$3,024,043
	RSUs	2/7/2022							29,687	$1,848,016

Roman Regelman Senior Executive Vice President, Chief Executive Officer of Asset Servicing, Issuer Services and Digital	EICP	—	—	$1,620,000	$2,430,000
	PSUs	2/7/2022				—	35,422	53,133		$2,205,020
	RSUs	2/7/2022							21,647	$1,347,526

Dermot McDonogh Senior Executive Vice President	EICP	—	—	$1,500,000	$2,250,000
	RSUs	12/1/2022							191,932	$8,782,808

(1)

Represents the target and maximum cash incentive compensation amounts for performance during 2022 under The Bank of New York Mellon Corporation Executive Incentive Compensation Plan (the “EICP”). There was no threshold payout under this plan for 2022. Actual cash incentive compensation paid is determined based on the Corporate Component and Individual Modifier.

(2)

Represents the portion of the NEO’s incentive compensation awarded in the form of PSUs under the LTIP for performance during 2021. The amounts shown under the “Maximum” column represent the maximum payout level of 150% of target; there is no threshold payout level. Upon vesting, earned PSUs, inclusive of any earned dividend equivalents, will be paid out in shares of BNY Mellon common stock. These PSUs will be earned between 0%—150% based on average return on tangible common equity (as adjusted) and relative total shareholder return versus the TSR Peer Group, each over a three-year period. Earned PSUs cliff vest after the end of the performance period. All unvested PSUs are subject to downward adjustment in the event an NEO’s risk scorecard rating is lower than acceptable risk tolerance level, as determined by the HRC Committee.

(3)

Represents the portion of the NEO’s incentive compensation award granted in the form of RSUs under the LTIP for performance during 2021. RSUs granted on February 7, 2022, vest in equal installments over three years. Ms. Portney’s RSUs granted on November 2, 2022, represents a retention award, which will be settled in shares of common stock on the third anniversary of grant, November 2, 2025, with 50% of the award vesting on March 1, 2023 and the remaining 50% vesting on the settlement date. Mr. McDonogh’s RSUs granted on December 1, 2022, represents a buyout award that vests in annual installments over a five-year period commencing in February 2025.

(4)	The aggregate grant date fair value of awards presented in this column is calculated in accordance with ASC 718.

74	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

2022 Outstanding Equity Awards at Fiscal Year-End

The market value of unvested or unearned awards is calculated using a $45.52 per share value, which was the closing price per share of our common stock on the NYSE on December 30, 2022 (the last trading day of the year).

		Option Awards				Stock Awards(2)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Year of Grant/ Performance Period(1)	Exercisable	Unexercisable
Robin Vince	2020					26,743	$1,217,341
	2021					8,763	$398,892
	2022					40,864	$1,860,129
	2021-2023							24,826(3)	$1,130,094
	2022-2024							68,542(3)	$3,120,040
Thomas P. “Todd” Gibbons	2020					10,839	$493,391
	2021					48,391	$2,202,758
	2022					58,535	$2,664,513
	2020-2022							66,972(4)	$3,048,586
	2021-2023							152,324(3)	$6,933,786
	2022-2024							109,091(3)	$4,965,804
Emily H. Portney	2018					1,660	$75,563
	2020					8,956	$407,677
	2021					13,617	$619,846
	2022					114,586	$5,215,955
	2021-2023							38,579(3)	$1,756,109
	2022-2024							32,604(3)	$1,484,151
Bridget E. Engle	2020					48,138	$2,191,242
	2021					24,061	$1,095,257
	2022					29,687	$1,351,352
	2020-2022							43,008(4)	$1,957,719
	2021-2023							68,166(3)	$3,102,899
	2022-2024							49,795(3)	$2,266,681
Roman Regelman	2020					22,956	$1,044,957
	2021					11,815	$537,819
	2022					21,647	$985,371
	2020-2022							15,317(4)	$697,213
	2021-2023							33,473(3)	$1,523,700
	2022-2024							36,309(3)	$1,652,780
Dermot McDonogh	2022					191,932	$8,736,745

(1)	Refers to the year of grant for RSUs and to the performance period for PSUs.

BNY Mellon ➢	2023 Proxy Statement	75

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

(2)	RSUs vest in accordance with the following schedule:

Year of Grant
2018	For Ms. Portney, 100% vests on 3/8/2023.
2020

Three-year pro-rata vesting for annual awards, with the remaining unvested RSUs having vested on 2/10/2023. For Mr. Vince, 26,743 vested on 1/17/2023. For Ms. Engle and Mr. Regelman, 100% vested on 2/10/2023.

2021	Three-year pro-rata vesting, with the remaining unvested RSUs vesting 50% on 2/8/2023 and 50% 2/8/2024.
2022

Three-year pro-rata vesting for annual awards; 33% vested on 2/15/2023 and the remaining unvested RSUs vesting 50% on 2/15/2024 and 50% on 2/15/2025. For Ms. Portney, 95,148 will settle on 11/2/2025 (47,574 vesting on 3/1/2023). For Mr. McDonogh 61,626 RSUs will vest on 2/28/2025, 50,060 RSUs will vest on 2/28/2026, 36,919 RSUs will vest on 2/28/2027, 26,213 RSUs will vest on 2/28/2028 and 17,114 RSUs will vest on 2/28/2029.

PSUs are earned and vest in accordance with the following schedule:

Year of Grant
2020	Earned at 95% of target, based on adjusted average revenue growth and average operating margin, each over a three-year period; earned PSUs cliff vest after the end of the performance period.
2021

Earned, between 0%—150% of target, based on adjusted Return on Tangible Common Equity (ROTCE) and Total Shareholder Return (TSR), each over a three-year period; earned PSUs cliff vest after the end of the performance period.

2022

Earned, between 0%—150% of target, based on adjusted Return on Tangible Common Equity (ROTCE) and Total Shareholder Return (TSR), each over a three-year period; earned PSUs cliff vest after the end of the performance period.

(3)	Includes accrued dividends on the PSUs granted in 2021 and 2022, assuming target performance.

(4)	Includes accrued dividends on the PSUs granted in 2020 as of December 31, 2022, which were earned based on performance.

2022 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)

Robin Vince President and Chief Executive Officer	—	$—	75,976	$4,832,161

Thomas P. “Todd” Gibbons Former Chief Executive Officer	—	$—	144,888	$8,071,941

Emily H. Portney Senior Executive Vice President and Chief Financial Officer	—	$—	27,378	$1,700,663

Bridget E. Engle Senior Executive Vice President and Head of Operations and Technology	—	$—	55,555	$3,326,169

Roman Regelman Senior Executive Vice President, Chief Executive Officer of Asset Servicing, Issuer Services and Digital	—	$—	20,777	$1,251,317

Dermot McDonogh Senior Executive Vice President	—	$—	—	—

76	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

2022 Pension Benefits

Name	Plan Name(1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year 2022 ($)(3)

Thomas P. “Todd” Gibbons	BNY Mellon Tax-Qualified Retirement Plan	28.08	$0	$1,403,881

	Legacy BNY Excess Plan	28.08	$2,191,878	$0

	Legacy BNY SERP	27.58	$3,700,113	$0

(1)

Benefit accruals under the Legacy BNY SERP were frozen as of December 31, 2014, and benefit accruals under the Legacy BNY Excess Plan and BNY Mellon Tax-Qualified Retirement Plan were frozen as of June 30, 2015.

(2)

The present values shown above are based on benefits earned by Mr. Gibbons as of his retirement date of October 31, 2022 under the terms of the various plans as summarized below. Present values are determined in accordance with the assumptions used for purposes of measuring our pension obligations under FASB ASC 715 as of December 31, 2022.

(3)	Mr. Gibbons’ benefit under the BNY Mellon Tax-Qualified Retirement Plan was paid in a lump sum distribution in 2022.

BNY Mellon Retirement Plans

All of the plans listed in the table above are closed to new participants and were frozen as of December 31, 2014 for the Legacy BNY SERP and as of June 30, 2015 for the BNY Mellon Tax-Qualified Retirement Plan and the Legacy BNY Excess Plan. Benefits for Legacy BNY participants under the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy BNY SERP were determined under a career average pay formula for service on and after January 1, 2006 and under a final average pay formula for service prior to 2006.

The BNY Mellon Tax-Qualified Retirement Plan was amended effective January 1, 2009, to change the benefit formula for participants under age 50 as of December 31, 2008 and for new participants to a cash balance formula for service earned on and after January 1, 2009. Plan participants who were age 50 or older as of December 31, 2008 continued to earn benefits through June 30, 2015 under the provisions of the legacy plan in which they participated as of that date. Because Mr. Gibbons was over age 50 as of December 31, 2008, he continued to earn benefits under the provisions of the legacy plans in which he participated.

Upon his retirement on October 31, 2022, Mr. Gibbons was eligible to receive unreduced benefits from the BNY Mellon Tax-Qualified Retirement Plan, the Legacy BNY Excess Plan and the Legacy BNY SERP. His benefit under the BNY Mellon Tax-Qualified Retirement Plan was paid in a lump sum distribution in 2022 after his retirement. His benefits under the Legacy BNY Excess Plan and the Legacy BNY SERP will be paid in lump sum distributions in 2023. Since Mr. Vince, Ms. Portney, Mr. McDonogh, Ms. Engle and Mr. Regelman do not participate in any retirement plan that provides for specified payments and benefits (other than defined contribution plans), they are not included in the Pension Benefits table above.

BNY Mellon Tax-Qualified Retirement Plan—Legacy BNY Provisions. The Legacy BNY Tax-Qualified Retirement Plan (the “Legacy BNY Plan”) formula is a career average pay formula subject to IRC limits on eligible pay for determining benefits. Benefits are based on eligible base pay prior to the plan freeze effective June 30, 2015. Employees who participated in the Legacy BNY Plan prior to January 1, 2006 may choose between a monthly benefit and a lump sum at retirement, while other participants will receive monthly benefits at retirement.

Legacy BNY Excess Plan. This plan is an unfunded nonqualified plan designed to provide the same benefit to Legacy BNY employees as under the BNY Mellon Tax-Qualified Retirement Plan to the extent their benefits are limited under such plan as a result of IRC limits on accrued benefits and eligible base pay. Benefits are paid in a lump sum.

Legacy BNY SERP. This plan is an unfunded nonqualified plan that provides benefits according to a benefit formula similar to that of the BNY Mellon Tax-Qualified Retirement Plan benefit formula but includes an annual bonus (capped at 100% of base salary after 2005) for senior executives who were selected to participate in the plan by The Bank of New York’s board of directors prior to July 8, 2003. Benefits are paid in a lump sum. Participants are entitled to benefits in this plan only if they terminate service on or after age 60.

BNY Mellon ➢	2023 Proxy Statement	77

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

2022 Nonqualified Deferred Compensation

The following table provides information with respect to each plan that provides for nonqualified deferred compensation in which the NEOs participate. Each of these plans is described below.

Name	Executive Contributions in Fiscal Year 2022	Registrant Contributions in Fiscal Year 2022	Aggregate Earnings in Fiscal Year 2022	Aggregate Withdrawals/ Distributions	Aggregate Balance at End of Fiscal Year 2022

Robin Vince	$0	$0	$0	$0	$0

Thomas P. “Todd” Gibbons	$0	$0	$(19,344)	$0	$87,459

Emily H. Portney	$0	$0	$(2,150)	$0	$10,722

Bridget E. Engle	$0	$0	$(4,453)	$0	$23,372

Roman Regelman	$0	$0	$(3,536)	$0	$10,805

Dermot McDonogh	$0	$0	$0	$0	$0

BNY Mellon Nonqualified Deferred Compensation Plans

BNY Mellon 401(k) Benefits Restoration Plan. Due to an amendment to the tax-qualified BNY Mellon 401(k) Savings Plan effective January 1, 2021, no NEOs are eligible to earn non-elective contributions under that plan after December 31, 2020. Therefore, no additional benefits were earned by NEOs under the BNY Mellon 401(k) Benefits Restoration Plan for the year ended December 31, 2022. The BNY Mellon 401(k) Benefits Restoration Plan is a nonqualified plan designed for the purpose of providing deferred compensation on an unfunded basis for eligible employees. The deferred compensation provided under the BNY Mellon 401(k) Benefits Restoration Plan is intended to supplement the benefit provided under the 401(k) Plan where the employee’s retirement contributions under the 401(k) Plan are limited due to the maximums imposed on “qualified” plans by Section 401(a)(17) of the IRC. Pursuant to the BNY Mellon 401(k) Benefits Restoration Plan, we set up a notional account that is credited with an amount, if any, of non-elective company contributions that would have been credited to each eligible employee’s 401(k) Plan account absent those tax limitations, including for prior years in which the BNY Mellon 401(k) Benefits Restoration Plan was not yet in effect. The amounts credited to the notional accounts generally vest after three years of service, as defined and calculated under the 401(k) Plan. Mr. Vince and Mr. McDonogh did not earn a contribution under the BNY Mellon 401(k) Benefits Restoration Plan prior to December 31, 2020.

78	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

Potential Payments upon Termination or Change in Control

The following discussion summarizes the arrangements, agreements, and policies of the company relating to potential payments to our NEOs upon termination or change in control.

Retirement Benefits

As shown in the “2022 Pension Benefits” and the “2022 Nonqualified Deferred Compensation” Tables above, we provide qualified and non-qualified pension retirement benefits and qualified and non-qualified defined contribution retirement benefits (with the specific plans varying depending on when participation began).

In addition, we provide continued vesting of equity awards for participants who are eligible for retirement, with the eligibility dependent on the individual’s age and length of service and the terms of the applicable plan and award agreements. At December 31, 2022 and using the same assumptions as used for the “Table of Other Potential Payments” below, Mr. Vince was eligible to receive continued vesting of stock awards in the amount of $7,864,490. In accordance with the terms of Mr. Vince’s offer letter, any equity awards that Mr. Vince was granted prior to the amendment to his offer letter (other than RSUs granted in connection with his buyout award) prior to his turning 55 years old will continue to vest according to their terms if Mr. Vince complies with all applicable covenants and (i) his employment is terminated without cause, (ii) his employment is terminated pursuant to mutual agreement, or (iii) he voluntarily resigns as a result of a material and adverse change in duties, responsibilities or scope of his position except to the extent required by law or regulation. Also, in accordance with the terms of his offer letter, RSUs granted to Mr. Vince in connection with his buyout awards shall continue to vest unless his employment is terminated for cause. In 2022, Mr. Vince’s offer letter was amended to conform the vesting terms of any RSUs granted after the date of the amendment to the vesting terms applicable to awards made to Executive Committee members. In accordance with the terms of his offer letter, RSUs granted to Mr. McDonogh in connection with his buyout awards shall continue to vest unless his employment is terminated for cause. Ms. Portney, Ms. Engle, and Mr. Regelman are not included above because they are not retirement eligible. Continued vesting is not provided on termination by the company if the NEO is terminated for cause.

Other Potential Payments upon Termination or Change in Control

Change in Control and Severance Arrangements. Since 2010, our Board has implemented a “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements.” The policy provides that the company will not enter into a future severance arrangement with a senior executive that provides for severance benefits (as defined in the policy) in an amount exceeding 2.99 times the sum of the senior executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives approval of the stockholders of the company.

Under the Executive Severance Plan, if an eligible participant is terminated by the company without “cause” (as defined in the plan), the participant is eligible to receive a severance payment equal to one times the participant’s base salary for the year of termination (or, if greater, for the year before the year of termination) and benefit continuation and outplacement services for one year.

The participant is also eligible for a pro-rata annual bonus for the year of termination in the company’s sole discretion. If a participant’s employment is terminated by the company without cause or if the participant terminates his or her employment for “good reason” (as defined in the plan) within two years following a “change in control” (as defined in the plan), then instead of receiving the benefits described above, the participant is eligible to receive a severance payment equal to two times the sum of the participant’s base salary and target annual bonus for the year of termination (or, if greater, for the year before the year of termination), a pro-rata target annual bonus for the year of termination, benefit continuation for two years and outplacement services for one year.

The payments and benefits under the plan are subject to the participant signing a release and waiver of claims in favor of the company and agreeing not to compete against the company, or solicit our customers and employees, for so long as the participant is receiving benefits under the plan. If any payment under the plan would cause a participant to become subject to the excise tax imposed under Section 4999 of the IRC, then payments and benefits will be reduced to the amount that would not cause the participant to be subject to the excise tax if such a reduction would put the participant in a better after-tax position than if the participant were to pay the tax.

BNY Mellon ➢	2023 Proxy Statement	79

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

Payments and benefits that are payable under the plan will be reduced to the extent that the amount of such payments or benefits would exceed the amount permitted to be paid under the company’s “Policy Regarding Stockholder Approval of Future Senior Officer Severance Arrangements” and such amounts are not approved by the company’s stockholders in accordance with the policy.

Unvested Equity Awards. Equity awards granted to our NEOs through December 31, 2022 were granted under the LTIP or its predecessor. Each award is evidenced by an award agreement that sets forth the terms and conditions of the award and the effect of any termination event or a change in control on unvested equity awards. The effect of a termination event or change in control on outstanding equity awards varies by type of award.

Table of Other Potential Payments. The following table is based on the following:

•	Assumes termination effective as of December 31, 2022.

•	Equity awards valued at $45.52, the closing price of our common stock on December 30, 2022, the last trading day of the year.

•

The amounts shown in the table include the estimated potential payments and benefits that are payable as a result of the triggering event and do not include any pension, deferred compensation, or equity award vesting that would be earned on retirement as described above. We have only included amounts by which an NEO’s retirement benefit is enhanced by the triggering event, or additional equity awards that vest on the triggering event that would not vest on retirement alone. See “BNY Mellon Retirement Plans” on page 77 above for information on the acceleration or continued vesting of equity awards upon retirement.

•

The designation of an event as a termination in connection with a change in control is dependent upon the termination being either an involuntary termination by the company without cause or a termination by the NEO for good reason.

•	“Cash severance” includes payments of salary, bonus, severance, or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s separation, would include payments or benefits already earned or vested, and may differ from the amounts set forth in the tables below. In some cases a release may be required before amounts would be payable. Although we may not have any contractual obligation to make a cash payment or provide other benefits to any NEO in the event of his or her death or upon the occurrence of any other event, a cash payment may be made or other benefit may be provided in our discretion. The incremental benefits that would be payable upon certain types of termination of employment as they pertain to the NEOs are described below.

80	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

Named Executive Officer	By Company Without Cause	Termination in Connection with Change of Control	Death

Robin Vince

Cash Severance(1)	$916,667	$12,166,668	$—

Pro-rated Bonus(1)	$7,115,080	$5,166,667	$—

Health and Welfare Benefits	$42,457	$59,914	$—

Additional Stock Award Vesting(2)	$—	$—	$—

TOTAL	$8,074,204	$17,393,249	$—

Emily H. Portney

Cash Severance(1)	$600,000	$7,680,000	$—

Pro-rated Bonus(1)	$3,920,400	$3,240,000	$—

Health and Welfare Benefits	$36,970	$48,940	$—

Additional Stock Award Vesting(2)	$8,070,980	$9,645,799	$9,645,799

TOTAL	$12,628,350	$20,614,739	$9,645,799

Bridget E. Engle

Cash Severance(1)	$600,000	$8,880,000	$—

Pro-rated Bonus(1)	$4,435,200	$3,840,000	$—

Health and Welfare Benefits	$42,394	$59,788	$—

Additional Stock Award Vesting(2)	$12,230,903	$12,230,903	$12,230,903

TOTAL	$17,308,497	$25,010,691	$12,230,903

Roman Regelman

Cash Severance(1)	$600,000	$7,680,000	$—

Pro-rated Bonus(1)	$3,920,400	$3,240,000	$—

Health and Welfare Benefits	$42,733	$60,466	$—

Additional Stock Award Vesting(2)	$4,967,709	$6,577,481	$6,577,481

TOTAL	$9,530,842	$17,557,947	$6,577,481

Dermot McDonogh

Cash Severance(1)	$600,000	$7,200,000	$—

Pro-rated Bonus(1)	$3,300,000	$3,000,000	$—

Health and Welfare Benefits	$42,475	$59,950	$—

Additional Stock Award Vesting(2)	$—	$—	$—

TOTAL	$3,942,475	$10,259,950	$—

(1)

Amounts shown assume that no NEO received payment or other separation benefit other than the Executive Severance Plan. Amounts have been calculated in accordance with the terms of the applicable agreements. For terminations by the company without cause, amounts will be paid in installments over a one-year period following termination. For terminations in connection with a change of control, amounts will be paid in a lump sum.

(2)

The value of “Additional Stock Award Vesting” represents the value at December 30, 2022 of all shares of restricted stock units (along with cash dividends accrued on the restricted stock units) and earned PSUs (along with dividend equivalents on the PSUs) on that date. Information relating to the vesting of stock awards on retirement can be found in “BNY Mellon Retirement Plans” on page 77 above.

BNY Mellon ➢	2023 Proxy Statement	81

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

Pay Ratio

Set forth below is the annual total compensation of our median employee, the annual total compensation of Mr. Vince, and the ratio of those two values:

•	The 2022 annual total compensation of the median employee of BNY Mellon (other than our CEO) was $70,737(1);

•	The 2022 annual total compensation of our CEO, Mr. Vince, was $11,220,925(2); and

•	For 2022, the ratio of the annual total compensation of Mr. Vince to the annual total compensation of our median employee was 159 to 1.

Background

We previously identified our median employee (who is located in the U.S.) using our world-wide employee population (without exclusions) as of October 31, 2020 and measuring compensation based on total pay actually received over the period November 1, 2019—October 31, 2020. There has been no change in our employee population, our employee compensation arrangements or our median employee’s circumstances that we believe would significantly impact our pay ratio disclosure. Therefore, as permitted by SEC rules, we calculated the 2022 pay ratio set forth above using the same median employee that we used to calculate our 2020 pay ratio.

As required by SEC rules, we calculated 2022 annual total compensation for our median employee using the same methodology that we use to determine our NEOs’ annual total compensation for the “2022 Summary Compensation Table”.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

(1)	The median employee’s total compensation includes the value of company-paid benefits applicable to the median employee.
(2)

For purposes of the CEO pay ratio disclosure, Mr. Vince’s annual total compensation includes the amount reported in the “Total” column of the “2022 Summary Compensation Table” on page 72, plus the value of company-paid benefits applicable to Mr. Vince.

82	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

Pay
Versus Performance
Pay Versus Performance Table
As required by Section 953(a) of the
Dodd-Frank
Wall Street Reform and Consumer Protection Act, and Item 402(v) of
Regulation S-K,
we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance of the company. The HRC Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” on page 49 above. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to RSUs and PSUs. See the “2022 Option Exercises and Stock Vested” table on page 76.

Year	PEO				Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (4) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (MM) (7)
	Summary Compensation Table Total (1)		Compensation Actually Paid (2)							Company- Selected Performance Measure
	PEO 1 Robin Vince ($)	PEO 2 Todd Gibbons ($)	PEO 1 Robin Vince ($)	PEO 2 Todd Gibbons ($)			Total Shareholder Return ($) (5)	Peer Group Total Shareholder Return ($) (6)		ROTCE (8)

2022	11,203,469	14,120,046	9,551,417	10,984,534	8,681,348	7,846,962	98.94	118.77	$2,560	21.0%

2021	N/A	14,128,042	N/A	26,895,557	6,530,187	9,933,878	122.36	132.75	$3,771	17.6%

2020	N/A	9,390,555	N/A	5,322,466	5,230,863	3,281,334	87.08	98.31	$3,626	17.8%

(1)
The dollar amounts reported for Mr. Vince and Mr. Gibbons under “Summary Compensation Table Total” are the amounts of total compensation reported for Mr. Vince and Mr. Gibbons for each corresponding year in the “Total” column of the Summary Compensation Table as reflected on page
 72.

(2)
The dollar amounts reported for Mr. Vince and Mr. Gibbons under “Compensation Actually Paid” represent the amount of “compensation actually paid” to Mr. Vince and Mr. Gibbons, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Vince or Mr. Gibbons during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to Mr. Vince’s and Mr. Gibbons’ total compensation for each year to determine the compensation actually paid:

	Robin Vince	Todd Gibbons
	2022	2022	2021	2020

Total Compensation as reported in Summary Compensation Table (SCT)	$11,203,469	$14,120,046	$14,128,042	$9,390,555

Pension values reported in SCT	$—	$(201,571)	$—	$(297,241)

Fair value of equity awards granted during fiscal year	$(6,706,317)	$(10,268,822)	$(9,135,074)	$(4,535,332)

Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	$—	$—	$—	$—

Fair value of equity compensation granted in current year—value at end of year-end	$5,256,864	$8,070,700	$15,832,016	$2,251,228

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$419,475	$(638,638)	$349,404	$(1,149,622)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(720,974)	$(331,157)	$5,569,415	$(466,199)

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$98,900	$233,977	$151,754	$129,077

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	$—	$—	$—	$—

Compensation Actually Paid to CEO	$9,551,417	$10,984,534	$26,895,557	$5,322,466

(3)
The dollar amounts reported under Average Summary Compensation Total for non-PEO
NEOs represent the average of the amounts reported for the company’s named executive officers (NEOs) as a group (excluding any individual serving as our CEO for such year) in the “Total” column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Emily Portney, Bridget Engle, Roman Regelman and Dermot McDonogh; (ii) for 2021, Robin Vince, Emily Portney, Bridget Engle and Senthil Kumar; and (iii) for 2020, Robin Vince, Emily Portney, Bridget Engle, Catherine Keating, Michael Santomassimo and Mitchell Harris.

BNY Mellon ➢	2023 Proxy Statement	83

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

(4)
The dollar amounts reported under Average Compensation Actually Paid for non-PEO
NEOs represent the average amount of “compensation actually paid” to the NEOs as a group (excluding the CEO), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	NEO Averages
	2022	2021	2020

Total Compensation as reported SCT	$8,681,348	$6,530,187	$5,230,863

Pension values reported in SCT	—	—	$(3,687)

Fair value of equity awards granted during fiscal year	$(6,100,088)	$(2,739,608)	$(3,528,076)

Pension value attributable to current year’s service and any change in pension value attributable to plan amendments made in the current year	—	—	—

Fair value of equity compensation granted in current year—value at end of year-end	$5,543,061	$4,713,918	$2,161,550

Change in fair value for end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$24,185	$(18,917)	$(176,788)

Change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(343,054)	$1,419,902	$(21,448)

Dividends or other earnings paid on stock or options awards in the covered fiscal year prior to the vesting date that are not otherwise included in the total compensation for the covered fiscal year	$41,510	$28,397	$27,906

Fair value of awards forfeited in current fiscal year determined at end of prior fiscal year	—	—	$(408,987)

Compensation Actually Paid to NEO	$7,846,962	$9,933,878	$3,281,334

(5)
Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the company’s share price at the end and the beginning of the measurement period by the company’s share price at the beginning of the measurement period.

(6)
Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: S&P 500 Financials Index.

(7)
2022 net income includes net loss of $(1,378)M from notable items due to impact of goodwill impairment, net loss from repositioning the securities portfolio, severance expense, litigation reserves, accelerated amortization of deferred costs for depositary receipts services related to Russia and net gains on disposals.

(8)	Return on Tangible Common Equity is shown on an operating basis as adjusted for notable items disclosed externally.
Financial Performance Measures
As described in greater detail in “Item 2.—Advisory Vote on Compensation—Compensation Discussion & Analysis” beginning on page 47, our approach to executive compensation is designed to directly link pay to performance, recognize both corporate and individual performance, promote long-term stock ownership, attract, retain and motivate talented executives, and balance risk and reward while taking into consideration stakeholder feedback as well as market trends and practices. The most important financial measures used by the company to link compensation actually paid (as defined by SEC rules) to the company’s named executive officers for the most recently completed fiscal year to the company’s performance are:

•	Return on Tangible Common Equity (ROTCE);

•	Total Revenue; and

•	Operating Earnings Per Share (OEPS).
Analysis of the Information Presented in the Pay versus Performance Table
While we utilize several performance measures to align executive compensation with performance, all of those measures are not presented in the Pay versus Performance table. Moreover, the company generally seeks to incentivize long-term performance, and therefore does not specifically align the company’s performance measures with compensation that is actually paid (as defined by SEC rules) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between information presented in the Pay versus Performance table.

84	BNY Mellon ➢	2023 Proxy Statement

ITEM 2. ADVISORY VOTE ON COMPENSATION	> Executive Compensation Tables and Other Compensation Disclosures

Compensation Actually Pai
d
and TSR

Compensation Actually
P
aid and Net Income

Compensation Actually
P
aid and ROTCE

BNY Mellon ➢	2023 Proxy Statement	85

ITEM 3. ADVISORY VOTE ON SAY-ON-PAY VOTE FREQUENCY	> Resolution

Proposal

We are asking stockholders to vote in favor of advising the company to conduct a say-on-pay vote every year, at each Annual Meeting of stockholders.

Background

• Under Section 14A of the Securities Exchange Act of 1934 rules, which was established by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the related SEC rules promulgated thereunder, at least once every six years we must hold an advisory vote on whether to present to stockholders an advisory vote on executive compensation every year, every two years or every three years.

• We held say-on-pay vote frequency advisory votes in 2011 and 2017. At the 2011 and 2017 Annual Meetings, the Board recommended the option of holding an annual say-on-pay vote, and 86% and 91%, respectively, of the votes cast voted in favor of holding such a vote annually.

• Our Board values continuing, constructive feedback from our stockholders on executive compensation and other important corporate governance topics. An annual vote fosters communication between our stockholders, the Board and the HRC Committee and offers a strong mechanism for stockholders to provide regular input on executive compensation as well as the company’s compensation practices and policies. The Board believes that an annual vote has provided, and will continue to provide, valuable feedback on executive compensation. The Board further believes that an annual vote makes the most sense for the company because the HRC Committee evaluates and determines the compensation of our named executives on an annual basis. The Board of Directors unanimously recommends that you vote “FOR” a vote EVERY year.

The Board unanimously recommends that you vote “FOR” a vote EVERY year.

Voting

Unlike the other proposals included on the proxy card, you have four choices as to how to vote on this proposal. You may cast your vote on your preferred voting frequency by choosing the option of one year, two years or three years or abstain from voting when you vote in response to this proposal. The option of one year, two years or three years that receives the greatest number of votes will be deemed to have received the recommendation of the stockholders.

Your vote on this resolution is an advisory vote. Although the Board is not required to take any action in response to the stockholder vote, the Board values our stockholders’ opinions. As in prior years, the Board intends to consider the results of the 2023 vote carefully when making future decisions regarding how often the company should conduct a stockholder advisory vote on executive compensation.

86	BNY Mellon ➢	2023 Proxy Statement

ITEM 4. RATIFICATION OF KPMG LLP

Item 4. Ratification of KPMG LLP

RESOLUTION	Page 88

REPORT OF THE AUDIT COMMITTEE	Page 89

SERVICES PROVIDED BY KPMG LLP	Page 90
Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees	Page 90
Other Services Provided by KPMG LLP	Page 90
Pre-Approval Policy	Page 90

BNY Mellon ➢	2023 Proxy Statement	87

ITEM 4. RATIFICATION OF KPMG LLP	> Resolution

Proposal

We are asking stockholders to ratify the Audit Committee’s appointment of KPMG LLP (“KPMG”) as our independent registered public accountants for the year ending December 31, 2023.

Background

The Audit Committee and the Board believe that the continued retention of KPMG to serve as our independent registered public accounting firm for the 2023 fiscal year is in the best interests of the company and its stockholders.

Our Audit Committee has direct responsibility:

• For the selection, appointment, compensation, retention and oversight of the work of our independent registered public accountants engaged to prepare an audit report or to perform other audit, review or attestation services for us.

• To negotiate and approve all audit engagement fees and terms and all non-audit engagements of the independent registered public accountants.

• To annually evaluate KPMG, including its qualifications and independence, and to replace KPMG as our independent registered public accountant, as appropriate.

• To discuss with management the timing and process for implementing the five-year mandatory rotation of the lead engagement partner.

The Board recommends that you vote “FOR” ratification of the appointment of KPMG LLP as our independent registered public accountants for the year ending December 31, 2023.

KPMG or its predecessors have served as our independent registered public accounting firm since the merger in 2007 and previously served as the independent registered public accountant of Mellon since 1972. As in prior years, in 2022, the Audit Committee engaged in a review of KPMG in connection with considering whether to recommend that stockholders ratify the selection of KPMG as BNY Mellon’s independent auditor for 2023. In that review, the Audit Committee considered the continued independence of KPMG; the breadth and complexity of BNY Mellon’s business and its global footprint and the resulting demands placed on its auditing firm; KPMG’s demonstrated understanding of the financial services industry in general and BNY Mellon’s business in particular; and the professionalism of KPMG’s team, including their exhibited professional skepticism, objectivity and integrity.

To assist the Audit Committee with its review, management prepares an annual assessment of KPMG that includes (1) an analysis of KPMG’s known legal risks and significant proceedings that may impair KPMG’s ability to perform BNY Mellon’s annual audit, (2) the results of a survey of management and Audit Committee members regarding KPMG’s overall performance and (3) KPMG’s fees and services compared to services provided by KPMG and other auditing firms to peer companies. In addition, KPMG provides to, and reviews with, the Audit Committee an analysis of KPMG’s independence, including the policies that KPMG follows with respect to rotating key audit personnel so that there is a new partner-in-charge at least every five years.

We expect that representatives of KPMG will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting electronically at the Annual Meeting or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “for” the ratification of the selection of KPMG as our independent registered public accountants for the year ending December 31, 2023.

If the selection of KPMG is not ratified by our stockholders, the Audit Committee will reconsider the matter. If selection of KPMG is ratified, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change is in the best interests of the company and our stockholders.

88	BNY Mellon ➢	2023 Proxy Statement

ITEM 4. RATIFICATION OF KPMG LLP	> Report of the Audit Committee

On behalf of our Board, the Audit Committee oversees the operation of a comprehensive system of internal controls with respect to the integrity of our financial statements and reports, compliance with laws, regulations and corporate policies and the qualifications, performance and independence of our independent registered public accounting firm. The Committee’s function is one of oversight, since management is responsible for preparing our financial statements, and our independent registered public accountants are responsible for auditing those statements.

Accordingly, the Audit Committee has reviewed and discussed with management the audited financial statements for the year ended December 31, 2022 and management’s assessment of internal control over financial reporting as of December 31, 2021. The Audit Committee has also discussed with KPMG the conduct of the audit of our financial statements, as well as the quality of the company’s accounting principles and the reasonableness of critical accounting estimates and judgments. KPMG issued its unqualified report on our financial statements and the operating effectiveness of our internal control over financial reporting.

The Committee has also discussed with KPMG the matters required to be discussed in accordance with Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard, Communications with Audit Committees. The Committee has also received the written disclosures and the letter from KPMG required by applicable PCAOB standards regarding the independent accountants’ communications with the Audit Committee concerning auditor independence, and has conducted a discussion with KPMG regarding its independence. The Audit Committee has determined that KPMG’s provision of non-audit services is compatible with its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board that our audited financial statements for the year ended December 31, 2022 be included in our 2022 Annual Report.

By: The Audit Committee

Frederick O. Terrell, Chair

Linda Z. Cook

Joseph J. Echevarria

M. Amy Gilliland

Ralph Izzo

BNY Mellon ➢	2023 Proxy Statement	89

ITEM 4. RATIFICATION OF KPMG LLP	> Services Provided by KPMG LLP

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

We have been advised by KPMG that it is an independent public accounting firm registered with the PCAOB and that it complies with the auditing, quality control and independence standards and rules of the PCAOB and the SEC. The appointment of KPMG as our independent registered public accounting firm for the 2022 fiscal year was ratified at our 2022 Annual Meeting of Stockholders. The following table reflects the fees earned by KPMG for services provided to us for 2022 and 2021:

Description of Fees	Amount of Fees Paid to KPMG for 2022	Amount of Fees Paid to KPMG for 2021

Audit Fees(1)	$24,002,000	$23,828,000

Audit-Related Fees(2)	$23,881,000	$23,458,000

Tax Fees(3)	$2,655,000	$2,802,000

All Other Fees(4)	$416,000	$442,000
Total	$50,954,000	$50,530,000

(1)

Includes fees for professional services rendered for the audit of our annual financial statements for the fiscal year (including services relating to the audit of internal control over financial reporting under the Sarbanes-Oxley Act of 2002), for reviews of the financial statements included in our quarterly reports on Form 10-Q and for other services that only our independent registered public accountant can reasonably provide.

(2)

Includes fees for services that were reasonably related to performance of the audit of the annual financial statements for the fiscal year, other than “Audit Fees,” such as service organization reports (under Statement on Standards for Attestation Engagements 16), employee benefit plan audits and internal control reviews.

(3)	Includes fees for tax return preparation and tax planning.

(4)	Includes fees for regulatory and other advisory services.

Other Services Provided by KPMG LLP

KPMG also provided services to entities associated with us that were charged directly to those entities and accordingly were not included in the amounts disclosed in the table above. These amounts included $11.76 million for 2022 and $14.25 million for 2021 for the audits and tax compliance services for mutual funds, collective funds and other funds advised by us. Also excluded from the amounts disclosed in the table above are fees billed by KPMG to joint ventures or equity method investments in which we have an interest of 50% or less.

Pre-Approval Policy

Our Audit Committee has established pre-approval policies and procedures applicable to all services provided by our independent registered public accountants. In accordance with SEC rules, our pre-approval policy has two different approaches to pre-approving audit and permitted non-audit services performed by our independent registered public accountants. Proposed services may be pre-approved pursuant to policies and procedures established by the Audit Committee that are detailed as to a particular class of service without consideration by the Audit Committee of the specific case-by-case services to be performed (“class pre-approval”). If a class of service has not received class pre-approval, the service will require specific pre-approval by the Audit Committee before it is provided by our independent registered public accountants (“specific pre-approval”). A list of services that has received class pre-approval from our Audit Committee (or its delegate) is attached to our Audit and Permitted Non-Audit Services Pre-Approval Policy, a copy of which is available on our website (see “Helpful Resources” on page 113). For 2022, 100% of the fees associated with the independent registered public accounting firm services were pre-approved by the Audit Committee.

90	BNY Mellon ➢	2023 Proxy Statement

ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN

Item 5. Approval Of 2023 Long-term Incentive Plan

RESOLUTION	Page 92

KEY TERMS OF THE 2023 LONG-TERM INCENTIVE PLAN	Page 93
Highlights of the 2023 LTIP	Page 93
Key Terms of 2023 LTIP	Page 94
U.S. Federal Income Tax Consequences	Page 96

NEW PLAN BENEFITS	Page 98

BNY Mellon ➢	2023 Proxy Statement	91

ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN	> Resolution

Proposal

We are asking stockholders to approve The Bank of New York Mellon Corporation 2023 Long-Term Incentive Plan.

Background

• Upon recommendation of the HRC Committee, our Board adopted the 2023 LTIP on February 24, 2023, subject to stockholder approval. If approved by stockholders, the 2023 LTIP will replace our 2019 LTIP with respect to awards granted after the Annual Meeting. If this proposal is not approved, the 2019 LTIP will remain in effect.

• Our Board originally adopted, and stockholders approved, an LTIP in 2008, and amended and restated versions or successor LTIPs were adopted by our Board, and approved by stockholders, in 2011, 2014 and 2019.

The Board recommends that you vote “FOR” approval of the 2023 Long-Term Incentive Plan.

We recommend that stockholders approve the 2023 LTIP to permit the continued use of equity-based compensation. Equity-based awards are an important part of our compensation structure and serve the best interests of our stockholders by:

•	aligning the interests of our employees and non-employee directors with those of our stockholders,

•	motivating and rewarding achievement of long-term growth, and

•	enabling us to attract and retain talented employees who are critical to the successful execution of our business strategies.

If the 2023 LTIP is not approved, we may need to replace equity-based components of our compensation structure with cash, which would increase cash compensation expense and reduce alignment with stockholder interests.

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast (including abstentions) on the proposal at the Annual Meeting by the holders of our common stock voting in person or by proxy.

92	BNY Mellon ➢	2023 Proxy Statement

ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN	> Key Terms of the 2023 Long-Term Incentive Plan

The following summary of the material terms of the 2023 LTIP is qualified in its entirety by reference to the complete text of the 2023 LTIP, which is attached hereto as Annex B. Capitalized terms used in this proposal that are not otherwise defined have the meanings given to them in the 2023 LTIP.

Highlights of the 2023 LTIP

The 2023 LTIP authorizes for issuance 35,000,000 shares as well as 10,111,147 shares authorized but not issued under the 2019 LTIP as of the date immediately prior to the Annual Meeting.

The 2023 LTIP promotes good governance and includes features that protect stockholders’ interests, including:

•	No liberal share recycling. Shares delivered to pay the exercise price or to satisfy tax withholding obligations may not be reused for future awards.

•

Forfeiture and clawback. The HRC Committee may determine in its discretion that an award will be forfeited and/or repaid to us upon specified terms, including if the grantee engages in conduct that is materially adverse to our interests, such as conduct contributing to any financial restatements.

•

No dividends or dividend equivalents on any unvested awards. The 2023 LTIP prohibits the payment of dividends on unvested restricted stock, payment of dividend equivalents on unvested restricted stock units and payment of dividend equivalents on performance share units prior to satisfaction of all applicable performance-based goals.

•

Best practices for options and stock appreciation rights. The 2023 LTIP prohibits grants of discounted options or stock appreciation rights, the use of reload options and the repricing of options or stock appreciation rights (“SARs”) without stockholder approval.

•	No transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution.

•	No single-trigger change in control vesting. The 2023 LTIP provides for double-trigger change in control vesting.

•	No “evergreen” provision. Shares authorized for issuance under the 2023 LTIP cannot be automatically replenished.

The Board anticipates that the 35,000,000 shares being requested under this proposal will be sufficient to provide projected equity incentives to our employees until our 2027 Annual Meeting, assuming our historical rate of issuing equity awards, but may vary based on changes in participation and BNY Mellon stock price. In determining to adopt the 2023 LTIP, the HRC Committee considered our “burn rate” and “overhang,” and we believe that our historical share usage has been prudent and in the best interests of our stockholders.

Burn rate provides a measure of our annual share utilization. As shown in the following table, the company’s three- year average burn rate was 0.80%.

Fiscal Year	Full Value Awards Granted	Weighted Average Basic Common Shares Outstanding	One Year Burn Rate

2022	6,781,743	811,068,000	0.84%

2021	7,557,597	851,905,000	0.89%

2020	6,158,398	890,839,000	0.69%

Three-Year Average Burn Rate			0.80%

Overhang provides a measure of potential dilution. As of February 16, 2023, the proxy record date, we had 799,675,964 shares of common stock outstanding, approximately 17,820,896 million shares were subject to outstanding equity awards under all of our equity compensation plans, and 10,111,147 million shares were available for future awards under the 2019 LTIP. Accordingly, our fully diluted overhang as of the date of this proxy was 3.38%, and had the 35,000,000 million shares being requested under this proposal been available for grant as of the proxy record date, our fully diluted overhang would have increased to 7.30%.

BNY Mellon ➢	2023 Proxy Statement	93

ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN	> Key Terms of the 2023 Long-Term Incentive Plan

Key Terms of the 2023 LTIP

Purpose

The purpose of the 2023 LTIP is to: (1) align the interests of our employees and non-employee directors with those of our stockholders; (2) incentivize officers, other employees and non-employee directors of BNY Mellon and our affiliates to achieve long-term corporate objectives; (3) attract and retain officers, other employees and non-employee directors; and (4) provide such individuals with an opportunity to acquire shares of our common stock and cash awards.

Eligibility

Participants under the 2023 LTIP may include: (1) current employees, former employees (within 12 months of termination of employment and with respect to their final year of service), (2) Non-Employee Directors, and (3) Third-Party Service Providers. As of December 31, 2022, it is expected that approximately 51,700 employees and all of our Non-Employee Directors (10 as of December 31, 2022) will be eligible to participate in the 2023 LTIP.

Shares Subject to the 2023 LTIP

The aggregate number of shares of Common Stock that may be issued and as to which grants of Awards may be made under the 2023 LTIP is the sum of (1) 35,000,000, (2) the number of shares of Common Stock remaining available for grant under the 2019 LTIP as of the Effective Date, and (3) the number of shares of Common Stock covering Awards or awards under the 2019 LTIP that again become available for issuance under Section 2.4(b) of the 2023 LTIP. Shares granted pursuant to an award under the 2023 LTIP, or outstanding under the 2019 LTIP, that are cancelled, terminate, expire or are forfeited without having been exercised, or are settled in cash, will once again be available for purposes of the 2023 LTIP. Awards granted in substitution for awards of an acquired company will not be counted against shares available under the 2023 LTIP.

Other Limitations of Awards

No awards may be granted under the 2023 LTIP subsequent to April 12, 2033. Except to the extent provided in an award agreement, awards are not transferable, and in no case may awards be transferred to a third-party financial institution. The maximum value of awards that can be granted during any calendar year to any Non-Employee Director, solely with respect to his or her service as a member of the Board, is $1,000,000 with certain limited exceptions.

Administration

The 2023 LTIP will generally be administered by a committee appointed by the Board, which will be the HRC Committee. However, in the case of awards to Non-Employee Directors, the 2023 LTIP will be administered by the full Board. As used in this proposal, the term “committee” is used to refer to the full Board in the case of awards to Non-Employee Directors and the HRC Committee in the case of awards to employees (or former employee(s) if such Award is granted within 12 months of termination of employment and with respect to the final year of service) or Third-Party Service Providers. The committee has full authority to interpret the 2023 LTIP, determine eligible participants, waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter, and grant Awards thereunder and prescribe terms and conditions of the Awards granted (including setting forth provisions with regard to termination of employment or service as a Non-Employee Director). The committee can also delegate the authority, within limits it establishes, to grant Awards to employees who are not subject to Section 16 of the Exchange Act.

Types of Awards

The types of Awards that may be granted under the 2023 LTIP are:

•

Stock Options. Stock options may be granted as incentive stock options (within the meaning of Section 422 of the IRC) or nonstatutory stock options. A stock option entitles the grantee to purchase shares of our Common Stock at a fixed exercise price, which will not be less than 100% of the fair market value of our Common Stock on

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ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN	> Key Terms of the 2023 Long-Term Incentive Plan

the date the option is granted. No stock option can be exercised more than 10 years after the date of grant and no reload option rights or dividend equivalents may be granted in connection with stock options.

•

Stock Appreciation Rights. SARs may be granted in conjunction with a stock option, referred to as a tandem SAR, or on a stand-alone basis. No SARs can be exercised more than 10 years after the date of grant. Stand-alone SARs entitle the grantee to receive a number of shares of our Common Stock, or cash, equal in value to the excess of the fair market value of our Common Stock over the base price of the SAR, which will not be less than 100% of the fair market value of our Common Stock on the date the SAR is granted. A tandem SAR may only be exercised at a time when the related option is exercisable. Tandem SARs entitle the grantee to receive a number of shares of our Common Stock, or cash, equal in value to the excess of the fair market value of our Common Stock on the exercise date over the exercise price of the related stock option. The exercise of a stock option causes a share for share reduction in any related tandem SARs, and similarly the exercise of a tandem SAR causes a share for share reduction in any related stock options.

•

Restricted Stock. Shares of restricted stock are shares of our Common Stock that are subject to transfer and/or other restrictions, such as performance-based restrictions and forfeiture conditions. A recipient of restricted stock has all the rights of a stockholder with respect to such shares, including voting and dividend rights (provided that dividends on unvested restricted stock will be paid only if and when the restriction period lapses).

•

Restricted Stock Units. RSUs are unfunded, unsecured rights to receive a share of our Common Stock, or its equivalent in cash, that are subject to transfer and/or other restrictions, including forfeiture conditions. RSUs may include the right to receive dividend equivalents provided that no dividend equivalents may be paid until the underlying RSU becomes vested.

•

Performance Share Units. A performance share unit is a right to receive shares of Common Stock, or their equivalent in cash, based on the achievement during a specified performance period of not less than one year, of Performance Goals. The committee may retain the discretion to reduce or increase (subject to the applicable maximum earnout level) the amount of a performance share unit which will be earned based on the achievement of Performance Goals. Performance share units may include the right to receive dividend equivalents, provided that no dividend equivalents may be paid when any applicable performance-based goals have not been satisfied.

•

Deferred Stock Units. A deferred stock unit entitles the grantee to receive a number of shares of our Common Stock on a deferred payment date specified by the grantee. Unless otherwise determined by the committee, deferred stock units entitle the grantee to receive dividend equivalents, which are payable no earlier than the date payment is elected for the deferred stock unit.

•

Other Stock-Based Awards. The committee may grant other equity-based or equity-related awards, including, without limitation, purchase rights, shares awarded without restrictions or conditions, or securities or other rights convertible or exchangeable into shares of Common Stock. Such awards are subject to potential achievement of Performance Goals and/or based upon performance criteria and/or service-based conditions. Other stock-based awards, with the exception of purchase rights, may include the right to receive dividends or dividend equivalents provided that no dividends or dividend equivalents may be paid until the date the underlying award becomes vested.

•

Cash Awards. Cash awards (other than retainers, leadership, committee and meeting-based fees for Non-Employee Directors) are subject to the achievement of Performance Goals and are based on performance criteria as determined by the committee.

Change in Control

In the event the employment or service of a Participant is terminated without Cause within two years after the occurrence of a Change in Control, except as otherwise provided in an Award Agreement, such Participant’s stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and other stock-based awards that were assumed, substituted or replaced in connection with the Change in Control shall fully vest and, to the extent subject to an exercise right, may be exercised within one year after the date such termination occurred. In addition, except as otherwise expressly provided to the contrary in an Award Agreement, in the event a Participant’s stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and other stock-based awards are not assumed, substituted or replaced in connection with a Change in Control, such Participant’s then outstanding stock options, stock appreciation rights, restricted stock, restricted stock units,

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ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN	> Key Terms of the 2023 Long-Term Incentive Plan

deferred stock units and other stock-based awards shall immediately vest and be settled in cash, shares or a combination thereof, as determined by the committee.

If any Change in Control occurs prior to the end of any Performance Period, except as otherwise provided in an Award Agreement, all performance criteria and other conditions pertaining to performance share units, cash awards and other Awards under which payments are subject to Performance Goals are deemed to be achieved or fulfilled on a pro-rata basis for (1) the number of whole months elapsed from the commencement of the Performance Period through the Change in Control over (2) the number of whole months included in the original Performance Period, measured at the actual performance level achieved or, if not determinable, in the manner specified by the committee.

Amendment and Termination

The Board may from time to time amend, revoke or terminate the 2023 LTIP, provided that an amendment requires stockholder approval if it makes changes to the class of employees eligible to receive incentive stock options or increases the number of shares subject to the 2023 LTIP, or if such approval is required by the rules of any stock exchange on which our Common Stock is traded. No amendments to the 2023 LTIP may adversely affect the rights of an award holder without their prior written consent unless it is in an effort to comply with Section 409A of the IRC.

Forfeiture of Awards

Any compensation otherwise payable or paid to current or former Participants under the 2023 LTIP may be forfeited and repaid to us as required by law or by regulations, including the “clawback” provisions of Section 954 of the Dodd-Frank Act, or any company policy, and the committee may determine, and provide in an Award Agreement, that an Award will be forfeited or must be repaid upon specified terms including, without limitation, if the grantee directly or indirectly engages in competitive conduct or other conduct that is materially adverse to our interests, including fraud or conduct contributing to any financial restatements or irregularities.

Other Plans

Awards under the 2023 LTIP may be used in connection with, or to satisfy obligations to eligible Participants under, other compensation or incentive plans, programs or arrangement of BNY Mellon or our affiliates.

U.S. Federal Income Tax Consequences

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants of awards under the 2023 LTIP. This description is not intended to, and does not, provide or supplement tax advice to award grantees. Grantees are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the 2023 LTIP, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Incentive Stock Options

A grantee will not recognize taxable income upon exercising an incentive stock option (an “ISO”) except that the alternative minimum tax may apply. Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the grantee generally will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the date of exercise of the ISO over the exercise price or (2) the amount realized upon the disposition of the ISO shares over the exercise price. Otherwise, a grantee’s disposition of shares acquired upon the exercise of an ISO for which the statutory holding periods (defined as on or after the later of (a) the second anniversary of the date of grant of the ISO and (b) the first anniversary of the date of exercise of the ISO) are met generally will result in long-term capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares (the tax basis in the acquired shares of shares for which the ISO holding periods are met generally being the exercise price of the ISO).

Nonstatutory Stock Options and Stock Appreciation Rights

The grant of a nonstatutory stock option (i.e., an option other than an ISO) or SAR will create no tax consequences at the grant date for the grantee or the company. Upon exercising such an option or SAR, the grantee will recognize

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ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN	> Key Terms of the 2023 Long-Term Incentive Plan

ordinary income equal to the excess of the fair market value of the vested shares (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) tax in respect of such amounts. A grantee’s disposition of shares acquired upon the exercise of a nonstatutory stock option or SAR generally will result in long- or short-term capital gain or loss measured by the difference between the sale price and the grantee’s tax basis in such shares (the tax basis in the acquired shares generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the option).

Restricted Stock

A grantee of restricted stock generally will not be subject to income taxation at grant. Instead, upon lapse of the restrictions, the grantee will recognize ordinary income equal to the fair market value of the shares on the date of lapse. The grantee’s tax basis in the shares received will be equal to the fair market value of the shares on the date the restrictions lapse, and the grantee’s holding period in such shares begins on the day after the restrictions lapse.

Restricted Stock Units

A grantee of an RSU (whether time-vested or subject to achievement of performance goals) will generally not be subject to income taxation at grant. Instead, the grantee will be subject to income tax at ordinary rates on the fair market value of the shares (or the amount of cash) received on the date of delivery. The recipient will be subject to FICA (Social Security and Medicare) tax at the time any portion of such award is deemed vested for tax purposes. The fair market value of the shares (if any) received on the delivery date will be the grantee’s tax basis for purposes of determining any subsequent gain or loss from the sale of the shares, and the recipient’s holding period with respect to such shares will begin at the delivery date. Gain or loss resulting from any sale of shares delivered to a grantee will be treated as long- or short-term capital gain or loss depending on the holding period. If any dividend equivalent amounts are paid to the grantee, they will be includible in the grantee’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Disposition of Shares

Unless stated otherwise above, upon the subsequent disposition of shares acquired under any of the preceding awards, a grantee will recognize capital gain or loss based upon the difference between the amount realized on such disposition and the grantee’s basis in the shares, and such amount will be long-term capital gain or loss if such shares were held for more than 12 months. Capital gain is generally taxed at a maximum rate of 20% if the property is held more than one year.

Cash Awards

Any cash received pursuant to a cash award will be treated as compensation income received by the grantee generally in the year in which the grantee receives such cash, and such amount will generally be deductible by the company or one of its subsidiaries.

Deduction

The company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the recipient in connection with the delivery of shares pursuant to an RSU or a performance share unit, the exercise of an option or SAR or the lapse of restrictions on shares of restricted stock. The company will not be entitled to any tax deduction with respect to an ISO if the recipient holds the shares for the ISO holding periods prior to disposition of shares, and is generally not entitled to a tax deduction for any award with respect to any amount that represents compensation in excess of $1 million paid to “covered employees” under Section 162(m) of the IRC.

Section 409A

Some awards under the 2023 LTIP may be considered to be deferred compensation subject to special U.S. federal income tax rules (Section 409A of the IRC). Failure to satisfy the applicable requirements under these provisions for awards considered deferred compensation would result in the acceleration of income and additional income tax liability to the recipient, including certain penalties. The 2023 LTIP and awards under the 2023 LTIP are intended to be designed and administered so that any awards under the 2023 LTIP that are considered to be deferred compensation will not give rise to any negative tax consequences to the recipient under these provisions.

BNY Mellon ➢	2023 Proxy Statement	97

ITEM 5. APPROVAL OF 2023 LONG-TERM INCENTIVE PLAN	> New Plan Benefits

New Plan Benefits

The amount of each participant’s awards, if any, for 2023 will be determined in the discretion of the committee and therefore cannot be calculated. As a result, the benefits that will be awarded or paid under the 2023 LTIP are not currently determinable. The awards granted for the 2022 year, which would not have changed if the 2023 LTIP had been in place instead of the current LTIP, are set forth in the following table.

Name and Position	Dollar Value ($)(1)	Number of Shares/Units(2)

Robin Vince, President & CEO	$10,025,856	193,102

Emily Portney, Senior Executive Vice President & CFO	$4,336,255	83,518

Bridget E. Engle, Senior Executive Vice President & Head of Technology and Operations	$4,905,609	94,484

Roman Regelman, Senior Executive Vice President, CEO of Asset Servicing, Issuer Services and Digital	$4,336,255	83,518

Dermot McDonogh, Senior Executive Vice President	$3,650,028	70,301

All current executive officers, as a group (7 persons)	$22,515,471	433,657

All non-employee directors, as a group (10 persons)	$1,850,100	39,770

All non-executive officer employees, as a group	$312,695,832	6,022,647

1.

For all employees, the dollar value reflects the number of RSUs and PSUs granted in 2023 for 2022 performance multiplied by $51.92, which is the closing price of our common stock on the NYSE on the date of grant. For non-employee directors, the dollar value reflects the value of deferred stock units granted shortly following the 2022 Annual Meeting, as described in “Election of Directors—Director Compensation” above on page 44.

2.

For all employees, the number of shares underlying the PSUs reflects target payout. At maximum payout, the number of shares would increase by 50%. For additional information about how PSUs are earned, see “Compensation Discussion and Analysis—Compensation of Named Executive Officers—PSUs” on page 53 above. For non-employee directors, the number of shares reflects the dollar value of deferred stock units granted shortly following the 2022 Annual Meeting divided by $46.52, which was the closing price of our common stock on the NYSE on April 19, 2022, the date of grant.

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ITEM 6. STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF EXCESSIVE TERMINATION PAY	> Stockholder Proposal

Proposal and Background

John Chevedden, on behalf of Kenneth Steiner, c/o John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, the beneficial owner of more than $2,000 of our common stock for the last three years, has given notice that he intends to introduce the following resolution at the Annual Meeting. In accordance with the applicable proxy regulations, the text of the proponent’s proposal and supporting statement and any graphics, for which we accept no responsibility, are set forth immediately below:

Proposal 6—Shareholder Ratification of Excessive Termination Pay

Shareholders request that the Board seek shareholder approval of any senior manager’s new or renewed pay package that provides for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus.

“Severance or termination payments” include cash, equity or other pay that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred pay earned and vested prior to termination.

“Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities, perquisites or benefits not vested under a plan generally available to management employees, post-employment consulting fees or office expense and equity awards if vesting is accelerated, or a performance condition waived, due to termination.

The Board shall retain the option to seek shareholder approval after material terms are agreed upon.

Generous performance-based pay can sometimes be justified but shareholder ratification of “golden parachute” severance packages with a total cost exceeding 2.99 times base salary plus target short-term bonus better aligns management pay with shareholder interests.

For instance, at one company, that does not have this policy, if the CEO terminated he could receive $44 million in termination pay—over 10 times his base salary plus short-term bonus. In the event of a change in control, the same person could receive a whopping $124 million in accelerated equity payouts even if he remained employed.

Shareholder Ratification of Excessive Termination Pay received between 51% and 65% support at:

AbbVie (ABBV)

FedEx (FDX)

Spirit AeroSystems (SPR)

Alaska Air (ALK)

Fiserv (FISV)

Please vote yes:

Shareholder Ratification of Excessive Termination Pay—Proposal 6

BNY Mellon ➢	2023 Proxy Statement	99

ITEM 6. STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF EXCESSIVE TERMINATION PAY	> Board’s Response

Voting

Adoption of this proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting by the holders of our common stock voting at the Annual Meeting or by proxy. Unless contrary instructions are given, shares represented by proxies solicited by the Board will be voted “against” this stockholder proposal.

Board’s Response

We have concluded that adoption of this proposal is not in the best interests of our stockholders and recommend that you vote AGAINST this proposal for the following reasons:

The company already has a tailored policy that prohibits certain severance arrangements unless they have been approved by stockholders. In July 2010, in response to stockholder support of a stockholder proposal, the Board adopted a policy (the “Shareholder Approval of Severance Policy”) that the company will not enter into a future severance arrangement with an executive that provides for severance benefits (as defined in the Shareholder Approval of Severance Policy) in an amount exceeding 2.99 times the sum of the executive’s annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives prior stockholder approval, as described in further detail under “Compensation Discussion & Analysis—Severance Benefits” on page 70. In addition, the Executive Severance Plan provides that the amount of payments and benefits payable under the Executive Severance Plan will be reduced to the extent necessary to comply with our Shareholder Approval of Severance Policy. The Executive Severance Plan does not provide any severance-related tax gross-ups, as described in further detail under “Compensation Discussion & Analysis—Severance Benefits” on page 70, and does not provide for any consulting fees, additional equity grants or special retirement provisions. We believe our existing program effectively aligns executive and stockholder interests and provides reasonable and appropriate limits on post-termination compensation.	The Board recommends a vote “AGAINST” the stockholder proposal.

The proposal discourages the use of equity incentive awards, which support our strategy to drive sustainable, long-term value. Our approach to compensation continues to be designed to (1) directly link pay to performance, (2) recognize both corporate and individual performance, (3) promote long-term stock ownership, (4) attract, retain and motivate talented executives and (5) balance risk and reward, while taking into consideration stakeholder feedback and market trends and practices.

We believe that equity incentive awards support the achievement of BNY Mellon’s long-term growth, directly link our executives’ pay to performance, help attract, retain and motivate our executives and reinforce alignment of our executives’ financial rewards with our stockholders’ interests. At least 70% of our senior executives’ target total incentive compensation is in the form of equity incentive awards (restricted stock units and performance share units), including a significant portion tied to the achievement of performance goals such as relative TSR and return on tangible common equity.

We have strong governance practices with respect to equity incentive awards and provide for accelerated vesting of equity incentive awards only in limited circumstances, as described on page 79. Further, 100% of our executives’ incentive compensation is subject to risk assessment and clawback, forfeiture and recoupment, as described on page 69. Additionally, our regulators have expressed support for our current approach to equity compensation, which is consistent with regulatory recommendations. By including equity awards in the stockholder approval process, the proposal discourages the use of a compensation tool that we believe is critical to delivering performance results in a manner that is aligned with our stockholders’ interests and consistent with our high standards of risk management.

The proposal would put the company at a competitive disadvantage by limiting the company’s ability to attract, retain and motivate key talent. BNY Mellon competes for talented employees across a mix of businesses and industries around the world and each element of our compensation program is designed to remain competitive with

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ITEM 6. STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF EXCESSIVE TERMINATION PAY	> Board’s Response

the market standard to attract, retain and motivate talented executives. The HRC committee reviews the Executive Severance Plan in light of competitive market data to help ensure the severance benefits available thereunder are in line with those offered by peer institutions.

The competitive severance benefits offered under the Executive Severance Plan are often necessary when negotiating an external hire for a senior leadership position in order to induce the individual to leave a lucrative role with another company. Under this proposal, severance arrangements that include accelerated vesting of equity awards would be left to a stockholder vote and talented candidates may be unwilling to wait for such approval or tolerate the accompanying uncertainty, instead seeking employment elsewhere. As a result, the proposal would put us at a competitive disadvantage by limiting our ability to attract, retain and motivate key talent.

The proposal would unduly restrict the Human Resource and Compensation Committee’s and Board’s ability to structure executive compensation programs. The HRC Committee has responsibility to oversee executive compensation, including severance arrangements. The decision of whether, and how, to offer severance benefits is made by considering our executive compensation philosophy, the businesses and markets in which we compete for executive talent, and the long-term business strategy and priorities of the company. The HRC Committee, which consists of independent directors and has retained an independent compensation consultant, is in the best position to consider these factors and design executive compensation programs that align the interests of executives and stockholders. As explained above, the Board has adopted a policy that the company will not enter into a future severance arrangement with an executive that provides for severance benefits (as defined in the Shareholder Approval of Severance Policy) in an amount exceeding 2.99 times the sum of annual base salary and target bonus for the year of termination (or, if greater, for the year before the year of termination), unless such arrangement receives prior stockholder approval. In addition, the amount of payments and benefits payable under the Executive Severance Plan will be reduced to the extent necessary to comply with our policy regarding stockholder approval of executive severance arrangements.

Stockholders already have opportunities to express their approval of our executives’ compensation and the proposal presents a number of practical issues, including the significant time and expense associated with calling a special meeting to obtain stockholder approval. The stockholder votes required by the company’s existing Shareholder Approval of Severance Policy, annual say-on-pay votes, as well as the regular opportunity for stockholders to vote to approve the company’s equity compensation plans (including the LTIP this year), already enable stockholders to endorse or not endorse the compensation of our Named Executive Officers. Our stockholders have indicated significant support for our compensation programs, evidenced by the fact that the company’s say-on-pay approval rating has averaged 96% during the prior three years. In addition, in the event of a merger, acquisition or similar event, stockholders will have an opportunity to endorse or not endorse the compensation of our Named Executive Officers.

The proposal would create expensive and impractical obstacles by requiring the company to call a special meeting of stockholders in order to negotiate a severance agreement that includes accelerated vesting of equity awards. Because the timing of stockholder meetings likely will not coincide with the company’s negotiations with employment candidates, a special meeting of stockholders may be required to approve and finalize any such arrangements, which would be costly and time consuming for the company, and as highlighted above, such delay may cause qualified candidates to seek employment elsewhere.

The proposal conflicts with our stockholder-approved, broad-based equity plan and could create a misalignment between the executives and stockholders during a change in control transaction. The proposal conflicts with BNY Mellon’s stockholder-approved, broad-based LTIP, which provides for vesting of outstanding equity awards in the event of a qualifying termination following a change in control of the company, except as otherwise provided in an award agreement. This double-trigger vesting provision encourages our executives, who might be concerned by their potential loss of employment, to focus on achieving our goals, including pursuing and completing a transaction if doing so is in the best interests of stockholders. Also, as noted above, we do not provide any severance-related tax gross-ups, as described on page 70.

The proposal would effectively eliminate this important stabilizing feature of our stockholder-approved LTIP by requiring stockholder approval of accelerated vesting of equity awards, which could create a misalignment between the interests of our executives and stockholders in a change in control transaction.

Our existing compensation program, including our Shareholder Approval of Severance Policy and our stockholder-approved, broad-based LTIP, serve to align executive and stockholder interests and provide reasonable and

BNY Mellon ➢	2023 Proxy Statement	101

ITEM 6. STOCKHOLDER PROPOSAL REGARDING SHAREHOLDER RATIFICATION OF EXCESSIVE TERMINATION PAY	> Board’s Response

appropriate limits on post-termination compensation. Adoption of this proposal would discourage the use of a compensation tool that we believe is critical to our growth and ability to attract key talent, could create a misalignment of incentives between executives and stockholders during a change in control transaction, and could present a time-consuming and costly obstacle for the company. We believe that our HRC Committee, which consists solely of independent directors, is in the best position to design and oversee executive compensation programs that align the interests of executives and stockholders. For these reasons and the others discussed herein, we recommend that you vote AGAINST this proposal.

102	BNY Mellon ➢	2023 Proxy Statement

ADDITIONAL INFORMATION

EQUITY COMPENSATION PLANS	Page 104

INFORMATION ON STOCK OWNERSHIP	Page 105

Beneficial Ownership of Shares by Holders of More Than 5% of Outstanding Stock	Page 105

Beneficial Ownership of Shares by Directors and Executive Officers	Page 106

Delinquent Section 16(a) Reports	Page 106

ANNUAL MEETING Q&A	Page 107

OTHER INFORMATION	Page 111

Stockholder Proposals for 2024 Annual Meeting	Page 111

How Our Board Solicits Proxies; Expenses of Solicitation	Page 111

Householding	Page 111

Other Business	Page 112

HELPFUL RESOURCES	Page 113

BNY Mellon ➢	2023 Proxy Statement	103

ADDITIONAL INFORMATION	> Equity Compensation Plans

The following table shows information relating to the number of shares authorized for issuance under our equity compensation plans as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in second column)

Equity compensation plans

Approved by stockholders	15,086,135	(1)	—	22,108,867	(2)

Not approved by stockholders	52,541	(3)	—	—
Total	15,138,676	(4)		22,108,867

(1)

Includes 15,086,135 shares of common stock that may be issued pursuant to outstanding, RSUs, PSUs and escrowed dividends awarded under the LTIP. The number of shares of common stock that may be issued pursuant to outstanding unearned PSUs reflects the target payout. At maximum payout, the number of shares would increase by 730,324. For additional information about how PSUs are earned, see “Compensation Discussion and Analysis—Compensation of NEOs—PSUs” on page 53.

(2)

Includes 4,538,950 shares of common stock that remain available for issuance under The Bank of New York Mellon Corporation Employee Stock Purchase Plan and 17,569,917 shares of common stock that remain available for issuance under the LTIP.

(3)

Includes 52,541 shares of common stock that may be issued pursuant to deferrals under the Bank of New York Directors Plan, which is described in further detail in “Director Compensation” on page 45 above.

104	BNY Mellon ➢	2023 Proxy Statement

ADDITIONAL INFORMATION	> Information on Stock Ownership

Beneficial Ownership of Shares by Holders of

More Than 5% of Outstanding Stock

As of February 16, 2023, we had 799,675,964 shares of common stock outstanding. Based on filings made under Section 13(d) and 13(g) of the Exchange Act reporting ownership of shares and percent of class as of December 31, 2022, the only persons known by us to be beneficial owners of more than 5% of our common stock as of February 16, 2023 were as follows:

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	70,120,078	8.68%

Dodge & Cox(2) 555 California Street, 40th Floor San Francisco, CA 94104	59,815,247	7.4%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	64,560,326	8.0%

(1)

Based on a review of the Schedule 13G/A filed on February 9, 2023 by The Vanguard Group. The Schedule 13G/A discloses that The Vanguard Group had shared voting power as to 1,078,750 shares, sole dispositive power as to 66,945,857 shares and shared dispositive power as to 3,174,221 shares.

(2)

Based on a review of the Schedule 13G/A filed on February 14, 2023 by Dodge & Cox. The Schedule 13G/A discloses that Dodge & Cox had sole voting power as to 56,275,308 shares and sole dispositive power as to 59,815,247 shares.

(3)

Based on a review of the Schedule 13G/A filed on February 7, 2023 by BlackRock, Inc. The Schedule 13G/A discloses that BlackRock, Inc. had sole voting power as to 57,333,012 shares and sole dispositive power as to 64,560,326 shares.

We and our affiliates engage in ordinary course brokerage, asset management or other transactions or arrangements with, and may provide ordinary course financial services to, holders of 5% or more of our outstanding common stock, including asset servicing, clearing, issuer services, treasury services, broker-dealer and credit services. These transactions are negotiated on an arm’s-length basis and contain terms and conditions that are substantially similar to those offered to other customers under similar circumstances. Please also refer to the “Business Relationships and Related Party Transactions Policy” starting on page 31 for additional information.

BNY Mellon ➢	2023 Proxy Statement	105

ADDITIONAL INFORMATION	> Information on Stock Ownership

Beneficial Ownership of Shares by Directors

and Executive Officers

The table below sets forth the number of shares of our common stock beneficially owned as of the close of business on February 16, 2023 by each director, each nominee for director, each individual included in the “2022 Summary Compensation Table” on page 72 above and our current directors and executive officers as a group, based on information furnished by each person. Sole voting and sole investment power with respect to the shares shown in the table below are held either by the individual alone or by the individual together with his or her immediate family. Each of our directors and executive officers is subject to our robust anti-hedging and anti-pledging policy, which is described above under “Hedging and Pledging” on page 68.

Beneficial Owners	Shares of Common Stock Beneficially Owned(1)(2)

Linda Z. Cook	23,189

Joseph J. Echevarria	76,736

Bridget E. Engle	80,414

Thomas P. “Todd” Gibbons	184,887

M. Amy Gilliland	8,283

Jeffrey A. Goldstein	66,981

K. Guru Gowrappan	8,283

Ralph Izzo	16,012

Dermot McDonogh	0

Sandie O’Connor	410

Emily Portney	110,217

Roman Regelman	54,339

Elizabeth E. Robinson	26,291

Frederick O. Terrell	13,685

Robin Vince	59,897

Alfred W. “Al” Zollar	17,270

12,748

All current directors and executive officers, as a group (23 persons)	776,675

(1)

On February 16, 2023, none of the individuals named in the above table beneficially owned more than 1% of our outstanding shares of common stock. All current directors and executive officers as a group beneficially owned approximately 0.10% of our outstanding stock on February 16, 2023.

(2)

Includes the following amounts of common stock which the indicated individuals and group have the right to acquire under our equity plans and deferred compensation plans within 60 days of February 16, 2022: Ms. Cook, 23,189; Mr. Echevarria, 76,736; Ms. Engle, 43,324; Mr. Gibbons, 67,465; Ms. Gilliland, 8,283; Mr. Goldstein, 66,981; Mr. Gowrappan, 8,283; Mr. Izzo, 16,012; Ms. O’Connor, 410; Ms. Portney, 49,234; Mr. Regelman, 15,429; Ms. Robinson, 26,291; Mr. Terrell, 13,685; Mr. Zollar, 17,270; and current directors and executive officers as a group, 453,219.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers and any beneficial owner of more than 10% of any class of our equity securities to file with the SEC initial reports of beneficial ownership and reports of changes in ownership of any of our securities. These reports are made on documents referred to as Forms 3, 4 and 5. Our directors and executive officers must also provide us with copies of these reports. We have reviewed the copies of the reports that we have received and written representations that no Form 5 was required from the individuals required to file the reports. Based on this review, we believe that during 2022 each of our directors and executive officers timely complied with applicable reporting requirements for transactions in our equity securities.

106	BNY Mellon ➢	2023 Proxy Statement

ADDITIONAL INFORMATION	> Annual Meeting Q&A

The Board is soliciting your proxy for our 2023 Annual Meeting of Stockholders and any adjournment of the meeting, for the purposes set forth in the Notice of Annual Meeting. We intend to hold the Annual Meeting at our offices in New York (240 Greenwich Street, New York, New York, 10286).

Q:	Who Can Attend the Annual Meeting? How Do I Attend?

A:

Only stockholders of record of our common stock at the close of business on February 16, 2023 (the “record date”) have a right to attend the Annual Meeting. In-person admission to the Annual Meeting will be on a first-come, first-served basis. For in-person admission to the Annual Meeting, you must (i) register in advance and (ii) present your admission ticket and government-issued photo identification (such as a driver’s license or passport). You will not be admitted to the Annual Meeting if you have not registered in advance. Please see “How Do I Receive an Admission Ticket?” below for directions on how to register for the meeting and obtain your admission ticket. If you are representing an entity that is a stockholder, you must also present documentation showing your authority to attend and act on behalf of the entity (such as a power of attorney, written proxy to vote or letter of authorization on the entity’s letterhead). We reserve the right to restrict admission to the meeting or limit the number of representatives for any entity that may be admitted to the meeting for security or health and safety reasons at our sole discretion.

If you do not pre-register for the meeting, you will not be admitted to the meeting. Attendees who disrupt or impede the meeting or breach the rules of conduct may be removed from the meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting. The use of cell phones, smart phones, tablets and other personal communication devices for any reason during the Annual Meeting is strictly prohibited.

A live audio-only webcast of the Annual Meeting will be available at https://www.bnymellon.com/us/en/investor-relations/index.jsp for stockholders that wish to attend the meeting virtually as a guest. You will not be able to vote your shares or submit questions during the meeting if you attend as a guest through the webcast.

Q:	How Do I Register for the Meeting and Receive an Admission Ticket?

A:

To ensure that we are able to accommodate all stockholders that seek to attend, we are requiring all stockholders that wish to attend the Annual Meeting in person to register in advance. You may pre-register by visiting www.proxyvote.com and clicking the “Register for Meeting” link. If you received your proxy materials by mail, you can use the 16-digit control number on your proxy card (for stockholders of record) or voting instruction form (for beneficial owners) to access www.proxyvote.com and register for the meeting. If you received your proxy materials by email, you will be able to access the meeting registration link directly from the email. Registration for in-person attendance will be open until 5:00 pm (ET) on April 11, 2023 (the day before the Annual Meeting). You will not be admitted to the meeting if you do not register in advance.

If you received your proxy materials by mail, your admission ticket will be your proxy card (stockholders of record only) or voting instruction form (beneficial owners only). If you received your proxy materials by email, you will be given an opportunity to obtain an admission ticket when you register for the meeting online at www.proxyvote.com. To be admitted to the meeting, you must pre-register and present your admission ticket and government issued photo identification (see “Who Can Attend The Annual Meeting? How Do I Attend?” above).

Q:	Who Can Vote At the Annual Meeting?

A:

Only stockholders as of the record date, February 16, 2023, may vote at the Annual Meeting. On the record date, we had 799,675,964 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. The shares of common stock held in our treasury will not be voted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares promptly. Please see “What If I Am A “Beneficial Owner?”” below for information on providing voting instructions if you hold your shares of common stock through a broker, bank or other nominee.

Q:	What Is a Proxy?

A:

Your proxy gives us authority to vote your shares and tells us how to vote your shares at the Annual Meeting or any adjournment. Three of our employees, who are called “proxies” or “proxy holders” and are named on the proxy card, will vote your shares at the Annual Meeting according to the instructions you give on the proxy card or by telephone or over the Internet.

BNY Mellon ➢	2023 Proxy Statement	107

ADDITIONAL INFORMATION	> Annual Meeting Q&A

Q:	How Are Proxy Materials Being Distributed?

A:

We are using the SEC rule that allows companies to furnish proxy materials to their stockholders over the Internet. In accordance with this rule, on or about March 1, 2023, we sent a Notice or a full set of proxy materials to our stockholders of record at the close of business on February 16, 2023. The Notice contains instructions on how to access the Proxy Statement and 2022 Annual Report via the Internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. This proxy statement will also be available on our website at www.bnymellon.com/proxy.

The electronic method of delivery will enable us to reduce our environmental impact, decrease our postage and printing expenses and expedite delivery of proxy materials to you, and we encourage you to take advantage of the availability of the proxy materials on the Internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Stockholders who do not receive the Notice will receive either a paper or electronic copy of this proxy statement and the 2022 Annual Report, which will be sent on or about March 1, 2023.

Q:	How Do I Vote? What Are the Different Ways I Can Vote My Shares?

A:

If you are a “stockholder of record” (that is, you hold your shares of our common stock in your own name), you may vote your shares by using any of the following methods. Depending on how you hold your shares, you may receive more than one proxy card.

In Person at the Annual Meeting

If you are a registered stockholder or hold a proxy from a registered stockholder (and meet other requirements as described in “Who Can Attend the Annual Meeting? How Do I Attend?” on page 107), you may attend the Annual Meeting and vote in person by obtaining and submitting a ballot that will be provided at the meeting.

By Submitting a Proxy by Mail To submit a proxy by mail, complete, sign, date and return the proxy card in the postage-paid envelope provided to you.

By Submitting a Proxy by Telephone

To submit a proxy by telephone, call the toll-free telephone number listed on the proxy card. The telephone voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by telephone, you should not return your proxy card.

By Submitting a Proxy by Internet

To submit a proxy by Internet prior to the Annual Meeting, use the Internet site listed on the proxy card. The Internet voting procedures, as set forth on the proxy card, are designed to authenticate your identity, to allow you to provide your voting instructions and to confirm that your instructions have been properly recorded. If you vote by Internet, you should not return your proxy card.

Q:	What If I Am a “Beneficial Owner?”

A:

If you are a “beneficial owner,” also known as a “street name” holder (that is, you hold your shares of our common stock through a broker, bank or other nominee), you will receive instructions on how to vote at the meeting (including, if your broker, bank or other nominee elects to do so, instructions on how to vote your shares by telephone or over the Internet) as part of your proxy materials provided by the record holder. You must follow those instructions to be able to attend the Annual Meeting and have your shares voted.

Q:	If I Vote By Proxy, How Will My Shares Be Voted? What If I Submit a Proxy Without Indicating How To Vote My Shares?

A:

If you vote by proxy through mail, telephone or over the Internet, your shares will be voted in accordance with your instructions. If you sign, date and return your proxy card without indicating how you want to vote your shares, the proxy holders will vote your shares in accordance with the following recommendations of the Board:

108	BNY Mellon ➢	2023 Proxy Statement

ADDITIONAL INFORMATION	> Annual Meeting Q&A

Proposal 1	FOR the election of each nominee for director.

Proposal 2	FOR the advisory resolution to approve the 2022 compensation of our NEOs.

Proposal 3	FOR conducting the say-on-pay advisory vote every year.

Proposal 4	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

Proposal 5	FOR approving the 2023 Long-Term Incentive Plan.

Proposal 6	AGAINST the stockholder proposal regarding stockholder ratification of certain executive severance payments, if properly presented.

In addition, if other matters are properly presented for voting at the Annual Meeting, the proxy holders are also authorized to vote on such matters as they shall determine in their sole discretion. As of the date of this proxy statement, we have not received notice of any other matters that may be properly presented for voting at the Annual Meeting.

Q:	What If I Want To Revoke My Proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	delivering a written notice of revocation to our Corporate Secretary at 240 Greenwich Street, New York, NY 10286 or via email to CorporateSecretary@bnymellon.com;

•	submitting another signed proxy card with a later date;

•	submitting another proxy by telephone or over the Internet at a later date; or

•	attending the Annual Meeting and voting electronically.

Q:	What Is a Quorum?

A:

A quorum is the minimum number of shares required to conduct business at the Annual Meeting. Under our by-laws, to have a quorum, a majority of the outstanding shares of stock entitled to vote at the Annual Meeting must be represented electronically or by proxy at the meeting. Abstentions and broker non-votes (as defined below) are counted as present for determining the presence of a quorum. Inspectors of election appointed for the Annual Meeting will tabulate all votes cast electronically or by proxy at the Annual Meeting. In the event a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned or postponed to solicit additional proxies.

Q:	What Vote Is Required For Approval Of a Proposal At the Annual Meeting?

A:

Our by-laws provide for a majority vote standard in an uncontested election of directors, such as this year’s election. Accordingly, each of the 11 nominees for director will be elected if more votes are cast “for” a director’s election than are cast “against” such director’s election, as discussed further under “Majority Voting Standard” on page 19 above. The vote on Item 3.—Say-On-Pay Vote Frequency is an advisory vote. The option of one year, two years or three years that receives the greatest number of votes will be deemed to have received the recommendation of the stockholders. All other matters to be voted on at the Annual Meeting require the favorable vote of a majority of the votes cast on the applicable matter electronically at the Annual Meeting or by proxy for approval.

Abstentions and broker non-votes are not treated as votes cast, will not have the effect of a vote for or against a proposal or for or against a director’s election, and will not be counted in determining the number of votes required for approval or election.

BNY Mellon ➢	2023 Proxy Statement	109

ADDITIONAL INFORMATION	> Annual Meeting Q&A

Q:	What If I Hold My Shares Through a Broker?

A:

If your shares are held through a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares will be voted as you direct. If you do not give instructions, one of two things can happen, depending on the type of proposal. For the ratification of the auditor (Proposal 4), the broker may vote your shares in its discretion. For all other proposals, the broker may not vote your shares at all if you do not give instructions (this is referred to as a “broker non-vote”). As a result, on each of these items (other than Proposal 4), if you hold your shares in street name, your shares will be voted only if you give instructions to your broker.

110	BNY Mellon ➢	2023 Proxy Statement

ADDITIONAL INFORMATION	> Other Information

Stockholder Proposals for 2024 Annual Meeting

Stockholder proposals intended to be included in our proxy statement and voted on at our 2024 Annual Meeting of Stockholders (other than proxy access nominations) must be received at our offices at 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary or via email at CorporateSecretary@bnymellon.com, on or before November 1, 2023.

Stockholders who wish to submit a proxy access nomination for inclusion in our proxy statement in connection with our 2024 Annual Meeting of Stockholders may do so by submitting a nomination in compliance with the procedures and along with the other information required by our by-laws to 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary, or via email at CorporateSecretary@bnymellon.com, no earlier than October 2, 2023 and no later than November 1, 2023.

Pursuant to our by-laws, in order for any business not included in the notice of meeting for the 2024 Annual Meeting of Stockholders to be brought before the meeting by a stockholder entitled to vote at the meeting (including nominations of candidates for director), the stockholder must give timely written notice of that business to our Corporate Secretary. To be timely, the notice must not be received any earlier than November 1, 2023 (at least 120 days prior to March 1, 2024), nor any later than December 1, 2023 (90 days prior to March 1, 2024). The notice also must contain the information required by our by-laws.

In addition to satisfying the foregoing requirements under our by-laws, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than BNY Mellon’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 11, 2024.

A copy of our by-laws is available upon request to: The Bank of New York Mellon Corporation, 240 Greenwich Street, New York, NY 10286, Attention: Corporate Secretary or via email at CorporateSecretary@bnymellon.com and can also be found on our Corporate website (see “Helpful Resources” on page 113 for information on how to access our by-laws electronically).

How Our Board Solicits Proxies; Expenses of Solicitation

We will pay all costs of soliciting proxies. We have retained Georgeson, Inc. to assist with the solicitation of proxies for a fee of approximately $22,000, plus reimbursement of reasonable out-of-pocket expenses. We must also pay brokerage firms, banks, broker-dealers and other similar organizations representing beneficial owners certain fees associated with:

•	Forwarding the Notice of Internet Availability to beneficial owners,

•	Forwarding printed materials by mail to beneficial owners who specifically request such materials, and

•	Obtaining beneficial owners’ voting instructions.

We may also use our officers and employees, at no additional compensation, to solicit proxies either personally or by telephone, Internet, letter or facsimile.

Householding

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on SEC rules that permit us to deliver only one proxy statement to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, saves printing and postage costs as well as natural resources and will not affect dividend check mailings. If you wish to receive a separate copy of the 2022 Annual Report or proxy statement, or if you wish to receive separate copies of future annual reports or proxy statements, please contact our Annual Meeting provider, Broadridge, by phone at 1-800-579-1639, by Internet at www.proxyvote.com or by email at sendmaterial@proxyvote.com. We will deliver the requested documents promptly upon your request.

BNY Mellon ➢	2023 Proxy Statement	111

ADDITIONAL INFORMATION	> Other Information

Other Business

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

March 1, 2023

By Order of the Board,

James J. Killerlane III

Corporate Secretary

112	BNY Mellon ➢	2023 Proxy Statement

ADDITIONAL INFORMATION	> Helpful Resources

Annual Meeting

2023 Proxy Statement	www.bnymellon.com/proxy

2022 Annual Meeting of Stockholders Voting Results	https://www.bnymellon.com/us/en/investor-relations/annual-meeting- voting-results-2022.html

Corporate Governance

By-laws	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/ investor-relations/the-bank-of-new-york-mellon-corporation- amended-and-restated-by-laws.pdf.coredownload.pdf

Committee Charters	https://www.bnymellon.com/us/en/investor-relations/corporate- governance.html

Corporate Governance Guidelines	https://www.bnymellon.com/us/en/investor-relations/corporate- governance/corporate-governance-guidelines.html

Contacting the Board	https://www.bnymellon.com/us/en/investor-relations/corporate- governance/communications-with-independent-chairman.html

Employee Code of Conduct	https://www.bnymellon.com/us/en/investor-relations/employee- code-of-conduct.html

Directors’ Code of Conduct	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/ investor-relations/directors-code-of-conduct.pdf.coredownload.pdf

Audit and Permitted Non-Audit Services Pre-Approval Policy	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/ investor-relations/audit-and-permitted-non-audit-services-pre-approval- policy.pdf.coredownload.pdf

Enterprise ESG

Enterprise ESG at BNY Mellon	https://www.bnymellon.com/us/en/about-us/esg-and-responsible-investment/enterprise-esg.html

2021 Enterprise ESG Report	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/2021-enterprise-esg-report.pdf

Considering Climate at BNY Mellon	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/ insights/considering-climate-at-bny-mellon.pdf

Environmental Sustainability Statement	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ environment-sustainability-policy-statement.pdf.coredownload.pdf

Enterprise ESG Commitment Statement	https://www.bnymellon.com/us/en/about-us/esg-and-responsible- investment/enterprise-esg/statement.html

Human Rights Statement	https://www.bnymellon.com/us/en/about-us/esg-and-responsible-investment/enterprise-esg/human-rights-statement.html

BNY Mellon ➢	2023 Proxy Statement	113

ADDITIONAL INFORMATION	> Helpful Resources

Equal Employment Opportunity/ Affirmative Action Policy	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ equal-employment-opportunity-and-affirmative- action.pdf.coredownload.pdf

Notice of Affirmative Action Programs and Notice to Veterans and Individuals with Disabilities	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ notice-of-affirmative-action-programs-and-notice-to-veterans-and- individuals-with-disabilities.pdf.coredownload.pdf

Drug and Alcohol Free Workplace Policy	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ drug-and-alcohol-free-workplace.pdf.coredownload.pdf

Sexual and Other Discriminatory Harassment Policy	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ sexual-and-other-discriminatory-harassment.pdf.coredownload.pdf

Health and Safety Statement	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ health-and-safety-statement.pdf.coredownload.pdf

Modern Slavery Statement	https://www.bnymellon.com/emea/en/modern-slavery-act.html

Supplier Code of Conduct	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ bny-mellon-supplier-code-of-conduct.pdf.coredownload.pdf

Gender Equality Statement	https://www.bnymellon.com/content/dam/bnymellon/documents/pdf/csr/ gender-equality-statement.pdf.coredownload.pdf

The Bank of New York Mellon Corporation

Corporate Website	https://www.bnymellon.com

Investor Relations	https://www.bnymellon.com/us/en/investor-relations/overview.html

2022 Annual Report	https://www.bnymellon.com/us/en/investor-relations/annual-reports-and- proxy.html

Regulatory Filings	https://www.bnymellon.com/us/en/investor-relations/regulatory- filings.html

Frequently Asked Questions	https://www.bnymellon.com/us/en/investor-relations/shareholder- information.html

Company Profile	https://www.bnymellon.com/us/en/about-us/about-bny-mellon.html

Leadership	https://www.bnymellon.com/us/en/about-us/leadership.html

Earnings Press Releases	https://www.bnymellon.com/us/en/investor-relations/quarterly- earnings.html

Credit Ratings	https://www.bnymellon.com/us/en/investor-relations/bondholder- information.html

114	BNY Mellon ➢	2023 Proxy Statement

ANNEX A: NON-GAAP RECONCILIATION

Reconciliation of net income and diluted EPS

The following table reconciles our net income applicable to common stockholders of The Bank of New York Mellon Corporation and diluted earnings per common share. These measures exclude the effects of notable items, as specified in the table. We believe that these measures are useful to permit investors to view the financial measures on a basis consistent with how management views the businesses.

	Net Income		Diluted EPS
	2021 Actual	2022 Actual	2021 Actual	2022 Actual

Net income applicable to common stockholders—reported	$3,552	$2,362	$4.14	$2.90

Add: Net impact of notable items	85(a)	1,378(b)	0.10(a)	1.69(b)

Net income applicable to common stockholders—operating	$3,637	$3,740	$4.24	$4.59

(a)	Includes litigation reserves, severance expense and gains on disposals.

(b)

Includes goodwill impairment, net loss from repositioning the securities portfolio, severance expense, litigation reserves, accelerated amortization of deferred costs for depositary receipts services related to Russia and net gains on disposals.

BNY Mellon ➢	2023 Proxy Statement	115

ANNEX B LTIP

THE BANK OF NEW YORK MELLON CORPORATION

2023 LONG-TERM INCENTIVE PLAN

I.	Purposes

The purposes of this 2023 Long-Term Incentive Plan (the “Plan”) are to promote the growth and profitability of The Bank of New York Mellon Corporation (the “Corporation”) and its Affiliates, to provide officers, other employees and non-employee directors of the Corporation and its Affiliates with the incentive to achieve long-term corporate objectives, to attract and retain officers, other employees and non-employee directors, and to provide such individuals with an opportunity to acquire shares of common stock of the Corporation (the “Common Stock”) and cash awards. For purposes of the Plan, the term “Affiliate” shall mean any corporation, limited partnership or other organization in which the Corporation owns, directly or indirectly, 50% or more of the voting power.

II.	General

2.1	Administration.

(a)    Committee Composition. The Plan shall be administered by a Committee (the “Committee”) appointed by the Board of Directors of the Corporation (the “Board”). To the extent the Board determines appropriate, each member of the Committee shall at the time of any action under the Plan be (1) a “non-employee director” as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule, (2) an “independent” director under the rules of the New York Stock Exchange, and (3) an “independent” director under any other applicable regulatory requirements. Notwithstanding the foregoing, unless otherwise determined by the Board, the Board shall administer the Plan, and otherwise exercise the same authority as the Committee, with respect to grants to members of the Board who are not employees of the Corporation or any Affiliate (the “Non-Employee Directors”).

(b)    Authority. The Committee shall have the authority in its sole discretion from time to time: (i) to designate the individuals eligible to participate in the Plan; (ii) to grant Awards, as hereinafter defined, under the Plan and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including any limitations, restrictions and conditions upon any such Award and provisions with regard to termination of employment or service as a Non-Employee Director, such as termination due to normal or early retirement, death, disability, sale of a business unit or Subsidiary or a change in control or in the event of an involuntary termination; (iii) to waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter; and (iv) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(c)    Binding Action. All actions of the Committee shall be final, conclusive and binding upon all persons. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(d)    Delegation. To the extent permitted by applicable law, the Committee may delegate, within limits it may establish from time to time, the authority to grant Awards to employees who are not subject to Section 16 of the Exchange Act.

2.2	Eligibility.

(a)    The Committee may grant Awards under the Plan to (i) any employee of the Corporation or any of its affiliates (or to a former employee if such Award is granted within 12 months of termination of employment and with respect to the final year of service), (ii) any Non-Employee Director and (iii) any Third-Party Service Provider, except the Committee may not grant incentive stock options to Non-Employee Directors or Third-Party Service Providers. Eligible employees, Non-Employee Directors and Third-Party Service Providers are collectively referred to herein as “Participants”. “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Corporation or any Affiliate that (1) are not in connection with the offer and sale of the Corporation’s securities in a capital raising transaction, (2) do not directly or indirectly promote or maintain a market for the Corporation’s securities, and (3) are provided by a natural person who has contracted directly with the Corporation or any Affiliate to render such services.

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(b)    Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant Awards as described herein and to determine the Participants to whom any such grant shall be made and the number of shares or value to be covered thereby.

2.3	Awards.

(a)    Available Awards. Awards under the Plan may consist of: stock options (“Options”) (either incentive stock options within the meaning of Section 422 of the Code or nonstatutory stock options), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance share units, deferred stock units, other stock-based awards and cash awards (collectively, “Awards”).

(b)    Award Agreements. Each Award shall be confirmed by an agreement (an “Award Agreement”), in such form as the Committee shall prescribe from time to time in accordance with the Plan.

(c)    Other Plans. In the discretion of the Committee, shares of Common Stock or other types of Awards authorized under the Plan may be used in connection with, or to satisfy obligations of the Corporation or an Affiliate to eligible Participants under, other compensation or incentive plans, programs or arrangements of the Corporation or an Affiliate.

2.4	Share Reserve and Recycling.

(a)    Shares Available under the Plan. The aggregate number of shares of Common Stock which may be issued and as to which grants of Awards may be made under the Plan following stockholder approval of the Plan is the sum of (i) 35,000,000 shares of Common Stock, (ii) the number of shares of Common Stock remaining available for grant under The Bank of New York Mellon Corporation 2019 Long-Term Incentive Plan (the “Prior Plan”) as of the Effective Date and (iii) the number of shares of Common Stock covering Awards or awards under the Prior Plan that again become available for issuance under Section 2.4(b), subject to adjustment and substitution as set forth in Section 9. For purposes of this Section 2.4(a), the number of shares of Common Stock to which an Award relates shall be counted against the number of shares of Common Stock available under the Plan at the time of grant of the Award, provided that tandem Awards shall not be double-counted and Awards payable solely in cash or granted in substitution for awards of an acquired company shall not be counted. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board or its delegate. Any shares of Common Stock available under the Plan may be used for any type of Award under the Plan, and any or all of the shares of Common Stock may be allocated to incentive stock options.

(b)    Share Recycling. If any Award or any outstanding award granted under the Prior Plan (a “Prior Plan Award”) is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, except by reason of the exercise of a tandem Award or Prior Plan Award, or if shares of Common Stock pursuant to an Award or Prior Plan Award are forfeited pursuant to applicable restrictions, or if payment in respect of an Award or Prior Plan Award is made to the Participant or Prior Plan Award holder in the form of cash, cash equivalents or other property other than shares of Common Stock, the number of shares subject thereto shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Common Stock shall not become available for purposes of the Plan: (i) shares of Common Stock previously owned or acquired by the Participant that are delivered to the Corporation, or withheld from an Award or Prior Plan Award, to pay the exercise price, (ii) shares of Common Stock that are delivered or withheld for purposes of satisfying a tax withholding obligation, (iii) shares of Common Stock reserved for issuance upon the grant of a SAR Award or a Prior Plan Award in the form of a stock appreciation right that exceed the number of shares actually issued upon exercise and (iv) shares of Common Stock that were purchased by the Corporation on the open market with the proceeds from the exercise of an Option or a Prior Plan Award that is in the form of a stock option.

2.5    Non-Employee Director Awards. Aggregate Awards granted to any one Non-Employee Director in respect of any calendar year, solely with respect to his or her service as a member of the Board, may not exceed $1,000,000 based on the aggregate value of cash Awards and the “fair value” of stock-based Awards, determined in accordance with applicable accounting standards; in each case determined as of the grant date; provided, however, that the independent members of the Board may make exceptions to this limit for a member participating in a special committee and for a member’s first year of service on the Board, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

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2.6    Conditions. The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

2.7    Forfeiture. Notwithstanding any other provision of the Plan, (a) any compensation otherwise payable or paid to current or former Participants under the Plan is subject to forfeiture and/or repayment to the Corporation or other action pursuant to applicable law or regulatory requirements or any company policy and (b) the Committee may determine in its discretion that an Award shall be forfeited and/or shall be repaid to the Corporation upon the terms specified in any agreement between the Participant and the Corporation or any of its Affiliates (including an Award Agreement) including, without limitation, if the Participant directly or indirectly engages in (i) competition with the Corporation or any of its Affiliates or (ii) conduct that is materially adverse to the interests of the Corporation, including fraud or conduct contributing to any financial restatements or irregularities.

2.8    Deferral of Awards. Subject to approval and any requirements imposed by the Committee and to the extent permitted under Section 409A of the Code, each Participant may be eligible to defer receipt, under the terms and conditions as may be approved by the Corporation, of part or all of any payments otherwise due under any Award.

III.	Stock Options and Stock Appreciation Rights

3.1    Grant. The Committee shall have authority, in its discretion, (a) to grant “incentive stock options” pursuant to Section 422 of the Code, (b) to grant “nonstatutory stock options” (i.e., Options which do not qualify under Sections 422 or 423 of the Code), (c) to grant tandem SARs in conjunction with Options and (d) to grant SARs on a stand-alone basis. Tandem SARs may only be granted at the time the related Option is granted. No reload option rights or dividend equivalents may be granted in connection with any Option or SAR.

3.2	Stock Option Provisions.

(a)    Option Price. The purchase price at which each Option may be exercised (the “Option Price”) shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the Option on the date of grant.

(b)    Form of Payment. The Option Price for each Option shall be paid in full upon exercise and shall be payable (i) in cash (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program, (ii) except as otherwise provided in the Award Agreement, in whole or in part by delivering to, or withholding from the Award, shares of Common Stock having a Fair Market Value on the date of exercise of the Option equal to the Option Price for the shares being purchased; except that any portion of the Option Price representing a fraction of a share shall in any event be paid in cash, and delivered shares may be subject to terms and conditions imposed by the Committee or (iii) by any other method approved and accepted by the Committee. If permitted by the Committee, delivery of shares in payment of the Option Price of an Option may be accomplished by the Participant’s certification of ownership of the shares to be delivered, in which case the number of shares issuable on exercise of the Option shall be reduced by the number of shares certified but not actually delivered.

(c)    Limitation on Incentive Stock Options. The aggregate Fair Market Value, determined on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. To the extent the amount is exceeded, such stock options shall be nonstatutory stock options.

(d)    Exercisability and Term. Options shall become exercisable at such time or times and/or upon the occurrence of such event or events as may be determined by the Committee. No Option shall be exercisable after the expiration of ten years. To the extent exercisable at any time, Options may be exercised in whole or in part. Each Option shall be subject to earlier termination as provided in the Award Agreement.

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3.3	Stock Appreciation Right Provisions.

(a)    Price of Stand-Alone SARs. The base price for stand-alone SARs (the “Base Price”) shall be such price as the Committee, in its sole discretion, shall determine but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Common Stock covered by the stand-alone SAR on the date of grant.

(b)    Payment of SARs. SARs shall entitle the Participant upon exercise to receive the amount by which the Fair Market Value of a share of Common Stock on the date of exercise exceeds the Option Price of any tandem Option or the Base Price of a stand-alone SAR, multiplied by the number of shares in respect of which the SAR shall have been exercised. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation arising out of a SAR exercise in cash, shares of Common Stock or any combination thereof. Payment shall be made by the Corporation following exercise.

(c)    Term and Exercise of Stand-Alone SARs. The term of any stand-alone SAR granted under the Plan shall be for such period as the Committee shall determine, but for not more than ten years from the date of grant thereof. Each stand-alone SAR may be subject to earlier termination as provided in the Award Agreement. Each stand-alone SAR granted under the Plan shall be exercisable on such date or dates during the term thereof and for such number of shares of Common Stock as may be provided in the Award Agreement.

(d)    Term and Exercise of Tandem SARs. If SARs are granted in tandem with an Option (i) the SARs shall be exercisable at such time or times and to such extent, but only to such extent, that the related Option shall be exercisable, (ii) the exercise of the related Option shall cause a share for share reduction in the number of SARs which were granted in tandem with the Option, and (iii) the payment of SARs shall cause a share for share reduction in the number of shares covered by such Option.

3.4    Non-Transferability. No incentive stock option and, except to the extent otherwise determined by the Committee and reflected in the Award Agreement or an amendment thereto, no nonstatutory stock option, SAR or other Award may be sold, assigned, transferred (including to any third-party financial institution), pledged, hypothecated or otherwise disposed of by the Participant otherwise than by will, or if the Participant dies intestate, by the laws of descent and distribution of the state of domicile of the Participant at the time of death; provided further, that awards may not in any event be transferred in exchange for consideration. All incentive stock options and, except to the extent otherwise determined by the Committee and reflected in the Award Agreement or an amendment thereto, all nonstatutory stock options, SARs and other purchase rights shall be exercisable during the lifetime of the Participant only by the Participant.

3.5    Fair Market Value. For all purposes under the Plan, the fair market value (the “Fair Market Value”) of the Common Stock shall mean (unless the Committee specifies another valuation method) the closing price of a share of Common Stock in the New York Stock Exchange Composite Transactions on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price in the New York Stock Exchange Composite Transactions on the last preceding day on which there was a sale.

3.6    Miscellaneous. Subject to the foregoing provisions of this Section and the other provisions of the Plan, any Option or SAR granted under the Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the Award Agreement, or an amendment thereto.

IV.	Restricted Stock

4.1    Award. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant one or more shares of restricted stock to Participants.

4.2    Restrictions. Shares of restricted stock issued to a Participant may not be sold, assigned, transferred (including to any third-party financial institution), pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the Award is granted (as applicable to any Award, the “Restricted Period”). The Committee may also impose such other restrictions, limitations and conditions on the shares or the release of the restrictions thereon as it deems appropriate, including the achievement of Performance Goals, as hereinafter defined, or performance criteria established by the Committee, the attainment of service-based conditions, limitations on the right to vote restricted

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stock or the right to receive dividends thereon on a current, reinvested and/or restricted basis; provided that no dividends will be paid at a time when the Restricted Period applies to shares of restricted stock and will revert back to the Corporation if the applicable restrictions, limitations and conditions are not satisfied.

4.3    Stock Certificate or Book-Entry. As soon as practicable following the making of an Award, the restricted stock shall be registered in the Participant’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Corporation on behalf of the Participant until the restrictions are satisfied. If the shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. Except for the restrictions and limitations set forth in Section 4.2, and subject to such other restrictions or limitations, if any, as determined by the Committee, the Participant shall have all other rights of a holder of shares of Common Stock, including the right to vote such shares. As soon as is practicable following the date on which transfer restrictions on any shares lapse, the Corporation shall (i) deliver to the Participant the certificates for such shares or cause the shares to be registered in the Participant’s name in book-entry form, in either case with the restrictions removed, and (ii) deliver to the Participant any dividends accrued thereon (in cash, shares of Common Stock or part in cash and part in shares of Common Stock, as determined by the Committee in its discretion), in each case provided that the Participant shall have complied with all conditions for delivery of such shares contained in the Award Agreement or otherwise reasonably required by the Corporation.

V.	Restricted Stock Units

5.1    Award of Restricted Stock Units. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant restricted stock units to Participants.

5.2    Restrictions. The Committee shall determine the Restricted Period applicable to restricted stock units granted to Participants. The Committee may also impose such other restrictions, limitations and conditions on the restricted stock units or the release of the restrictions thereon as it deems appropriate, including the achievement of Performance Goals and/or based upon performance criteria established by the Committee and the right to receive dividend equivalents thereon, on a current, reinvested and/or restricted basis; provided that no dividend equivalents will be paid at a time when the Restricted Period applies to restricted stock units and will revert back to the Corporation if the applicable restrictions, limitations and conditions are not satisfied. In determining the Restricted Period of an Award, the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the restricted stock units on specified dates following the date of such Award or all at once.

5.3    Payment. During the two and one-half months following the end of the calendar year in which vesting occurs, the Corporation shall pay to the Participant or his estate the number of shares of Common Stock equal to the number of restricted share units vested and any dividend equivalents accrued thereon. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash, equal to the number of restricted share units vested (inclusive of any dividend equivalents accrued thereon) multiplied by the Fair Market Value of the share of the Common Stock on such date, or part in cash and part in shares of Common Stock.

VI.	Performance Share Units

6.1    Grant. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, grant performance share units to Participants. Performance share units shall represent the right of a Participant to receive shares of Common Stock (or their cash equivalent) at a future date upon the achievement of Performance Goals established by the Committee, during a specified performance period (a “Performance Period”) of not less than one year. Performance share units may not be sold, assigned, transferred (including to any third-party financial institution), pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, for such period as the Committee shall determine, beginning on the date on which the Award is granted. Performance share units may include the right to receive dividend equivalents thereon, on a current, reinvested and/or restricted basis. No dividend equivalents will be paid at a time when any performance-based goals that apply to the performance share units have not been satisfied and will revert back to the Corporation if such goals are not satisfied.

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6.2	Terms of Performance Share Units.

(a)    Performance Goals. “Performance Goals” shall mean goals based upon the achievement of one or more performance criteria during a specified Performance Period selected by the Committee in its discretion. The Committee shall have authority, in its discretion, to determine the weighting assigned to such Performance Goals, the manner in which the level of achievement of such Performance Goals shall be calculated and whether unusual items or certain specified events or occurrences, including changes in accounting standards or tax laws, shall be excluded from the calculation.

(b)    Committee Determination. Following completion of the applicable Performance Period, and prior to any payment of a performance share unit to the Participant, the Committee shall determine in accordance with the terms of the Award whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. The Committee may retain the discretion to reduce or increase the amount or number of performance share units which will be earned based on the achievement of Performance Goals (subject to the applicable minimum and maximum levels specified in the Award Agreement).

6.3    Payment. Payment of performance share units shall be made during the two and one-half months following the end of the calendar year in which vesting occurs. In the sole discretion of the Committee, the Corporation may pay all or any part of its obligation under the performance share unit (including with respect to any accrued dividend equivalents) in cash, shares of Common Stock or any combination thereof.

VII.	Deferred Stock Units

7.1    Award. The Committee may, subject to the provisions of the Plan and such other terms and conditions as it may prescribe, award deferred stock units to eligible Participants. A deferred stock unit shall entitle the Participant to receive from the Corporation a number of shares of Common Stock on a deferred payment date specified by the Participant. Notwithstanding the foregoing sentence, the Committee shall have the authority, in its discretion, to determine that the obligation of the Corporation shall be paid in cash, shares of Common Stock or any combination thereof.

7.2    Terms of Deferred Stock Units. Deferred stock units shall be granted upon such terms as the Committee shall determine. Except as otherwise provided by the Committee, a deferred stock unit shall entitle the Participant to receive dividend equivalents payable no earlier than the date payment is elected for the deferred stock unit. Dividend equivalents shall be calculated on the number of shares covered by the deferred stock unit as soon as practicable after the date dividends are payable on the Common Stock.

VIII.	Other Stock-Based Awards and Cash Awards

8.1    Grant of Other Stock-Based Awards. The Committee shall have the authority in its discretion to grant to eligible Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares awarded without restrictions or conditions, or securities or other rights convertible or exchangeable into shares of Common Stock. Other stock-based awards, excepting purchase rights, may include the right to receive dividends or dividend equivalents, as the case may be, on a current, reinvested and/or restricted basis; provided that no dividends or dividend equivalents will be paid at a time when the Restricted Period applies to any Award granted under this Section 8.1 and will revert back to the Corporation if the applicable restrictions, limitations and conditions are not satisfied.

8.2    Terms of Other Stock-Based Awards. The Committee shall determine the terms and conditions, if any, of any other stock-based awards made under the Plan, including the achievement of Performance Goals and/or based upon performance criteria and/or service-based conditions. Other stock-based awards may be granted alone, in addition to or in tandem with other Awards granted under the Plan and/or awards made outside of the Plan. Shares of Common Stock or securities delivered pursuant to a purchase right granted under this Section 8 shall be purchased for such consideration, paid for by such methods and in such forms, including, without limitation, cash, shares of Common Stock, or other property or any combination thereof, as the Committee shall determine, but the value of such consideration shall not be less than the Fair Market Value of such shares of Common Stock or other securities on the date of grant of such purchase right. The exercise of the purchase right shall not be deemed to occur, and no shares of Common Stock or other securities will be issued by the Corporation upon exercise of a purchase right, until the Corporation has received payment in full of the exercise price.

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8.3    Grant of Cash Awards. The Committee shall have the authority in its discretion to grant to eligible Participants such cash awards (including, without limitation, Non-Employee Director retainers, leadership, committee and meeting-based fees) as deemed by the Committee to be consistent with the purposes of the Plan. Cash awards granted under the Plan may be in such amounts and subject to such terms and conditions as the Committee may determine.

8.4    Terms of Cash Awards. Cash awards (other than Non-Employee Director retainers, leadership, committee and meeting-based fees) granted under the Plan shall be subject to the achievement of Performance Goals and based upon such performance criteria set forth in Section 6.2(a) as determined by the Committee, and further subject to the individual limitation provided in Section 2.5. Following completion of the applicable Performance Period, and prior to any payment of a cash award to the Participant, the Committee shall determine in accordance with the terms of the Award whether the applicable Performance Goal(s) were achieved, or the level of such achievement, and the amount, if any, earned by the Participant based upon such performance. Except as otherwise expressly provided to the contrary in the applicable Award Agreement or as otherwise required by applicable law, to be entitled to receive payment for a cash award, a Participant must remain in the employment of the Corporation or an Affiliate through the date of payment. Payment of cash awards shall be made during the two and one-half months following the end of the calendar year in which vesting occurs.

IX.	Adjustment and Substitution of Shares

In the event of any change in the outstanding Common Stock of the Corporation by reason of a stock split, stock dividend, exchange, combination or reclassification of shares, recapitalization, merger, spin-off, split-off, split-up, dividend in partial liquidation, dividend in property other than cash, extraordinary distribution, similar event or other event which the Committee determines affects the Common Stock such that an adjustment pursuant to Section 9 hereof is appropriate, the Committee shall adjust proportionately: (a) the number of shares of Common Stock (i) available for issuance under the Plan, (ii) available for issuance under incentive stock options, (iii) for which Awards may be granted to an individual Participant, (iv) subject to any sub-limits contained herein and (v) covered by outstanding Awards denominated in stock or units of stock, together with the cash or other property into which the stock may be exchanged; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards and (d) the Performance Goals.

In the event of any change affecting the Common Stock or any distribution (other than normal cash dividends) to holders of Common Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

All adjustments shall be made (i) consistent with Section 424 of the Code in the case of incentive stock options, so as not to result in any disqualification, modification, extension or renewal of such incentive stock option and (i) in a manner compliant with Section 409A of the Code.

X.	Additional Rights in Certain Events

10.1	Change in Control. “Change in Control” means the occurrence of any one of the following events:

(a)    During any period of not more than two (2) years, the Incumbent Directors no longer represent a majority of the Board. “Incumbent Directors” are (A) the members of the Board as of the effective date of the Plan and (B) any individual who becomes a director subsequent to the effective date of the Plan whose appointment or nomination was approved by at least a majority of the Incumbent Directors then on the Board (either by specific vote or by approval, without prior written notice to the Board objecting to the nomination, of a proxy statement in which the member was named as nominee). However, the Incumbent Directors will not include anyone who becomes a member of the Board after the effective date of the Plan as a result of an actual or threatened election contest or proxy or consent solicitation on behalf of anyone other than the Board, including as a result of any appointment, nomination or other agreement intended to avoid or settle a contest or solicitation;

(b)    There is a beneficial owner of securities entitled to 30% or more of the total voting power of the Corporation’s then-outstanding securities in respect of the election of the Board (the “Voting Securities”), other than (A) the Corporation, any Subsidiary of it or any employee benefit plan or related trust sponsored or maintained by the Corporation or any Subsidiary of it; (B) any underwriter temporarily holding securities pursuant to an offering of them; (C) anyone who becomes a beneficial owner of that percentage of Voting Securities as a result of an Excluded

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Transaction (as defined in Section 10.1(c)); or (D) anyone who becomes a beneficial owner of that percentage of Voting Securities as a result of a transaction in which Voting Securities are acquired from the Corporation, if the transaction is approved by a majority of the Incumbent Directors in a resolution that expressly states that the transaction is not a Change in Control under this Section 10.1(b); or

(c)    Consummation of a merger, consolidation, statutory share exchange or similar transaction (including an exchange offer combined with a merger or consolidation) involving the Corporation (a “Reorganization”) or a sale, lease or other disposition (including by way of a series of transactions or by way of merger, consolidation, stock sale or similar transaction involving one or more subsidiaries) of all or substantially all of the Corporation’s consolidated assets (a “Sale”) other than an Excluded Transaction. A Reorganization or Sale is an “Excluded Transaction” if immediately following it: (A) 50% or more of the total voting power of the Surviving Corporation’s then-outstanding securities in respect of the election of directors (or similar officials in the case of a non-corporation) is represented by Voting Securities outstanding immediately before the Reorganization or Sale or by securities into which such Voting Securities were converted in the Reorganization or Sale; (B) there is no beneficial owner of securities entitled to 30% or more of the total voting power of the then-outstanding securities of the Surviving Corporation in respect of the election of directors (or similar officials in the case of a non-corporation); and (C) a majority of the board of directors of the Surviving Corporation (or similar officials in the case of a non-corporation) were Incumbent Directors at the time the Board approved the execution of the initial agreement providing for the Reorganization or Sale. The “Surviving Corporation” means in a Reorganization, the entity resulting from the Reorganization or in a Sale, the entity that has acquired all or substantially all of the assets of the Corporation, except that, if there is a beneficial owner of securities entitled to 95% of the total voting power (in respect of the election of directors or similar officials in the case of a non-corporation) of the then-outstanding securities of the entity that would otherwise be the Surviving Corporation, then that beneficial owner will be the Surviving Corporation.

(d)    the stockholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation.

For purposes of the Plan, “Subsidiary” means any corporation or other entity in which the Corporation has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors (or members of any similar governing body) or in which the Corporation has the right to receive 50% or more of the distribution of profits or 50% of the assets or liquidation or dissolution.

10.2    Lapse of Restrictions on Awards. Except as otherwise expressly provided to the contrary in an Award Agreement, in the event the employment or service of a Participant is terminated by the Corporation and its Affiliates or any successor entity thereto without Cause within two years after the occurrence of a Change in Control, his or her Options, SARs, restricted stock, restricted stock units, deferred stock units and other stock-based awards that were assumed, substituted or replaced in connection with the Change in Control shall fully vest and, to the extent subject to an exercise right, may be exercised within one year after the date such termination occurred; provided, however, that if the awards are subject to Section 409A of the Code and the Change in Control is not a change in ownership or effective control of the Corporation or a change in the ownership of a substantial portion of the assets of the Corporation under Section 409A of the Code (a “409A Change in Control”), the Options, SARs, restricted stock units, deferred stock units and other stock-based awards shall remain payable on the date(s) provided in the underlying Award Agreement and provisions of the Plan. For purposes of this paragraph, “Cause” shall have the same meaning as set forth in the Participant’s Award Agreement. Except as otherwise expressly provided to the contrary in an Award Agreement, in the event a Participant’s Options, SARs, restricted stock, restricted stock units, deferred stock units and other stock-based awards are not assumed, substituted or replaced in connection with the Change in Control, such Participant’s then outstanding Options, SARs, restricted stock, restricted stock units, deferred stock units and other stock-based awards shall immediately vest and shall be settled in cash, shares or a combination thereof, as determined by the Committee (except to the extent that settlement of such Awards must remain payable on the date(s) provided in the underlying Award Agreement and provisions of the Plan in order to comply with Section 409A).

10.3    Deemed Achievement of Performance Goals. Except as otherwise expressly provided to the contrary in an Award Agreement, if any Change in Control occurs prior to the end of any Performance Period, all performance criteria and other conditions pertaining to performance share units, cash awards and other Awards under which payments are subject to Performance Goals shall be deemed to be achieved or fulfilled on a pro-rata basis for (i) the

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number of whole months elapsed from the commencement of the Performance Period through the Change in Control over (ii) the number of whole months included in the original Performance Period, measured at the actual performance level achieved or, if not determinable, in the manner specified by the Committee. If the awards are subject to Section 409A of the Code and the Change in Control is not a 409A Change in Control, such Awards shall remain payable on the date(s) provided in the underlying Award Agreement and provisions of the Plan.

10.4     Limitation. Notwithstanding the foregoing Sections 10.2 and 10.3, the Committee may condition the extension of exercise periods, lapse of restrictions and/or deemed achievement of Performance Goals upon the occurrence of a 409A Change in Control.

XI.	Effect of the Plan on the Rights of Participants and the Corporation

Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee or Non-Employee Director any right to be granted any Award under the Plan. Nothing in the Plan, in any Award under the Plan or in any Award Agreement shall confer any right to any employee to continue in the employ of the Corporation or any Affiliate or any Non-Employee Director to continue as a Non-Employee Director or interfere in any way with the rights of the Corporation or any Affiliate to terminate the employment of any employee at any time or with the rights of the stockholders of the Corporation or the Board to elect and remove Non-Employee Directors. All grants of Awards and delivery of shares, cash or other property under an Award granted under the Plan shall constitute a special discretionary incentive payment to the Participant and shall not be required to be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Corporation or under any agreement with the Participant unless specifically provided otherwise in the Award or underlying Plan, arrangement or agreement. Subject to the requirements of Section 409A of the Code, the Corporation shall have the right to offset against its obligation to pay or deliver shares pursuant to an Award to any Participant, any outstanding amounts such Participant then owes to the Corporation and any amounts the Committee otherwise deems appropriate pursuant to any tax equalization policy or agreement. Except as otherwise provided in an Award Agreement, neither the Plan nor any Award Agreement shall confer on any person other than the Corporation or a Participant any rights or remedies hereunder.

XII.	Amendment

The right to amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no amendment of the Plan shall be made without stockholder approval (1) if the effect of the amendment is (a) to make any changes in the class of employees eligible to receive incentive stock options under the Plan, (b) to increase the number of shares subject to the Plan or with respect to which incentive stock options may be granted under the Plan or (2) if stockholder approval of the amendment is at the time required by the rules of any stock exchange on which the Common Stock may then be listed. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of an outstanding Award under the Plan, adversely affect the rights of such holder with respect thereto; except that the Board may amend the Plan from time to time without the consent of any Participant to the extent deemed necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Code, including regulations and interpretations thereunder, which amendments may result in a reduction of benefits provided hereunder and/or other unfavorable changes to the Participant. Except as provided in Section 9 of the Plan, repricing of Options, SARs and other purchase rights is prohibited, such that the purchase price of any such award may not be reduced, whether through amendment, cancellation or replacement in exchange for another Option, SAR, other Award or cash payment, unless such action or reduction is approved by the stockholders of the Corporation.

XIII.	Effective Date and Duration of Plan

The Plan was adopted by the Board on February 24, 2023 and was approved by the stockholders of the Corporation on April      2023 (the “Effective Date”). No awards may be granted or awarded under the Prior Plan subsequent to the Effective Date, and no Options or SARs may be granted and no restricted stock, restricted stock units, performance share units, deferred stock units or other stock-based awards may be awarded under the Plan subsequent to the tenth anniversary of the Effective Date. Awards previously granted and outstanding as of the tenth anniversary of the Effective Date shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

124	BNY Mellon ➢	2023 Proxy Statement

ANNEX B LTIP

XIV.	Withholding

To the extent required by applicable Federal, state, local or foreign law, the Participant or his successor shall make arrangements satisfactory to the Corporation, in its discretion, for the satisfaction of any withholding tax obligations that arise in connection with an award. The Corporation shall not be required to issue any shares of Common Stock or make any cash or other payment under the Plan until such obligations are satisfied.

The Corporation is authorized to withhold from any Award granted or any payment due under the Plan, including from a distribution of shares of Common Stock, amounts of withholding taxes due with respect to an Award, its exercise or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Corporation and Participants to satisfy obligations for the payment of such taxes. This authority shall include authority to withhold or receive shares of Common Stock or other property, to make cash payments in respect thereof in satisfaction of such tax obligations, and the ability to withhold amounts not in excess of the statutory maximum rate.

XV.	Miscellaneous

15.1    Governing Law. The validity, interpretation, construction and effect of the Plan and any rules and regulations relating to the Plan shall be governed by the laws of the State of New York (without regard to the conflicts of laws thereof), and applicable Federal law.

15.2    Foreign Plan Requirements. To the extent the Committee deems it necessary, appropriate or desirable to comply with foreign law or practices and to further the purpose of the Plan, the Committee may, without amending the Plan, establish special rules and/or sub-plans applicable to awards granted to Participants who are foreign nationals, are employed outside the United States, or both, and may grant awards to such Participants in accordance with those rules. In the event that the payment amount is calculated in a foreign currency, the payment amount will be converted to U.S. dollars using the prevailing exchange rate published in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely on) on the relevant date.

15.3    Section 409A. The intent of the parties is that payments under the Plan will comply with Section 409A of the Code to the extent subject thereto or an exemption therefrom and, accordingly, to the maximum extent permitted the Plan shall be interpreted and administered to be in compliance therewith. Any payments provided under the Plan that are payable within the short-term deferral period as defined in Section 409A of the Code shall not be treated as deferred compensation unless otherwise required by applicable law. Without limiting the generality of the foregoing, to the extent a Participant would otherwise be entitled to any payment under the Plan, or any plan or arrangement of the Corporation or its affiliates, that constitutes “deferred compensation” subject to Section 409A: (i) references to termination of the Participant’s employment will mean the Participant’s separation from service with the Corporation or one of its Affiliates within the meaning of Section 409A; (ii) any payment to be made with respect to such Award, that if paid or provided during the six months beginning on the date of termination of a Participant’s employment would be subject to the Section 409A additional tax because the Participant is a “specified employee” (within the meaning of Section 409A and as determined by the Corporation) will be paid (or will commence being paid, if applicable) to the Participant on the earlier of the six-month anniversary of the Participant’s date of termination or the Participant’s death; (iii) to the extent an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the regulations promulgated under the Code), the Participant’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment; (iv) if the Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the regulations promulgated under the Code), the Participant’s right to the dividend equivalents shall be treated separately from the right to other amounts under the Award; and (v) to the extent necessary to comply with Section 409A, any other securities, other Awards or other property that the Corporation or one of its Affiliates may deliver in lieu of shares of Common Stock in respect of an Award shall not have the effect of deferring delivery or payment beyond the date on which such delivery or payment would occur with respect to the shares of Common Stock that would otherwise have been deliverable (unless the Committee elects a later date for this purpose in accordance with the requirements of Section 409A).

15.4    No Liability With Respect to Tax Qualification or Adverse Tax Treatment. Notwithstanding any other provision of the Plan, in no event shall the Corporation or any of its Affiliates be liable to a Participant on account of an Award’s failure to (i) qualify for favorable United States or foreign tax treatment or (ii) avoid adverse tax treatment under United States or foreign law, including, without limitation, Section 409A of the Code.

BNY Mellon ➢	2023 Proxy Statement	125

ANNEX B LTIP

15.5	Choice of Forum

(a)    Unless otherwise specified in an Award Agreement, it shall be a condition of each Award that the Corporation and the Participant irrevocably submit to the exclusive jurisdiction of any state or federal court located in New York, New York over any suit, action or proceeding arising out of or relating to or concerning the Plan or the Award. By accepting an Award, the Participant acknowledges that the forum designated by this Section 15.5(a) has a reasonable relation to the Plan, any applicable Award and the Participant’s relationship with the Corporation. Notwithstanding the foregoing, nothing herein shall preclude the Corporation from bringing any suit, action or proceeding in any other court for the purpose of enforcing the provisions of this Section 15.5(a) or otherwise.

(b)    By accepting an Award, (i) the Participant waives, to the fullest extent permitted by applicable law, any objection which the Participant may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 15.5(a), (ii) the Participant undertakes not to commence any action arising out of or relating to or concerning any Award in any forum other than a forum described in this Section 15.5 and (iii) the Participant agrees that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Participant and the Corporation.

(c)    Unless otherwise specified in an Award Agreement, by accepting an Award, the Participant irrevocably appoints each General Counsel of the Corporation as his or her agent for service of process in connection with any suit, action or proceeding arising out of or relating to or concerning the Plan or any Award, who shall promptly advise the Participant of any such service or process.

(d)    Unless otherwise specified in an Award Agreement, by accepting an Award, the Participant agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in this Section 15.5, except that the Participant may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to his legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

126	BNY Mellon ➢	2023 Proxy Statement

The Bank of New York Mellon Corporation
240 Greenwich Street
New York, NY 10286
United States
+1 212 495 1784

BNYMellon.com

BNY MELLON

THE BANK OF NEW YORK MELLON CORPORATION 240 GREENWICH STREET NEW YORK, NY 10286 ATTN: JAMES J. KILLERLANE III

VOTE BY INTERNET

Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 9, 2023 for shares held in a plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 9, 2023 for shares held in a plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
SHAREHOLDER MEETING REGISTRATION To attend and vote at the meeting, go to the “Attend a Meeting” link at www.proxyvote.com.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D96841-P83291-Z83990-Z83989 KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

THE BANK OF NEW YORK MELLON CORPORATION
The Board of Directors recommends a vote FOR all nominees for director, FOR Proxy Items 2, 4, and 5, 1 YEAR for Proxy Item 3, and AGAINST Proxy Item 6.
1. Election of Directors

Nominees:	For	Against	Abstain

1a. Linda Z. Cook	☐	☐	☐				For	Against	Abstain

1b. Joseph J. Echevarria	☐	☐	☐	2.	Advisory resolution to approve the 2022 compensation of our named executive officers.		☐	☐	☐
1c. M. Amy Gilliland	☐	☐	☐			1 Pear	2 Years	3 Years	Abstain
1d. Jeffrey A. Goldstein	☐	☐	☐	3.	Advisory vote recommending the frequency with which we conduct a say-on-pay vote.	☐	☐	☐	☐
1e. K. Guru Gowrappan	☐	☐	☐				For	Against	Abstain
1f. Ralph Izzo	☐	☐	☐	4.	Ratify the appointment of KPMG LLP as our independent auditor for 2023.		☐	☐	☐
1g. Sandra E. "Sandie" O'Connor	☐	☐	☐	5.	Approve the 2023 Long-Term Incentive Plan.		☐	☐	☐
1h. Elizabeth E. Robinson	☐	☐	☐	6.	Stockholder proposal regarding stockholder ratification of certain executive severance payments, if properly presented.		☐	☐	☐
1i. Frederick O. Terrell	☐	☐	☐
1j. Robin Vince	☐	☐	☐
1k. Alfred W. “Al” Zollar	☐	☐	☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and the 2022 Annual Report to Stockholders are available at www.proxyvote.com.

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D96842-P83291-Z83990-Z83989

Proxy — THE BANK OF NEW YORK MELLON CORPORATION (the “Corporation”)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION

The undersigned hereby appoints James J. Killerlane III, Zachary J. Levine and Blair F. Petrillo or any of them, each with full power of substitution, as attorneys and proxies of the undersigned to vote all The Bank of New York Mellon Corporation Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on Wednesday, April 12, 2023, commencing 9:00 a.m. ET, at 240 Greenwich Street, New York, New York 10286 and at any adjournment of such meeting, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting. Where a vote is not specified, the proxies will vote the shares represented by this Proxy FOR the election of all nominees for director, FOR Proxy Items 2, 4, and 5, 1 YEAR for Proxy Item 3, and AGAINST Proxy Item 6, and will vote in their discretion on such other matters that may properly come before the meeting and at any adjournment of such meeting.

Participants in the 401(k), ESOP, Deferred Share Award and/or Deferred Compensation Plans: Your vote will provide voting instructions to the trustee of the plan to vote the proportionate interest as of the record date. If no instructions are given by the vote cut-off date of April 9, 2023 at 11:59 p.m. ET, the trustee will vote, subject to review by the voting fiduciary, unvoted shares in the same proportion as voted shares. Consequently, a failure to sign and return a ballot is not equivalent to voting with respect to any of the propositions on the ballot.

Participants in the UK Stock Accumulation Plan ("SAP"): If voting instructions are properly provided, shares will be voted in accordance with those instructions. If you properly sign and return the attached ballot but fail to provide a specific voting direction for a particular proposition on the ballot, then any shares you hold in the SAP will be voted in accordance with the recommendation of the Board of Directors on such proposition. If you do not properly sign and return the ballot or provide instructions by telephone or Internet, then for shares held in the SAP, no vote will be recorded. Consequently, a failure to provide instructions is not equivalent to voting with respect to any proposition on the ballot.

This proxy is solicited on behalf of the Board of Directors of the Corporation, and may be revoked prior to its exercise. The Board of Directors recommends votes FOR the election of all nominees for director, FOR Proxy Items 2, 4, and 5, 1 YEAR for Proxy Item 3, and AGAINST Proxy Item 6.

(Continued and to be marked, dated and signed, on the reverse side.)